UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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the Securities Exchange Act of 1934

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BIM Homes, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIM Homes, Inc.

40 Wall Street, 28th Floor

New York, NY 10005

(646) 481-9671

NOTICE OF CONSENT SOLICITATION

To Our Stockholders:

You are being asked to consider and provide your written consent with regard to a conversion of BIM Homes, Inc., a Delaware corporation (the “Corporation”) from a Delaware corporation into a Delaware limited partnership named Armada Enterprises, L.P. (“Armada LP”). The conversion would be completed pursuant to Section 266 of the Delaware General Corporation Law (the “DGCL”), and Section 17-217 of the Delaware Limited Partnership Act (the “LPA”).

Pursuant to the DGCL, a Delaware corporation is permitted to convert into a Delaware limited partnership. To complete the conversion, the board of directors of the corporation must adopt a resolution approving the conversion, specifying the type of entity into which the corporation shall be converted, which is a Delaware limited partnership in this case, and recommending the approval of such conversion by the stockholders of the corporation.

On October 28, 2016, the Board of Directors (the “Board”) of the Corporation adopted resolutions approving the conversion of the Corporation from a Delaware corporation into a Delaware limited partnership, adopting a plan of conversion, dated as of October 28, 2016, which sets forth the matters related to the conversion (as attached as Appendix A to this Consent Solicitation, the “Plan of Conversion”) and recommending that the resolutions and the Plan of Conversion be submitted to the stockholders of the Corporation for adoption and approval pursuant to the resolutions of the stockholders as attached as Appendix B to this Consent Solicitation.

Pursuant to the Plan of Conversion, at the effective time of the conversion, each outstanding share of common stock of the Corporation shall be converted into one (1) common unit of Armada LP (each a “Common Unit,”) and the preferred stock of the Corporation, of which none is issued or outstanding, shall be cancelled. In addition, at the effective time of the Conversion, Armada Enterprises GP, LLC (“Armada GP” or the “General Partner”) shall be issued all of the non-transferrable non-economic management interest of the General Partner in Armada LP (the “General Partner Interest”) and shall become the sole general partner of Armada LP. We believe that the General Partner, due to the General Partner owning seventy five percent (75%) of the Corporation’s outstanding common stock, is an affiliate of the Corporation. The transactions contemplated by the Plan of Conversion, including the agreement of limited partnership of Armada LP, are referred to herein collectively as the “Conversion.”

The purpose of this Consent Solicitation Statement is to obtain the adoption of the resolution and the Plan of Conversion by the stockholders of the Corporation, and therefore to approve and adopt the Conversion. Pursuant to the DGCL, the approval of all outstanding shares of stock of the Corporation, whether voting or nonvoting, is required to be obtained before the Conversion is authorized and it can be completed. The Conversion is more fully described in the Consent Solicitation Statement accompanying this notice. The approval of the resolution and the Plan of Conversion relating to the Conversion is required to approve the Conversion.

Our board of directors has fixed July 24, 2017 as the record date for determining stockholders entitled to submit written consents (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to submit their written consents with regard to the above matter. The Consent Solicitation Statement and the accompanying Written Consent were first sent to stockholders on or about July [___], 2017. A complete list of each stockholder entitled to submit its, his or her written consent regarding the above matter will be available for examination by stockholders during ordinary business hours at our executive offices at 40 Wall Street, 28th Floor, New York, NY 10005.

Our board of directors unanimously recommends that you provide your written consent FOR approval of the Conversion. Before casting your vote, please take the time to review carefully this Consent Solicitation, including the section entitled “Risk Factors” beginning on page 11 for a discussion of the risks relating to the Conversion.

By Order of the Board of Directors

/s/ Milan Saha
Milan Saha
Chief Executive Officer

June 30, 2017

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Consent Solicitation or the transactions described herein, has passed upon the merits or fairness of the transactions described herein, or has passed upon the adequacy or accuracy of the disclosure in this Consent Solicitation. Any representation to the contrary is a criminal offense.

This Consent Solicitation is dated June 30, 2017, and is first being mailed to the Corporation’s stockholders on or about July [___], 2017.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

BIM Homes, Inc.

40 Wall Street, 28th Floor

New York, NY 10005

(646) 481-9671

CONSENT SOLICITATION STATEMENT

Important Notice Regarding the Availability of Consent Solicitation Materials

The Consent Solicitation Statement and annual reports to stockholders for the fiscal years ended December 31, 2015 and 2016 are available at www.bimhomesinc.com

GENERAL

This Consent Solicitation Statement is being furnished to the holders of shares of capital stock of BIM Homes, Inc., a Delaware corporation, in connection with the solicitation of written consents from the holders of all outstanding shares of stock of the Corporation, whether voting or nonvoting, to approve the Proposal described in this Consent Solicitation Statement. In this Consent Solicitation Statement, all references to “the Corporation,” “BIM Homes,” “BIM,” “we,” “us” or “our” refer to BIM Homes, Inc. We are mailing this Consent Solicitation Statement to our stockholders of record as of July 24, 2017 (the “Record Date”) on or about July [___], 2017.

The entire cost of furnishing this Consent Solicitation Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Consent Solicitation Statement is furnished to the holders of shares of our stock on the Record Date with regard to the following proposal (the “Proposal”):

●	Approval of the Plan of Conversion pursuant to which the Corporation will convert from a Delaware corporation into a Delaware limited partnership, a copy of which is attached as Annex A to this Consent Solicitation (the “Conversion”) and approval of the resolutions related to the Conversion, as attached as Annex B to this Consent Solicitation.

The approval of the above Proposal is required to approve the Conversion. Therefore, the Conversion will become effective unless all of the Corporations stockholders, whether holding voting or non-voting shares, approve the Proposal. The approval of the Proposal shall constitute the requisite approval of Conversion as required by Delaware law.

Our board of directors has fixed July 24, 2017 as the record date for determining stockholders entitled to submit written consents (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to submit their written consents with regard to the above matter. The Consent Solicitation Statement and the accompanying Written Consent were first sent to stockholders on or about July [___], 2017. As of the Record Date, our authorized securities consist of 20,000,000 shares of Preferred stock, $0.0001 par value, of which no shares are issued or outstanding, and 100,000,000 shares of common stock, $0.0001 par value (the “Common Stock”), of which 2,634,165 shares were issued and outstanding, held by 16 holders of record. Holders of our stock are entitled to one vote per share. We have no non-voting stock issued or outstanding.

On August 9, 2016, our board of directors unanimously adopted resolutions approving the proposed Conversion, and on October 28, 2016 unanimously adopted the Plan of Conversion.

Our board of directors has decided to seek written consent, rather than call a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written consents with respect to the Proposal are being solicited from our stockholders of record on the Record Date pursuant to Section 228 of the Delaware General Corporation Law, as amended (the “DGCL”).

If the Proposal is approved by all of our outstanding shares, we intend to announce the final results of this consent solicitation on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) by us.

Other than as discussed herein, we have made no arrangements and we have no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by us to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized by us. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of our company who will receive no additional compensation therefor.

Members of our management were appointed by Armada GP, which beneficially owns shares of our Common Stock, and Armada GP intends to submit its consents in favor of the Proposal. As a result, we expect that we will receive consents in favor of the Proposal with respect to 2,000,000 shares of Common Stock issued and outstanding, representing 75 of the outstanding shares of stock of the Corporation held, directly and/or beneficially, as of the Record Date by our majority shareholder, Armada GP, which is owned 100% by Salvor Management LLC. Salvor Management LLC is in turn owned by Mr. George Wight.

IMPORTANT—PLEASE READ THIS CAREFULLY

If your shares of stock are registered in your name, please submit your consent to us today by following the instructions on the Written Consent attached hereto as Annex C.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of stock, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposal to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed Written Consent. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the Written Consent.

Execution and delivery of a consent by a record stockholder will be presumed to be a consent with respect to all shares held by such record stockholder unless the consent specifies otherwise.

Only holders of record of shares of our stock as of the close of business on the Record Date will be entitled to consent to the Proposal. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL, IN EFFECT, BE REJECTING THE PROPOSAL. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions about executing or delivering your Written Consent or require assistance, please call Milan Saha, our Chief Executive Officer, at (646) 481-9671.

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following section provides answers to frequently asked questions about the consent solicitation. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire Consent Solicitation Statement, including the proposed Plan of Conversion set forth in Appendix A and the proposed resolutions set forth in Appendix B.

Q: Why am I receiving this Consent Solicitation Statement?

A: You are receiving this Consent Solicitation Statement because you have been identified as a stockholder of our company as of the Record Date, and thus you are entitled to consent to the Proposal described herein. This document serves as a Consent Solicitation Statement used to solicit consents with respect to the Proposal. This document contains important information about the Proposal and the consent solicitation, and you should read it carefully.

Q: What am I being asked to consent to?

A: We are asking you to consent to approval of a proposal to convert the Corporation from a Delaware corporation into a Delaware limited partnership (the “Conversion”).

Please see the sections titled, “Proposal: Approval of Conversion” for additional information regarding the Proposal, Annex A hereto for the Plan of Conversion, and Annex B hereto for the full text of the proposed resolution.

Q: Does our board of directors recommend that stockholders consent to approval of the Proposal?

A: After careful consideration, our board of directors unanimously recommends that stockholders consent to approve the Proposal so that we may complete the Conversion.

Q: If my shares are held in “street name” by my broker, will my broker provide consent for me?

A: Your broker will not be able to consent on your behalf without specific instructions from you. You should instruct your broker to consent to the Proposal with respect to shares held beneficially by you, following the procedure provided by your broker.

Broker non-votes occur when a beneficial owner of shares held by a broker or other nominee does not give instructions as to how to vote on, or provide consent with regard to, matters deemed “non-routine.” If you are the beneficial owner of the shares you are generally entitled to give instructions to the broker or nominee holding the shares. If the beneficial owner does not provide instructions, the broker or nominee can only vote the shares with respect to matters that are considered to be “routine.” Your broker will not be able to consent to the Proposal with respect to your shares without specific instructions from you. In order to consent to the Proposal, you must instruct your broker to consent to the Proposal with respect to your shares by following the procedure provided by your broker.

Q: May I revoke my consent after I have submitted a consent or provided consent instructions?

A: If you are a record stockholder, you have the right to revoke your consent at any time prior to the expiration or prior termination of the consent solicitation. A notice of revocation must specify the record stockholder’s name and the number and class of shares being withdrawn. Revocations may be submitted by the same methods as written consents may be submitted, as set forth on the accompanying Written Consent. If you hold your shares in “street name,” you must follow directions received from your broker to change those instructions.

Q: Who is soliciting my consent?

A: Our board of directors and our management are soliciting your consent.

Q: Who is paying for the consent solicitation?

A: The entire cost of furnishing this Consent Solicitation Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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Q: Who can consent to the Proposal?

A: If you are a record owner of shares of stock as of the close of business on the Record Date (July 24, 2017), you have the right to consent to the Proposal. You also have the right to consent to the Proposal with respect to any shares of which you are the beneficial owner as of the Record Date (July 24, 2017), but which are registered in the name of a bank, broker firm, dealer, trust company or other nominee. As of the Record Date, there were 2,634,165 shares of common stock issued and outstanding, held by 16 holders of record, and no shares of preferred stock issued and outstanding.

Q: When is the deadline for submitting consents?

A: For the Proposal to be approved, properly completed and unrevoked written consents must be delivered to us, in accordance with the instructions set forth on the accompanying Written Consent, within 60 days of the earliest dated written consent is delivered to us. We expect to receive consents dated as early as July 25, 2017. Consequently, we expect that stockholders will need to deliver properly completed and unrevoked written consents to the above Proposal from the holders of all of our outstanding shares as of the Record Date no later than September 25, 2017. Nevertheless, we intend to set August 25, 2017 as the goal for submission of written consents. Effectively, this means that you have until August 25, 2017 to consent to the Proposal. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to terminate this consent solicitation at any time within 60 days of the earliest dated written consent delivered to us. See “Consent Procedures” for additional information regarding such procedures.

Q: How many consents must be granted in favor of the Proposal?

A: In order for the Proposal to become effective, properly completed, unrevoked consents signed by the holders of all of our outstanding shares of stock outstanding as of the close of business on the Record Date must be received by us within 60 days of the earliest dated written consent delivered to us.

Holders of our common stock are entitled to one vote per share.

IF YOU TAKE NO ACTION, YOU WILL, IN EFFECT, BE REJECTING THE PROPOSAL. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

Q: What do I need to do now?

A: You are urged to read this Consent Solicitation Statement carefully, including the proposed resolution as set forth in Appendix A hereto, and to consider the Proposal. If your shares are registered directly in your name, you may complete, date and sign the Written Consent and return it in the enclosed postage-paid envelope. If your shares are held in street name by your broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares following instructions that are provided to you.

Q: What happens if I do not return a Written Consent or otherwise provide consent instructions?

A: The failure to return your Written Consent or otherwise provide consent instructions will have the same effect as rejecting the Proposal.

If we do not receive approval from all out outstanding shares, the Conversion will not be able to be completed.

If your shares are held in street name, your bank, broker firm, dealer, trust company or other nominee cannot consent with respect to your shares unless you provide specific instructions. If you hold your shares in street name, please follow your bank’s, broker firm’s, dealer’s, trust company’s or other nominee’s instructions on the Written Consent.

Q: Who can provide me with additional information and help answer my questions?

A: If you have questions about the Proposal and the proposed amendment to our Articles, including the procedure for submitting your consent, you should contact Milan Saha, our Chief Executive Officer, at (646) 481-9671.

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SUMMARY

The following is a summary that highlights information contained in this Consent Solicitation. This summary may not contain all of the information that is important to you. For a more complete description of the Conversion and the related transactions, we encourage you to read carefully this entire Consent Solicitation, including the attached Appendices and the Risk Factors beginning on page 11.

The Corporation

BIM Homes, Inc. (the “Corporation”) was organized under the laws of the State of Delaware on March 6, 2014 as part of the implementation of the Chapter 11 plan of reorganization of Pacific Shores Development, Inc. (“PSD”).

PSD was incorporated in the State of California in 2002 and was formed to acquire, hold and develop real estate. Its operations included acquiring and managing rental properties, acquiring and remodeling or rehabilitating properties for resale, and acquiring apartment buildings and converting the units to condominiums. In 2005 PSD established BIM Homes LLC as a wholly owned subsidiary to develop low cost single family homes on in-fill lot sites. The real estate crash and the recession of 2008 made it impossible for PSD and for BIM Homes LLC to obtain the financing needed to carry on its projects. PSD filed for Chapter 11 Bankruptcy protection in 2010 in the U.S. Bankruptcy Court for the Southern District of California. PSD’s plan of reorganization was confirmed by the Court on August 19, 2011 (the “Plan of Reorganization”).

The Plan of Reorganization provided, among other things, for the incorporation of BIM Homes, Inc., and required the Corporation to issue 580,000 shares of its common stock and distribute these to PSD’s general unsecured creditors and to its administrative creditors. The shares were distributed pursuant to Section 1145 of the U.S. Bankruptcy Code. As stated in the court-ordered Plan of Reorganization, these shares were issued “to enhance the distribution to creditors” and enhance their opportunity to recover the losses they sustained in the PSD bankruptcy. The Disclosure Statement describing the Plan of Reorganization also stated that efforts should be made to have shares of the subsidiary publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the Creditors.

The Disclosure Statement describing the Plan of Reorganization provided for BIM Homes, Inc. to carry forward the business of BIM Homes, LLC, the planning and permitting for development of homes on in-fill lots. The Disclosure Statement also provided that the Corporation should be incorporated in order to facilitate the distribution of shares in the Corporation to the former creditors of PSD. The Disclosure Statement also stated that it was possible that management would pursue business opportunities in other areas or in other industries.

The Corporation has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

The Conversion

Our Board of Directors (the “Board”) has approved a plan to convert the company from a corporation formed under the laws of the State of Delaware to a limited partnership formed under the laws of the State of Delaware, to be named Armada Enterprises LP (“Armada LP”). The Plan of Conversion is attached as Annex A to this Consent Solicitation and is incorporated by reference herein. We encourage you to read the Plan of Conversion in its entirety because it is the legal document that governs the Conversion.

Risk Factors

There are risks associated with the Conversion and the limited partner interests that you would receive in connection with the Conversion, including the following:

●	The general partner of Armada LP and its affiliates will have conflicts of interest with us and limited duties to the Armada LP limited partners, and they may favor their own interests to the detriment of us and the other limited partners.

●	The Armada LP partnership agreement will restrict the remedies available to holders of Common Units for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty.

●	Holders of Common Units will have limited voting rights and will not be entitled to elect the general partner or its directors.

●	In certain circumstances, holders of the Corporation’s common stock may recognize some income or gain for U.S. federal income tax purposes as a result of the Conversion.

●	The tax treatment of Armada LP will depend on Armada LP’s status as a partnership for U.S. federal income tax purposes, as well as it not being subject to a material amount of entity level taxation by individual states.

●	The stockholders of Armada LP will have Armada LP’s income taxable to them for U.S. federal income tax purposes even if they do not receive any cash distributions from Armada LP.

Please read “Risk Factors” beginning on page 11.

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Recommendation of the Board of Directors

Our Board of Directors (1) has determined that the Plan of Conversion and the transactions contemplated by the Plan of Conversion, including the agreement of limited partnership of Armada LP (the “LP Agreement”) and the conversion of Common Stock of the Corporation into Common Units of Armada LP in connection with the Conversion, having Armada GP, the Corporation’s largest shareholder, become the General Partner of Armada LP Armada LP are advisable and in the best interests of the Corporation and its shareholders and will not adversely affect the shareholders in any material respect, (2) has approved the Plan of Conversion, and (3) recommends that the shareholders of the Corporation approve the Plan of Conversion and the Conversion.

It is expected that, following the Conversion, Armada GP will receive incentive distribution rights (as further described under “Incentive Distribution Rights” on page 30, the “Incentive Distribution Rights”) and subordinated LP units in return for contributing to Armada LP 100% of the limited liability company interests that Armada GP owns in certain operating companies, namely Elite Media Holdings, LLC; Wighthall Hotels & Resorts, LLC; Wight International Construction, LLC; Diamond Star Aerospace, LLC and Armada Marine Holdings, LLC (collectively, the “Operating Companies”). The foregoing contribution will not be completed until after the Conversion, and the Conversion is not conditioned on the foregoing contribution occurring, and there is no assurance that the forgoing contribution will occur.

In addition, upon the closing of the contribution of the Operating Companies, the other members of the Operating Companies will receive 210 million LP Units, of which 168 million will be Subordinated Units and 42 million of which will become Common Units when Armada LP closes the committed financing of at least $750 million assigned to it by Armada GP. The terms, rights and preferences of Common Units and Subordinated Units are defined in the LP Agreement, and a description of the Common Units is set forth herein under DESCRIPTION OF THE COMMON UNITS beginning on page 41.

The Operating Companies and the proposed issuances are as follows:

		Proposed Issuances (1)
Operating Companies	Market Segment	Subordinated Units	Common Units

Elite Media Holdings, LLC	Media	50,260,000	12,565,000
Wighthall Hotels & Resorts, LLC	Real Estate	107,640,000	26,910,000
Wight International Construction, LLC	Real Estate	6,800,000	1,700,000
Diamond Star Aerospace, LLC	Aviation	1,020,000	255,000
Armada Marine Holdings, LLC	Maritime	2,280,000	570,000
Total		168,000,000	42,000,000

(1)	Issuances are subject to binding letters of intent (LOIs)

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In addition, in the event that Armada LP issues any additional partnership interests (other than for the contribution of the Operating Companies or to the General Partner or the Incentive Distribution Rights), Armada LP will issue to Armada GP, as the General Partner, subordinated units of partnership interest equal to 1% of the newly issued partnership interests.

In addition, as an incentive to the Armada GP to maximize profits for Armada LP, Armada GP shall be allocated 20% of Armada LP’s profits, which may be paid in cash or Common Units of Armada LP at Armada GP’s discretion.

Our Board of Directors recommends that you vote FOR the approval of the Plan of Conversion and the Conversion.

Stockholders Entitled to Vote; Vote Required for Approval

Record date: Stockholders can vote if they owned any shares of stock of the Corporation at the close of business on July 24, 2017 which is referred to as the “Record Date.” As of the Record Date, our authorized securities consist of 20,000,000 shares of Preferred stock, $0.0001 par value, of which no shares are issued or outstanding, and 100,000,000 shares of common stock, $0.0001 par value (the “Common Stock”), of which 2,634,165 shares were issued and outstanding, held by 16 holders of record. A stockholder may cast one vote for each share of owned on the Record Date.

Votes required: With respect to the Proposal regarding approval of the Plan of Conversion and the Conversion, the affirmative vote of the holders of all of our outstanding shares is required. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Proposal.

Your vote is very important. You are encouraged to vote as soon as possible. Our Board of Directors recommends that you vote FOR the Plan of Conversion and Conversion.

Ownership of the Corporation

If the Conversion had occurred on the Record Date, the current majority shareholder of the Corporation would own approximately 75% of the outstanding Common Units of Armada LP, and the remaining holders of Common Stock of the Corporation would own approximately 25% of the outstanding Common Units of Armada LP. In addition, Armada GP, the Corporation’s largest shareholder, would own a non-economic general partner interest in Armada LP, as well as its limited partnership holdings of Common Units received in the Conversion.

Appraisal Rights in the Conversion

Pursuant to the Delaware General Corporation Law (the “DGCL”) shareholders of the Corporation are not entitled to appraisal rights in connection with the Conversion.

Conditions to the Completion of the Conversion

A number of conditions must be satisfied or waived, where legally permissible, before the proposed Conversion can become effective. These include, among others:

●	obtaining approval of our stockholders;

●	our Board of Directors not having revoked their recommendation that the stockholders vote in favor of the Conversion;

●	our having received all other required regulatory approvals, other than approvals the absence of which would not have a material adverse effect on us; and

●	the absence of any statute, order or injunction prohibiting the Conversion.

We cannot assure you when or if all or any of the conditions to the Conversion will be satisfied or whether the Conversion will occur as intended.

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Tax Consequences of the Conversion

The U.S. federal income tax consequences of the Conversion to a common stockholder of the Corporation will depend, in part, on such common stockholder’s own personal tax situation. Additionally, the federal income tax consequences will depend significantly upon the classification of Armada LP as partnership versus and corporation, which determination, in turn, depends significantly upon the Corporation’s projection of the nature of classification of the initial gross revenues as qualifying income for federal income tax purposes. The tax discussions contained herein focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their Common Stock as capital assets, and these discussions have only limited application to other stockholders, including those subject to special tax treatment. The Corporation’s common stockholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the Conversion that will be applicable to them.

In connection with the Conversion, the Corporation expects that a holder of Common Stock will not recognize gain as a result of the Conversion except to the extent any net reduction in such common stockholder’s share of liabilities for purposes of Section 752 of the Code exceeds such common stockholder’s adjusted tax basis in its Common Stock immediately prior to the closing of the Conversion. Furthermore, the Corporation expects that the holder of Common Stock will not recognize gain as a result of the Conversion based upon its position that the Corporation and its assets will have no value for tax purposes as of the date of Conversion. Such expectation of non-taxability upon the completion of the Conversion are qualified in their entirety by the detailed disclosure of the tax positions adopted, and assumptions made, by the Corporation in connection with the Conversion as documented at “Material U.S. Federal Income Tax Consequences of the Conversion” beginning on page 67 of this document. Holders of the Corporation’s Common Stock are encouraged to review the discussion of such tax dynamics of the U.S. federal income tax consequences of the Conversion.

Payment of Distributions

Armada LP intends to make a minimum quarterly distribution of at least $0.1250 per Common Unit ($0.50 per Common Unit on an annualized basis). The quarterly distributions are subject to adjustment and modification as set forth in the LP Agreement. Please see Risk Factors beginning on page 11 for a discussion of the risks involved in our being able to make distributions.

Comparison of Rights of Common Unitholders and Common Stockholders

In connection with the effectiveness of the Conversion, our Common Stock will automatically convert into Common Units of Armada LP, representing limited partner interests in Armada LP. The rights of holders of our Common Stock differ from the rights of holders of limited partner interests under the LP Agreement, as more fully described under the section entitled “Comparison of Rights of Armada LP Common Unitholders and BIM Homes, Inc. Common Stockholders,” beginning on page 54. (Holders of Common Units are referred to herein as “Common Unitholders” and holders of any unit of interest in Armada LP are referred to generally as “Unitholders.”)

Executive Offices

The principal executive office of the Corporation is 40 Wall Street, 28th Floor, New York, NY 10005. The telephone number is (646) 481-9671, and the website address is www.bimhomesinc.com. Information on our website is provided for informational purposes only and is not incorporated by reference into this Consent Solicitation.

SPECIAL FACTORS

The following is a description of the material aspects of the Conversion. While the Corporation believes that the following description covers the material aspects of the Conversion, this description may not contain all of the information that is important to stockholders. The Corporation encourages its stockholders to carefully read this entire Consent Solicitation, including the Plan of Conversion and the form of Armada LP partnership agreement attached as Annex A and Annex D, respectively, to this Consent Solicitation and incorporated herein by reference, along with the other information contained or incorporated by reference into this Consent Solicitation, for a more complete understanding of the Conversion.

General Description and Effects of the Conversion

Our Board of Directors has approved the Plan of Conversion providing for the Conversion of the Corporation from a corporation formed under the laws of the State of Delaware into Armada LP, a limited partnership formed under the laws of the State of Delaware. Upon completion of the Conversion, all of the rights, privileges and obligations of the Corporation prior to the Conversion will be held by Armada LP after the Conversion.

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The Plan of Conversion provides that each outstanding share of Common Stock of the Corporation will be converted into one Common Unit of Armada LP and the preferred stock of the Corporation, of which none is issued or outstanding, shall be cancelled. In addition, a non-economic general partner interest in Armada LP will be issued to Armada GP, in addition to the Common Units it shall receive as a stockholder of the Corporation.

At the effective time of the Conversion, the certificate of incorporation and bylaws of the Corporation will be terminated, and a new certificate of formation and partnership agreement of Armada LP will be in effect. For a description of the terms of the partnership agreement, and the rights of the stockholders of Armada LP thereunder, see “The Partnership Agreement” and the form of partnership agreement of Armada LP attached as Annex D to this Consent Solicitation.

Background of the Conversion

Armada GP acquired control of the Corporation for the purpose of converting it to a limited partnership and contributing the Operating Companies to it after such conversion. Our Board of Directors and management regularly evaluate strategies to improve returns on capital and generation of distributable cash flow in an effort to increase stockholder value. On August 9, 2016, our Board of Directors and our management began discussions about effecting conversion of the Corporation into a limited partnership. Our Board of Directors directed management to prepare the documentation needed for its review in connection with the Conversion.

On October 28, 2016, the Board of Directors held a special meeting in person, which meeting included its legal advisor, Legal & Compliance, LLC, and the Board of Directors unanimously approved the Plan of Conversion in the form attached to this Consent Solicitation as Annex A, including the form of partnership agreement attached to this Consent Solicitation as Annex D, and recommended the Plan of Conversion for approval by our stockholders.

Our Board of Directors has not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the Plan of Conversion or preparing a report on the fairness of the Conversion, nor has the Corporation or any of our Directors or officers received any report, opinion or appraisal from a third party related to the Conversion. None of the Corporation or any of our Directors or officers have made any special provision in connection with the Conversion to grant unaffiliated stockholders access to their respective files or obtained counsel or appraisal services at our or their expense.

As of the Record Date, our directors and executive officers and their affiliates owned no shares of Common Stock, however, our director and officer is general counsel to Armada GP, which owns 2,000,000 shares of our Common Stock, constituting 75% of the votes needed to approve the Plan of Conversion. We believe that Armada GP will vote in favor of the Plan of Conversion for the reasons stated in the next section below. Armada GP is owned 100% by Salvor Management LLC, which is owned by Mr. George Wight.

Recommendation of Our Board of Directors and Its Reasons for the Conversion

After careful consideration, at a special meeting held on October 28, 2016 our Board of Directors unanimously determined that the Plan of Conversion and the other transactions contemplated by the Plan of Conversion were advisable and in the best interests of the Corporation and its stockholders and will not adversely affect the stockholders (or any class of stockholders) in any material respect, approved the Plan of Conversion and the transactions contemplated thereby and directed that the Plan of Conversion be submitted for approval by our stockholders. Our Board of Directors considered both the substantive and procedural fairness of the Conversion and believe that the Conversion is fair to our unaffiliated stockholders. Accordingly, our Board of Directors recommends that our stockholders vote FOR approval of the Plan of Conversion and the Conversion.

In reaching its determination to approve and recommend the Plan of Conversion for approval by our stockholders, the Board of Directors consulted with management as well as our legal counsel. In view of the wide variety of factors considered in connection with the Conversion, our Board of Directors did not consider it practicable to assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of our Board of Directors may have given different weight to different factors. Our Board of Directors considered this information and these factors as a whole and, overall, considered the relevant information and factors to be favorable to, and in support of, its recommendation.

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Our Board of Directors considered the following factors as generally supporting its decision to recommend that our stockholders approve the Plan of Conversion:

●	with the one-to-one conversion of all common stock of the Corporation into Common Units immediately after the Conversion, the economic consequences to our common stockholders are the same under a limited partnership structure as they are under our corporation structure;

●	the limited partnership structure is the more traditional organizational structure for master limited partnerships and a business such as ours, which certain investor groups may more favorably view as an investment alternative;

●	with potentially lower general and administrative costs as a result of the Conversion and the enhanced alignment with a sponsor that has, or has affiliates with, assets to contribute to Armada LP, Armada LP may have more available cash for distribution to stockholders; and

●	the Conversion is not generally expected to be taxable for U.S. federal income tax purposes to holders of the Corporation’s common stock, although certain of its operations will be completed in a taxable subsidiary of Armada LP, in order to maintain the pass-through characteristics of Armada LP overall.

Risks and Challenges of the Conversion

The Board of Directors also considered the following potential risks related to the Conversion, but concluded that the anticipated benefits from the Conversion were likely to outweigh these risks:

●	unlike the members of our Board of Directors, who are elected by our stockholders, the Unitholders of Armada LP will not elect members to the management of Armada GP, which will be the general partner of Armada LP;

●	we will incur substantial transaction costs associated with the Conversion, even if the Conversion does not occur;

●	the market’s reaction to the Conversion could cause the price of our common stock or the Common Units of Armada LP to decline; and

●	other matters described under “Risk Factors,” beginning on page 11.

Although the preceding list of factors considered is not intended to be exhaustive, in the judgment of our Board of Directors, the potential benefits of the Conversion outweigh the risks and the potential disadvantages. In view of the variety of factors considered in connection with its evaluation of the proposed Conversion and the terms of the Plan of Conversion, our Board of Directors did not quantify or assign relative weight to the factors considered in reaching its conclusion. Rather, our Board of Directors views its recommendation as being based on the totality of the information presented to and considered by it. In addition, individual directors may have given different weight to different factors.

It should be noted that this explanation of the reasoning of our Board of Directors and all other information presented in this section is forward-looking in nature and therefore should be read in light of the factors discussed under the heading “Note Regarding Forward-Looking Statements,” beginning on page 21.

Benefits and Detriments

The following table summarizes the benefits and detriments of the Conversion, as described above and elsewhere in this Consent Solicitation, to each of the Corporation, affiliates of the Corporation who will own Armada GP, which will be the general partner of Armada LP, and our unaffiliated stockholders:

Stakeholder	Benefits	Detriments
Corporation	● More traditional capital structure ● expands investor base ● Aligns SOG’s interests with the Corporation ● Potentially lower general and administrative costs	● Incurrence of substantial transaction costs ● Potentially adverse market reaction
Affiliates/Armada GP	● Materially the same economic consequences as existing structure ● Control election of Armada GP management ● Increases likelihood of distributions ● No taxation consequences anticipated	● Enhances potential liability as owner of the general partner of Armada LP
Unaffiliated stockholders	● Same economic consequences as existing structure ● Increases likelihood of distributions ● Potential enhancement of Common Unit liquidity ● No taxation consequences anticipated	● Eliminates election of directors by stockholders ● Different corporate/limited partnership rights

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RISK FACTORS

Before deciding how to vote, you should carefully consider the risks described below, in addition to the risks and uncertainties and all other information contained or incorporated by reference in this Consent Solicitation, including the matters addressed under “Note Regarding Forward-Looking Statements,” on page 21, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well any other risks discussed in our Quarterly Reports on Form 10-Q filed with the SEC subsequent to such Annual Report, all of which are incorporated by reference into this Consent Solicitation. You should also consider the other information in this Consent Solicitation and the other documents incorporated by reference into this Consent Solicitation. See “Where You Can Find More Information; Incorporation by Reference,” on page 85.

As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units refer to the units of Armada LP to be issued and outstanding upon consummation of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

Risks Relating to the Conversion

The date that the Corporation’s stockholders will receive Common Units is uncertain.

The completion of the Conversion is subject to certain approvals and the satisfaction or waiver of certain other conditions. While it is currently anticipated that the Conversion will become effective promptly following our receipt of stockholder approval, the effective time might be later than expected due to delays in satisfying such conditions. Accordingly, we cannot provide you with a definitive date on which you will receive the Common Units.

Any delay in completing the Conversion may reduce the benefits expected to be obtained from the Conversion.

The Conversion is subject to a number of conditions that are beyond the control of the Corporation and that may prevent, delay, or otherwise materially adversely affect its completion. See “Proposal: Approval of the Plan of Conversion—Conditions to the Conversion.” We cannot predict whether or when the conditions to closing will be satisfied. Any delay in completing the Conversion may reduce the benefits that we expect to achieve in the Conversion.

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The Conversion may not be completed on a timely basis or at all. Failure to complete the Conversion could negatively impact the Corporation’s Common Stock price and the Corporation’s future business and financial results.

We cannot assure you that the Plan of Conversion will be approved by our stockholders or that the other conditions to the consummation of the Conversion will be satisfied. If the Conversion is not completed, the Corporation will not receive any of the expected benefits of the Conversion and will be subject to risks and liabilities, including the following:

●	Failure to complete the Conversion might be followed by a decline in the market price of the Corporation’s common stock;

●	certain costs relating to the Conversion (such as legal and accounting fees) will be payable by us regardless of whether the Conversion is completed; and

●	the proposed Conversion may disrupt the Corporation’s business and distract its management and employees from day-to-day operations, because work related to the Conversion requires substantial time and resources, which could otherwise have been devoted to other business opportunities for the benefit of the Corporation.

The rights of the Corporation’s stockholders who become Armada LP Unitholders upon the effective time of the Conversion will be governed by Armada LP’s agreement of limited partnership.

The Corporation’s stockholders who receive Common Units in the Conversion will become subject to the Delaware LP Act, and they will be governed by Armada LP’s certificate of limited partnership and agreement of limited partnership (the “LP Agreement”), rather than the Corporation’s certificate of incorporation and bylaws. As a result, there will be material differences between the current rights of the Corporation’s stockholders, as compared to the rights they will have as Common Unitholders. For more information, see “Comparison of Rights of Armada LP Common Unitholders and BIM Homes, Inc. Common Stockholders,” beginning on page 54.

The Corporation’s common stockholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the Conversion.

The Conversion will be treated as (i) a transfer by the Corporation of its assets to Armada LP in exchange for Armada LP’s assumption of the liabilities of the Corporation and the receipt by the Corporation of the Common Units of Armada LP, followed by (ii) a distribution of the Common Units to the shareholders of the Corporation in complete liquidation of the Corporation within the meaning of Section 331 of the Code.

Additionally, the property deemed distributed by the Corporation. (i.e. the Armada LP Common Units) to each of its shareholders in the noted deemed complete liquidation would be treated as full payment in exchange for their shares of the Corporation’s common stock within the meaning of Section 331(a). Gain or loss would be recognizable by each of the Corporation’s shareholders only to the extent of the difference between (i) the fair market value of the Armada LP Common Units received by each said shareholder or its shares of the Corporation’s common stock (whichever would be more clearly determinable), and (ii) each said person’s adjusted tax basis in the Corporation’s common stock. Accordingly, the Corporation’s position that the fair market value of the Armada LP Common Units is zero ($0) and that either the shareholders have a zero tax basis in the Corporation’s common stock, or that their adjusted basis in said stock equals or exceeds the stock’s fair market value, militates toward its conclusion that no gain or loss would be recognized by any of the Corporation’s shareholders upon their receipt of the Armada LP Common Units Since, as noted, there has been no independent valuation of the Corporation or its assets (the Corporation’s position being that the unaudited GAAP balance sheet’s zero ($0) balances as of the Conversion Date approximately equal their fair market value), or of the Armada LP Common Units as of the date of the Conversion, such position is subject to a possible challenge by the IRS which could potentially ascribe some value to the Corporation, its assets or the Armada LP Common Units. In such a case, if such value exceeded the shareholders’ bases in the Corporation’s common stock, a gain would be recognizable by the shareholders to the extent that such value attributed by the IRS to such stock exceeded the shareholders’ adjusted tax bases therein. The Corporation’s position is that whatever value might potentially be found to be attributable to the Corporation, its assets, and/or the Armada LP Common Units, by operation of tax law, it would arguably be also attributed to the bases of the shareholders in their common stock of the Corporation. Our shareholders are encouraged to consult with their independent tax advisors regarding their tax bases in their common stock of the Corporation.

The contribution of the Operating Companies may not be completed.

It is currently anticipated that Armada GP will receive the Incentive Distribution Rights and the subordinated LP units in return for contributing to Armada LP 100% of the limited liability company interests that Armada GP owns in the Operating Companies, however, the completion of the Conversion is not contingent on the contribution of the Operating Companies occurring, and thus there is no assurance that the contribution will occur. If the contribution of the Operating Companies does not occur, while the remaining limited partners of Armada LP would have a greater overall interest in Armada LP, Armada LP will have materially fewer operations.

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Risks Inherent in an Investment in Common Units

Our General Partner and its affiliates will have conflicts of interest with us. They will not owe any fiduciary duties to us or our common Unitholders, but instead will owe us and our common Unitholders limited contractual duties, and they may favor their own interests to the detriment of us and our other common Unitholders.

After the Conversion, Salvor Management, LLC, a Wyoming limited liability company (“Salvor Management”) will own and control Armada GP, our General Partner, and will appoint all of the managers of our General Partner. Although our General Partner has a duty to manage us in a manner that is not adverse to us and our Unitholders, the management of our General Partner will have a fiduciary duty to manage our General Partner in a manner that is beneficial to its members. Conflicts of interest will arise between Salvor Management, including our General Partner, on the one hand, and us and our Unitholders, on the other hand. In resolving these conflicts of interest, our General Partner may favor its own interests and the interests of Salvor Management and its affiliates over our interests and the interests of our Unitholders. These conflicts include the following situations, among others:

●	Neither our partnership agreement nor any other agreement will require Salvor Management and its affiliates to pursue a business strategy that favors us or utilizes our assets. The management and ownership of Salvor Management and its affiliates have a fiduciary duty to make these decisions in the best interests of the members of Salvor Management and its affiliates, which may be contrary to our interests. Salvor Management and its affiliates may choose to shift the focus of its investment and growth to areas not served by our assets.

●	Our General Partner is allowed to take into account the interests of parties other than us, such as Salvor Management and its affiliates, in resolving conflicts of interest.

●	Salvor Management and its affiliates may be constrained by the terms of their respective debt instruments from taking actions, or refraining from taking actions, that may be in our best interests.

●	Our partnership agreement will replace the fiduciary duties that would otherwise be owed by our General Partner with contractual standards governing its duties, limit our General Partner’s liabilities and restrict the remedies available to our Unitholders for actions that, without such limitations, might constitute breaches of fiduciary duty.

●	Except in limited circumstances, our General Partner will have the power and authority to conduct our business without Unitholder approval.

●	Disputes may arise under our commercial agreements with Salvor Management and its affiliates.

●	Our General Partner will determine the amount and timing of asset purchases and sales, borrowings, issuances of additional partnership units and the creation, reduction or increase of cash reserves, each of which can affect the amount of cash available for distribution to our Unitholders.

●	Our General Partner will determine the amount and timing of any capital expenditures and whether a capital expenditure is classified as a maintenance capital expenditure, which will reduce operating surplus, or an expansion or investment capital expenditure, which will not reduce operating surplus. This determination can affect the amount of cash that is distributed to our stockholders.

●	Our General Partner will determine which costs incurred by it are reimbursable by us, the amount of which is not limited by the LP Agreement.

●	Our General Partner may cause us to borrow funds in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make incentive distributions.

●	Our General Partner intends to limit its liability regarding our contractual and other obligations.

●	Our General Partner and its controlled affiliates may exercise their right to call and purchase all of the Common Units not owned by them if they own more than 80% of the total limited partnership interests of any class then outstanding.

●	Our General Partner will control the enforcement of the obligations that it and its affiliates owe to us.

●	Our General Partner will decide whether to retain separate counsel, accountants or others to perform services for us.

Please read “Conflicts of Interest and Fiduciary Duties.”

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Salvor Management may not allocate corporate opportunities to us.

Pursuant to the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to our General Partner or any of its affiliates, including Salvor Management and its executive officers and directors. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us will not have any duty to communicate or offer such opportunity to us. Any such person or entity will not be liable to us or to any limited partner for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us. This may create actual and potential conflicts of interest between us and affiliates of our General Partner and result in less than favorable treatment of us and our common Unitholders. Please read “Conflicts of Interest and Fiduciary Duties.”

Our partnership agreement permits our General Partner to redeem any partnership interests held by a limited partner who is an ineligible holder.

If our General Partner, with the advice of counsel, determines that a limited partner is an “Ineligible Holder”, as defined below and in the LP Agreement, our General Partner may redeem the units held by the limited partner at their current market price. An Ineligible Holder” is any limited partner other than (i) one whose nationality, citizenship or other related status the General Partner determines does not or would not create under any federal, state or local law or regulation to which a Limited Partner is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization or (ii) subject to United States federal income taxation on the income generated by Armada LP (other than an entity not subject to United States federal income taxation on the income generated by Armada LP if all of the entity’s beneficial owners are subject to such taxation).

In order to avoid any material adverse effect on rates charged or cancellation or forfeiture of property, our General Partner may require each limited partner to furnish information about his U.S. federal income tax status or nationality, citizenship or related status. If a limited partner fails to furnish information about his U.S. federal income tax status or nationality, citizenship or other related status after a request for the information or our General Partner determines after receipt of the information that the limited partner is not an eligible holder, our General Partner may elect to treat the limited partner as an Ineligible Holder. Please read “The Partnership Agreement—Ineligible Holders; Redemption” on page 51.

There is no existing market for the Common Units, and a trading market that will provide you with adequate liquidity may not develop. Following the Conversion, the market price of our Common Units may fluctuate significantly, and you could lose all or part of your investment.

There is currently no public market for the Common Units. We do not know the extent to which investor interest will result in the continuation of a trading market or how liquid that market might be. You may not be able to resell your Common Units at or above the price per share of Common Stock of the Corporation on the Conversion date. In addition, the lack of liquidity may result in wide bid-ask spreads, contribute to significant fluctuations in the market price of the Common Units and limit the number of investors who are able to buy the Common Units.

The market price of our Common Units may be influenced by many factors, some of which are beyond our control, including:

●	the level of our quarterly distributions;

●	our quarterly or annual earnings or those of other companies in our industry;

●	announcements by us or our competitors of significant contracts or acquisitions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	general economic conditions, including interest rates and governmental policies impacting interest rates;

●	failure of securities analysts to cover our Common Units or changes in financial estimates by analysts;

●	future sales of our Common Units; and

●	other factors described in this Consent Solicitation and the documents incorporated herein.

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Our partnership agreement will replace our General Partner’s fiduciary duties to holders of our Common Units with contractual standards governing its duties.

Our partnership agreement will contain provisions that eliminate the fiduciary standards to which our General Partner would otherwise be held by state fiduciary duty law and replace those duties with several different contractual standards. For example, our partnership agreement will permit our General Partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our General Partner, free of any duties to us and our Unitholders other than the implied contractual covenant of good faith and fair dealing, which means that a court will fill gaps under the partnership agreement to enforce the reasonable expectations of the partners, but only where the language in the partnership agreement does not provide for a clear course of action. This provision entitles our General Partner to consider only the interests and factors that it desires and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our limited partners. Examples of decisions that our General Partner may make in its individual capacity include:

●	how to allocate business opportunities among us and its other affiliates;

●	whether to seek approval of the resolution of a conflict of interest by the conflicts committee of the board of directors of our General Partner; and

●	whether or not to consent to any merger or consolidation of the partnership or amendment to the partnership agreement.

At the time the Conversion becomes effective, our Unitholders will be deemed to have agreed to become bound by the provisions in the partnership agreement, including the provisions discussed above. Please read “Conflicts of Interest and Fiduciary Duties—Fiduciary Duties.”

Our partnership agreement will restrict the remedies available to holders of our Common Units for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty.

The effect of eliminating fiduciary standards in our partnership agreement is that the remedies available to Unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law will be significantly restricted. For example, our partnership agreement will provide that:

●	whenever our General Partner, the board of directors of our General Partner or any committee thereof (including the conflicts committee) makes a determination or takes, or declines to take, any other action in their respective capacities, our General Partner, the board of directors of our General Partner and any committee thereof (including the conflicts committee), as applicable, is required to make such determination, or take or decline to take such other action, in good faith, and under our partnership agreement, a determination, other action or failure to act by our General Partner and any committee thereof (including the conflicts committee) will be deemed to be in good faith unless the general partner, the board of directors of the general partner or any committee thereof (including the conflicts committee) believed that such determination, other action or failure to act was adverse to the interests of the partnership or, with regard to certain determinations by the board of directors of our General Partner relating to the conflict transactions described below, the board of directors of our General Partner did not believe that the specified standards were met, and, except as specifically provided by our partnership agreement, neither our General Partner, the board of directors of our General Partner nor any committee thereof (including the conflicts committee) will be subject to any other or different standard imposed by our partnership agreement, Delaware law, or any other law, rule or regulation, or at equity;

●	our General Partner will not have any liability to us or our Unitholders for decisions made in its capacity as a general partner so long as such decisions are made in good faith;

●	our General Partner and its officers and directors will not be liable for monetary damages to us or our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our General Partner or its officers and directors, as the case may be, acted in bad faith or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

●	our General Partner will not be in breach of its obligations under the partnership agreement (including any duties to us or our Unitholders) if a transaction with an affiliate or the resolution of a conflict of interest is:

●	approved by the conflicts committee of the board of directors of our General Partner, although our General Partner is not obligated to seek such approval;

●	approved by the vote of a majority of the outstanding common stock, excluding any common stock owned by our General Partner and its affiliates;

●	determined by the board of directors of our General Partner to be on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

●	determined by the board of directors of our General Partner to be fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

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In connection with a situation involving a transaction with an affiliate or a conflict of interest, any determination by our General Partner or the conflicts committee must be made in good faith. If an affiliate transaction or the resolution of a conflict of interest is not approved by our common Unitholders or the conflicts committee and the board of directors of our General Partner determine that the resolution or course of action taken with respect to the affiliate transaction or conflict of interest satisfies either of the standards set forth in the third and fourth sub-bullets above, then it will be presumed that, in making its decision, the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Furthermore, if any limited partner, our General Partner or any person holding any beneficial interest in us brings any claims, suits, actions or proceedings described in “The Partnership Agreement—Applicable Law; Forum, Venue and Jurisdiction” (including, but not limited to, those asserting a claim of breach of a fiduciary duty) and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such limited partner, our General Partner or person holding any beneficial interest in us shall be obligated to reimburse us and our “affiliates,” as defined in the LP Agreement for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorney’s fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. Please read “Conflicts of Interest and Fiduciary Duties” and “The Partnership Agreement.”

Our partnership agreement includes exclusive forum, venue and jurisdiction provisions and limitations regarding claims, suits, actions or proceedings. By taking ownership of a Common Unit, including by way of the Conversion, a limited partner is irrevocably consenting to these provisions and limitations regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of Delaware courts.

Our partnership agreement is governed by Delaware law. Our partnership agreement includes exclusive forum, venue and jurisdiction provisions designating Delaware courts as the exclusive venue for most claims, suits, actions and proceedings involving us or our officers, directors and employees and limitations regarding claims, suits, actions or proceedings. Please see “The Partnership Agreement—Applicable Law; Forum, Venue and Jurisdiction.” By taking ownership of a Common Unit, including by way of the Conversion, a limited partner is irrevocably consenting to these provisions and limitations regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of Delaware courts. If a dispute were to arise between a limited partner and us or our officers, directors or employees, the limited partner may be required to pursue its legal remedies in Delaware, which may be an inconvenient or distant location and which is considered to be a more corporate-friendly environment. Furthermore, if any limited partner, our General Partner or person holding any beneficial interest in us brings any claims, suits, actions or proceedings described in “The Partnership Agreement—Applicable Law; Forum, Venue and Jurisdiction” (including, but not limited to, those asserting a claim of breach of a fiduciary duty) and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such limited partner, our General Partner or person holding any beneficial interest in us shall be obligated to reimburse us and our “affiliates,” as defined in the LP Agreement for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. This provision may have the effect of increasing a Unitholder’s cost of asserting a claim and therefore, discourage lawsuits against us and our General Partner’s directors and officers. Because fee-shifting provisions such as these are relatively new developments in corporate and partnership law, the enforceability of such provisions are uncertain; in addition, future legislation could restrict or limit this provision of our partnership agreement and its effect of saving us and our affiliates from fees, costs and expenses incurred in connection with claims, actions, suits or proceedings.

Holders of our Common Units will have limited voting rights and will not be entitled to elect our General Partner or its directors.

Unlike the Corporation’s common stockholders, Armada LP’s Common Unitholders will only have limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s and our General Partner’s decisions regarding our business. Common Unitholders will have no right on an annual or ongoing basis to elect our General Partner or its board of directors. Rather, the board of directors of our General Partner will be appointed by Salvor Management. Furthermore, if Common Unitholders are dissatisfied with the performance of our General Partner, they will have little ability to remove our General Partner. As a result of these limitations, the price at which the Common Units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price. Our partnership agreement will also contain provisions limiting the ability of Common Unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the Common Unitholders’ ability to influence the manner or direction of management.

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Our partnership agreement will restrict the voting rights of Common Unitholders owning 20% or more of our common stock.

Common Unitholders’ voting rights are further restricted by a provision of our partnership agreement providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our General Partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our General Partner, cannot vote on any matter.

The Incentive Distribution Rights held by our General Partner may be transferred to a third party without Unitholder consent.

Our General Partner will be able to transfer its Incentive Distribution Rights to a third party at any time without the consent of Unitholders. If Salvor Management causes our General Partner transfers its Incentive Distribution Rights to a third party but retains its ownership interest in our General Partner, our General Partner may not have the same incentive to grow our partnership and increase quarterly distributions to applicable Unitholders over time as it would if Salvor Management (via its ownership of the General Partner) had retained ownership of the Incentive Distribution Rights. For example, a transfer of Incentive Distribution Rights could reduce the likelihood of Salvor Management causing the General Partner to accept offers made by us relating to assets owned by it or its affiliates, as they would have less of an economic incentive to grow our business, which in turn would impact our ability to grow our asset base.

We will be able issue additional units without Common Unitholder approval, which would dilute Unitholder interests.

Our partnership agreement will not limit the number of additional limited partner interests, including limited partner interests that rank senior to the Common Units that we may issue at any time without the approval of our Common Unitholders. The issuance by us of additional common stock or other equity securities of equal or senior rank will have the following effects:

●	Our existing limited partners’ proportionate ownership interest in us will decrease;

●	the amount of cash available for distribution on each limited partnership interest may decrease;

●	because the amount payable to holders of Incentive Distribution Rights is based on a percentage of the total cash available for distribution, the distributions to holders of Incentive Distribution Rights will increase even if the per unit distribution on common stock remains the same;

●	the ratio of taxable income to distributions may increase;

●	the relative voting strength of each previously outstanding limited partner interest may be diminished; and

●	the market price of the Common Units may decline.

Our General Partner intends to limit its liability regarding our obligations.

Our General Partner intends to limit its liability under contractual arrangements so that the counterparties to such arrangements have recourse only against our assets and not against our General Partner or its assets. Our General Partner may therefore cause us to incur indebtedness or other obligations that are nonrecourse to our General Partner. Our partnership agreement will permit our General Partner to limit its liability, even if we could have obtained more favorable terms without the limitation on liability. In addition, we are obligated to reimburse or indemnify our General Partner to the extent that it incurs obligations on our behalf. Any such reimbursement or indemnification payments would reduce the amount of cash otherwise available for distribution to our Unitholders.

Your liability may not be limited if a court finds that Unitholder action constitutes control of our business.

A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership will be organized under Delaware law, and we will conduct business in and outside of Delaware. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we will do business. You could be liable for any and all of our obligations as if you were a general partner if a court or government agency were to determine that:

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●	we were conducting business in a state but had not complied with that particular state’s partnership statute; or

●	your right to act with other Unitholders to remove or replace our General Partner, to approve some amendments to our partnership agreement or to take other actions under our partnership agreement constitute “control” of our business.

For a discussion of the implications of the limitations of liability on a Unitholder, please read “The Partnership Agreement—Limited Liability.”

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

Under certain circumstances, Unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Transferees of common stock are liable both for the obligations of the transferor to make contributions to the partnership that were known to the transferee at the time of transfer and for those obligations that were unknown if the liabilities could have been determined from the partnership agreement. Neither liabilities to partners on account of their partnership interest nor liabilities that are non-recourse to the partnership are counted for purposes of determining whether a distribution is permitted.

Tax Risks to the Common Unitholders of Armada LP

Unitholders may be required to pay taxes on income from us, including their share of ordinary income and any capital gains on dispositions of properties by us, even if they do not receive any cash distributions from us.

Unitholders will be required to pay U.S. federal income and other taxes and, in some cases, state and local income taxes, on their share of any taxable income of Armada LP, whether or not they receive cash distributions from Armada LP. Generally, should Armada LP generate taxable income for a particular tax year and not pay any cash distributions, the Unitholders would be required to pay the actual U.S. federal income tax liability that results from their share of such taxable income even though they received no cash distributions from Armada LP.

The federal income tax treatment of Armada LP will depend on its status as a partnership for U.S. federal income tax purposes, as well as not being subject to a material amount of entity-level taxation by states and localities. If the Internal Revenue Service (“IRS”) were to treat Armada LP as a corporation for U.S. federal income tax purposes or if Armada LP were to become subject to a material amount of entity-level taxation for state or local tax purposes, then cash of Armada LP available for distribution would be substantially reduced.

The anticipated after-tax economic benefit of an investment in the Common Units depends largely on Armada LP being treated as a partnership for U.S. federal income tax purposes. A publicly traded partnership such as Armada LP may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a “qualifying income” requirement. Based on the currently projected initial operations of Armada LP, we have adopted the position that Armada LP will satisfy the qualifying income requirement and will qualify for treatment as a partnership. Failing to meet the qualifying income requirement or a change in current law could cause Armada LP to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity. We have not requested nor has Armada LP, and neither plans to request, a ruling from the IRS with respect to the treatment of Armada LP as a partnership for U.S. federal income tax purposes.

If Armada LP were treated as a corporation for U.S. federal income tax purposes, Armada LP would be required to pay U.S. federal income tax on its taxable income at the corporate income tax rates, which is currently at a maximum marginal rate of 35%, and in such case, depending upon where business is being conducted, may also be required to pay state and local income tax at varying rates. Distributions to Unitholders would generally be taxed as corporate distributions, and assuming the existence of earnings and profits, dividends, and, accordingly, no income, gains, losses, deductions or credits would flow through to the Unitholders in the same manner as they would in the case Armada LP were deemed to be a partnership. Because a tax would be imposed on us as a corporation at the corporate level in such a case, Armada LP’s cash available for distribution to Common Unitholders would be reduced. Therefore, treatment of Armada LP as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the Armada LP Common Unitholders, likely causing a substantial reduction in the value of the Common Units.

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The tax treatment of publicly traded partnerships or an investment in our Common Units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including that projected to be availed of Armada LP as a partnership versus a corporation, or an investment in the Common Units of Armada LP, may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied and could make it more difficult or impossible to meet the exception for Armada LP to be treated as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could adversely affect an investment in the Armada LP Common Units.

At the state level, changes in current state law may subject Armada to additional entity-level taxation by individual states. Due to widespread state budget deficits and for other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes may materially reduce the cash available for distribution to our Unitholders.

Armada LP may become taxable as a corporation, subjecting it to corporate level tax thereby reducing cash ultimately distributable to its partners and diminishing the value of the Common Units.

Armada LP may not initially qualify to be classified as a partnership or may later become taxable as a corporation. We believe that Armada LP will be properly treated as a partnership initially for federal income tax purposes. This would allow Armada LP to pass through items of Armada LP income and deductions to its partners. However, the Internal Revenue Service (“IRS”) could challenge the partnership status and Armada LP could fail to qualify as a partnership initially and as to future years.

Qualification as a partnership involves the application of highly technical and complex provisions of the Code. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which includes interest, dividends, oil and gas revenues, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of Armada LP gross income initially or later constitutes qualifying income, it may be subject to corporate tax on its net income, at a federal rate of up to 35% plus possible state taxes.

From time to time, legislative proposals have been introduced that, if enacted, could have a material and adverse effect on Armada LP as a publicly traded partnership. These proposals have included introducing substantive changes to the definition of qualifying income, which could make it more difficult or impossible to for Armada LP to meet the exception that allows publicly traded partnerships generating qualifying income to be treated as partnerships (rather than corporations) for U.S. federal income tax purposes. It is unclear when or if such legislation would be introduced, whether or not such legislation would be enacted, what specific provisions would be included or what the effective date would be, and as a result the ultimate impact on Armada LP of such legislation is uncertain. As an alternative, Armada LP might be required to restructure our operations, and possibly dispose of certain businesses, in order to avoid or mitigate the impact of any such legislation.

The sale or exchange of 50% or more of the capital and profits interests of Armada LP during any twelve-month period would result in the termination of Armada LP as a partnership for U.S. federal income tax purposes.

Armada LP would be considered to have technically terminated its projected initial tax classification as a partnership and to have formed a new partnership for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in the capital and profits of Armada LP, represented by the Common Units, within a twelve-month period. For purposes of determining whether the 50% threshold would be met, multiple sales of the same interest will be counted only once. The termination of Armada LP would, among other things, result in the closing of its taxable year for all Unitholders, which would result in its filing two tax returns (and the Unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing Armada LP taxable income for the year of termination. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of Armada LP taxable income or loss being includable in such Unitholder’s taxable income for the year of termination. The termination of Armada LP currently would not affect its projected initial classification as a partnership for U.S. federal income tax purposes, but instead it would be treated as a new partnership for tax purposes. If treated as a new partnership, Armada LP would be required to make new tax elections and could be subject to penalties if it were unable to determine in a timely manner that a termination had occurred. The IRS has announced a publicly traded partnership technical termination relief procedure whereby, if a publicly traded partnership that has a technical termination request, the partnership will only have to provide one Schedule K-1 to Unitholders for the year, and the IRS grants special relief among other things, notwithstanding two partnership tax years resulting from the technical termination.

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A successful IRS contest of the U.S. federal income tax positions projected to apply to Armada LP may adversely affect the market for Armada LP Common Units, and the costs of any contest will reduce cash available for distribution.

We have not requested a ruling from the IRS on behalf of Armada LP with respect to the treatment of Armada LP as a partnership for U.S. federal income tax purposes or any other matter affecting Armada LP. The IRS may adopt positions that differ from the positions taken by or on behalf of Armada LP. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions adopted by or on behalf of Armada LP and a court may disagree with some or all of those positions. Any contest with the IRS may materially and adversely impact the market for the Common Units. In addition, costs of any contest by Armada LP with the IRS would result in a reduction in cash available for distribution to our Unitholders and thus will be borne indirectly by our Unitholders.

Tax-exempt entities and foreign persons face unique tax issues from owning Common Units that may result in adverse tax consequences to them.

Investment in Common Units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as IRAs), and non-U.S. persons raises issues unique to them. For example, virtually all income of Armada LP that would be allocated to organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, would be unrelated business taxable income and may be taxable to such a Unitholder. Distributions to non-U.S. persons will be reduced by withholding taxes imposed at the highest effective applicable tax rate, and non-U.S. persons will be required to file U.S. federal income tax returns and pay tax on their share of Armada LP taxable income.

Tax gain or loss on the disposition of Armada LP Common Units could be more or less than expected because prior distributions in excess of allocations of income will decrease a Unitholder’s tax basis in his Common Units.

If a Common Unitholder sells Common Units, the Unitholder will recognize gain or loss equal to the difference between the amount realized and the tax basis in those Common Units. Because distributions in excess of a Unitholder’s allocable share of Armada LP net taxable income decreases the Unitholder’s tax basis in its Common Units, the amount if any, of such prior excess distributions with respect to the Common Units a Unitholder would sell would, in effect, become taxable income to the Unitholder if it would sell such Common Units at a price greater than its tax basis in those Common Units, even if the price received is less than its original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to the Unitholder. In addition, because the amount realized may include a Unitholder’s share of Armada LP nonrecourse liabilities, a Unitholder that would sell Common Units may incur a tax liability in excess of the amount of cash received from the sale.

Unitholders may be subject to state and local taxes and return filing requirements in states where they do not live as a result of an investment in Armada LP Common Units.

In addition to U.S. federal income taxes, Armada LP Unitholders may become subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which Armada LP owns property or conducts now or in the future, even if they do not reside in any of those jurisdictions. Armada Unitholders would likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, Armada LP Unitholders may become subject to penalties for failure to comply with those requirements. It is the responsibility of each Unitholder to file all U.S. federal, state and local tax returns that may be required of such Unitholder.

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Armada LP may adopt certain valuation methodologies that may result in a shift of income, gain, loss and deduction between the holders of Incentive Distribution Rights and the Common Unitholders. The IRS may challenge this treatment, which could adversely affect the value of Armada LP Common Units.

When additional Common Units are issued or if Armada LP would engage in certain other transactions, it may determine the fair market value of its assets and allocate any unrealized gain or loss attributable to its assets to the capital accounts of Armada LP Unitholders, including holders of Armada LP Incentive Distribution Rights. Such methodology may be viewed as understating the value of Armada LP assets. In that case, there may be a shift of income, gain, loss and deduction between certain Common Unitholders and the holders of Armada LP Incentive Distribution Rights, which may be unfavorable to such Common Unitholders. Moreover, under certain potential valuation methods, subsequent purchasers of Common Units could have a greater portion of their Code Section 743(b) adjustment allocated to Armada LP tangible assets and a lesser portion allocated to our intangible assets. The IRS may challenge our valuation methods, our allocation of the Section 743(b) adjustment attributable to Armada LP tangible and intangible assets and the allocations of Armada LP income, gain, loss and deduction between the holders of its Incentive Distribution Rights and certain of the Common Unitholders.

A successful IRS challenge to such methods or allocations could adversely affect the amount of taxable income or loss to be allocated to Common Unitholders. It also could affect the amount of gain from Unitholders’ sale of Common Units and could have a negative impact on the value of the Common Units or result in audit adjustments to Armada LP Unitholders’ tax returns without the benefit of additional deductions.

It is anticipated that Armada LP will prorate its items of income, gain, loss and deduction between transferors and transferees of Common Units each month based upon the ownership of the Common Units on the first day of each month, instead of on the basis of the date a particular Common Unit would be transferred. The IRS may challenge such treatment, which could change the allocation of income, gain, loss and deduction among Armada LP Unitholders.

It is anticipated that Armada LP will prorate items of its income, gain, loss and deduction between transferors and transferees of Common Units each month based upon the ownership of the Common Units on the first day of each month, instead of on the basis of the date a particular Common Unit would be transferred. The use of such a proration method may not be permitted under existing or proposed Treasury regulations. If the IRS were to challenge such a proposed method or new Treasury regulations were issued, Armada LP may be required to change the allocation of items of income, gain, loss and deduction among our Unitholders.

If an Armada LP Unitholder were to “loan” his Common Units to a “short seller” to cover a short sale of Common Units, he may be deemed to have disposed of those Common Units. If so, he would no longer be treated for tax purposes as a partner with respect to those Common Units during the period of the loan and may recognize gain or loss from the disposition.

Because a Common Unitholder whose Common Units would be loaned to a “short seller” to cover a short sale of Common Units may be considered as thereby having disposed of the loaned units, he may no longer be treated for tax purposes as a partner with respect to those Common Units during the period of the loan to the short seller, and he may recognize gain or loss from such disposition. Moreover, during the period of such a loan to the short seller, any Armada LP income, gain, loss or deduction with respect to those Common Units may not be reportable by the Unitholder and any distributions received by the Unitholder as to those Common Units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult with their tax advisor about whether it would be advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Common Units.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained and incorporated by reference in this Consent Solicitation contains “forward-looking statements” as defined by the SEC that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements may include discussions about our and Armada LP’s:

●	business strategy;

●	acquisition strategy;

●	financial strategy;

●	ability to resume, maintain and grow distributions;

●	lease operating expenses, general and administrative expenses and developmental costs;

●	future operating results; and

●	plans, objectives, expectations, forecasts, outlook and intentions.

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All of these types of statements, other than statements of historical fact included or incorporated by reference in this Consent Solicitation, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained and incorporated by reference in this Consent Solicitation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained and incorporated in this Consent Solicitation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section and elsewhere in this Consent Solicitation. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROPOSAL: CONVERSION OF THE CORPORATION FROM A DELAWARE CORPORATION TO A DELAWARE LIMITED PARTNERSHIP.

On October 28, 2016, the Board of the Corporation adopted resolutions approving the conversion of the Corporation from a Delaware corporation into a Delaware limited partnership (the “Conversion”), and recommending that the resolutions be submitted to the stockholders of the Corporation for adoption, as required by the DGCL. The purpose of this Consent Solicitation Statement is to obtain the adoption of the resolution by the stockholders of the Corporation, and therefore to approve and adopt the Conversion. Pursuant to the DGCL, the approval of all outstanding shares of stock of the Corporation, whether voting or nonvoting, is required to be obtained before the Conversion is authorized and it can be completed.

If the Proposal is approved by all of the stockholders and the Conversion is approved, we will convert the corporation from a Delaware corporation to a Delaware limited partnership.

The voting and other rights of our stockholders will be affected by the Conversion as set forth below.

Structure of the Conversion

Subject to the conditions of the Plan of Conversion, the Corporation will convert from a limited liability company formed under the laws of the State of Delaware to a limited partnership formed under the laws of the State of Delaware. Upon the effectiveness of the Conversion, the converted entity’s name will change to Armada Enterprises LP.

Effective Time of the Conversion

Consummation of the Conversion is expected to occur, subject to the satisfaction of all closing conditions, promptly following the receipt of stockholder approval. The Conversion will become effective, assuming satisfaction of all other closing conditions, immediately when the certificate of Conversion is accepted for filing by the Secretary of State of Delaware (or such later time as set forth in the certificate of Conversion). In this Consent Solicitation, the time when the Conversion becomes effective is referred to as the effective time of the Conversion.

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Conversion of Units; Conversion Procedures

Conversion of Units

The Plan of Conversion provides that each outstanding share of Common Stock will be converted into one Common Unit of Armada LP and the preferred stock of the Corporation, none of which is outstanding, will be cancelled. In addition, a non-economic general partner interest will be issued to Armada GP, in addition to the Common Units it shall receive as a shareholder of the Corporation.

At the effective time of the Conversion, the certificate of incorporation and bylaws of the Corporation will be terminated, and a new certificate of formation and partnership agreement of Armada LP will be in effect. For a description of the terms of the partnership agreement, and the rights of the partners of Armada LP thereunder, see “The Partnership Agreement” and the form of partnership agreement of Armada LP attached as Annex D to this Consent Solicitation.

Conversion Procedures

All Common Units issued in connection with the Conversion will be uncertificated. Armada LP will register, or cause to be registered in book-entry form, the Common Units into which each uncertificated Corporation unit is converted as a result of the Conversion.

As soon as reasonably practicable after the effective time of the Conversion, Armada LP will send a letter of transmittal to each person who was a record owner of the Corporation’s Common Stock at the effective time of the Conversion and holds a certificate. This mailing will contain instructions on how to surrender any certificates formerly representing Common Stock of the Corporation in order for the Common Units of Armada LP received in the Conversion to be registered in book-entry form.

Until each certificate of the Corporation’s units is surrendered, such certificate or book-entry unit will be deemed at any time after the effective time of the Conversion to represent Common Units of Armada LP.

Lost Unit Certificates

If a certificate formerly representing Common Stock of the Corporation has been lost, stolen or destroyed, Armada LP will register in book-entry form the Common Units issued in connection with the Conversion upon receipt of an affidavit as to that loss, theft or destruction, and, if required by Armada LP, the posting of a bond in such reasonable amount as Armada LP will direct as indemnity, with such assurances as Armada LP may reasonably require.

Distributions with Respect to Un-exchanged Common Stock

Distributions, if any, that are made to holders of the Corporation’s Common Stock prior to the effective time of the Conversion will be paid to such holders regardless whether such payment is made before or after the effective time of the Conversion and regardless whether such stockholder transmitted its Common Stock certificate for book-entry registration of its Common Unit.

Appraisal Rights

The shareholders of the Corporation will not have any appraisal rights in connection with the Conversion.

Treatment of Equity Awards

The Corporation does not have any equity incentive plans in place nor any equity incentive awards outstanding.

Conditions to the Conversion

Consummating the Conversion is subject to the satisfaction of the following conditions:

●	obtaining approval of our stockholders;

●	our Board of Directors not having revoked their recommendation that the stockholders vote in favor of the Conversion;

●	our having received all other required regulatory approvals, other than approvals the absence of which would not have a material adverse effect on us; and

●	the absence of any statute, order or injunction prohibiting the Conversion.

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No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Conversion, other than filing a certificate of conversion and certificate of limited partnership with the Secretary of State of the State of Delaware.

Interests of Our Directors and Officers in the Conversion

Although we currently anticipate that the persons who are currently managers and executive officers of the Corporation will become directors and executive officers of Armada GP upon the effectiveness of the Conversion, no assurance can be provided that Salvor Management, as the owner of Armada GP, will not appoint new directors or that new officers will not be appointed. See “Management” on page 68.

None of our Directors or officers will receive any “change of control” or other payments as a result of the Conversion.

Stock Exchange Listing

There is no trading market for our Common Stock at present and there has been no trading market since inception. However our common stock is readily tradeable and the Armada LP Common Units will therefore also be readily tradeable following the Conversion. We anticipate that the Common Units will trade under the ticker symbol “AMAP” upon the effective time of the Conversion.

Vote Required

The affirmative vote of the holders of all of our outstanding stock is required to approve the Proposal. Abstentions and broker non-votes will have the same effect as votes against the Proposal.

Board Recommendation

Our Board of Directors recommends that the stockholders vote FOR Proposal No. 1 to approve the Plan of Conversion.

Purposes of the Conversion

The Board believes that being organized as a limited partnership will be beneficial to our operations going forward, and will provide a tax benefit to the shareholders, as a result of the pass-through taxation characteristics of a limited partnership.

Potential Anti-Takeover Effects of the Conversion

The Corporation does not have any anti-takeover provisions in place.

Procedure for Effecting the Conversion

Approval by all of our stockholders of the Proposal is required to approve adoption of the resolution and approval of the Conversion. Therefore, the Conversion will not become effective unless all stockholders approve the Proposal. If stockholders consent to the Proposal, the Conversion will become effective when a Certificate of Conversion is filed with the Secretary of State of Delaware. We expect to file the Certificate of Conversion effective on or about August 25, 2017, which we plan to file as soon as approval by all of our stockholders of the Proposal is obtained.

Accounting Matters

Approval of the Proposal and the completion of the Conversion will cause our common stock, which has a par value of $0.0001, to cease to exist.

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Periodic Reporting Obligations under the Securities Exchange Act of 1934

We are subject, and will continue to be subject, to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that the Conversion is completed, our common stock will no longer exist and therefore will no longer be registered under the Exchange Act.

Preemptive Rights

Holders of shares do not have any preemptive rights under our certificate of incorporation, as amended, applicable state law or otherwise.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS OF Armada LP

You should read the following discussion of the cash distribution policy of Armada LP in conjunction with the specific assumptions included in this section. In addition, you should read “Note Regarding Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

For additional information regarding our historical results of operations, you should refer to our historical Condensed Consolidated Financial Statements and the notes to those financial statements included elsewhere in this prospectus.

As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units references to the units of Armada LP to be issued and outstanding upon consummation of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

General

Rationale for Our Cash Distribution Policy

Armada LP intends to make a minimum quarterly distribution of at least $0.1250 per Common Unit ($0.50 per Common Unit on an annualized basis). The quarterly distributions are subject to adjustment and modification as set forth in the LP Agreement.

We expect that if we are successful in executing our business strategy, we will grow our business in a steady and sustainable manner and distribute to our Unitholders a portion of any increase in our earnings resulting from such growth. Our cash distribution policy reflects a judgment that our Unitholders will be better served by our distributing rather than retaining a substantial amount of the cash derived from our earnings. However, since it will be our policy to set our distributions based on the level of success of our operations, the actual amount of cash that we distribute on our common stock will depend principally on the amount of earnings that we can generate from our operations. In addition, as we discuss below, our ability to pay distributions is subject to various restrictions, as well as other factors.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that we will make quarterly cash distributions to our Unitholders. We do not have a legal or contractual obligation to pay quarterly distributions at our minimum quarterly distribution rate or at any other rate. Our cash distribution policy is subject to certain restrictions and may be changed at any time. The reasons for such uncertainties in our stated cash distribution policy include the following factors:

●	Our General Partner will have the authority to establish cash reserves for the prudent conduct of our business, including for future cash distributions to our Unitholders, and the establishment of or increase in those reserves could result in a reduction in cash distributions from levels that we currently anticipate pursuant to our stated cash distribution policy. Our partnership agreement does not set a limit on the amount of cash reserves that our General Partner may establish. Any decision to establish cash reserves made by our General Partner in good faith will be binding on our Unitholders.

●	To the extent that the General Partner funds or agrees to fund any general and administrative expenses or costs incurred by Armada LP, for which the General Partner has not been and will not be reimbursed by Armada LP, items of deduction and loss will be allocated to the General Partner in an amount equal to such unreimbursed general and administrative expenses or costs.

●	Even if our cash distribution policy is not modified or revoked, the amount of distributions that we pay under our cash distribution policy and the decision to make any distribution is determined by our General Partner.

●	Under Section 17-607 of the Delaware LP Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

●	We may lack sufficient cash to pay distributions to our Unitholders due to cash flow shortfalls attributable to a number of operational, commercial or other factors as well as increases in our operating or general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements and anticipated cash needs.

●	If we make distributions out of capital surplus, as opposed to operating surplus, any such distributions would constitute a return of capital and would result in a reduction in the minimum quarterly distribution and the target distribution levels. Please read “Provisions of the Partnership Agreement Relating to Cash Distributions—Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels.” We do not anticipate that we will make any distributions from capital surplus.

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Our Ability to Grow may be Dependent on Our Ability to Access External Expansion Capital

We expect to generally distribute a significant percentage of our cash from operations to our Unitholders on a quarterly basis, after the establishment of cash reserves and payment of our expenses. Therefore, our growth may not be as fast as businesses that reinvest most or all of their cash to expand ongoing operations. Moreover, our future growth may be slower than our historical growth. We expect that we will rely primarily upon external financing sources, including bank borrowings and issuances of debt and equity interests, to fund our expansion capital expenditures. To the extent we are unable to finance growth externally, our cash distribution policy will significantly impair our ability to grow.

Our Minimum Quarterly Distribution

Pursuant to our distribution policy, upon such time as Armada GP determines that we have sufficient available cash, we intend to begin a minimum quarterly distribution of $0.125 per unit for each complete quarter (the “Minimum Quarterly Distribution”), or $0.50 per unit on an annualized basis. The Minimum Quarterly Distribution is payable on units of interest in Armada LP that are designated by the General Partner as Common Units and Subordinated Units but does not include the General Partner Interest, the Incentive Distribution Rights, or Units designated as “Acquisition Units.” The Minimum Quarterly Distribution is payable to the Subordinated Units only after the Minimum Quarterly Distribution is paid on all the Common Units and the Cumulative Common Unit Arrearages have been paid. The payment of the full minimum quarterly distribution on all of the Common Units to be outstanding upon consummation of the Conversion based on the number of shares of common stock of the Corporation outstanding as of July 24, 2017 would require us to have earnings providing amounts available for distribution of approximately $330,000.00 per quarter, or $1,320,000.00 per year provided, however that those dollar figures would increase to $641,771 and $2,567,083 if all of the Corporation’s outstanding warrants were exercised. Our ability to make cash distributions at the minimum quarterly distribution rate will be subject to the factors described above under “General – Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy.”

The table below sets forth the amount of common stock that will be outstanding immediately after the effective time of the Conversion based on the number of shares of Common Stock of the Corporation outstanding as of July 24, 2017, and the earnings needed to pay the aggregate minimum quarterly distribution on all of such units for a single fiscal quarter and a four-quarter period:

		Distributions
	Number of shares	One Quarter	Annualized

Publicly held common stock	634,165	$79,271	$317,083
Common stock held by Armada GP	2,000,000	$250,000	$1,000,000
Total	2,634,165	$329,271	$1,317,083

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In the event the contribution of the Operating Companies closes, Armada GP will be the initial holder of the Incentive Distribution Rights, which entitle the holder to receive 15% of available cash increasing during the Subordination Period (as defined in the LP Agreement) and 50% after the Subordination Period. The Subordination Period ends after the minimum quarterly distribution has been paid on all Common Units and Subordinated Units for three consecutive non-overlapping four-quarter periods.

Armada GP will receive the Incentive Distribution Rights and the subordinated LP units in return for contributing to Armada LP 100% of the limited liability company interests that Armada GP owns in certain operating companies, namely Elite Media Holdings, LLC; Wighthall Hotels & Resorts, LLC; Wight International Construction, LLC; Diamond Star Aerospace, LLC and Armada Marine Holdings, LLC (collectively, the “Contributed Entities”) pursuant to a contribution agreement between Armada GP and the members of the Contributed Entities (the “Contribution Agreement”).

During the Subordination Period, available cash with respect to any fiscal quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of the LP Agreement will generally be distributed as follows:

●	First, to all Unitholders holding Common Units, pro rata, until there has been distributed in respect of each Common Unit then outstanding an amount equal to the Minimum Quarterly Distribution;

●	Second, to all Unitholders holding Common Units, pro rata, until there has been distributed in respect of each Common Unit then outstanding an amount equal to an arrearage not paid;

Third, to all Unitholders holding Subordinated Units (which shall initially be solely the General Partner), pro rata, until there has been distributed in respect of each Subordinated Unit then outstanding an amount equal to the Minimum Quarterly Distribution;

●	Fourth, to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of $0.14375 per Unit per quarter (the “First Target Distribution”) over the Minimum Quarterly Distribution for such quarter;

●	Fifth, (A) 15% to the holders of the Incentive Distribution Rights, pro rata; and (B) 85% to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of $0.15625 per Unit per quarter (the “Second Target Distribution”) over the First Target Distribution for such quarter;

●	Sixth, (A) 25% to the holders of the Incentive Distribution Rights, pro rata; and (B) 75% to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of $0.1875 per Unit per quarter (the “Third Target Distribution” over the Second Target Distribution for such quarter; and

●	Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, pro rata; and (B) 50% to all Unitholders, pro rata (excluding Unitholders holding Unvested Acquisition Units).

Notwithstanding the above, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the LP Agreement, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any quarter will be made solely in accordance with the last bullet point above. In the determination of Operating Surplus, Armada GP is paid management services fee of 2% of the assets under management, which is an expense deducted from available cash flow for purposes of determining Operating Surplus.

After the Subordination Period, available cash with respect to any quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of the LP Agreement will generally be distributed as follows:

●	First, to all Unitholders holding Common Units, pro rata, until there has been distributed in respect of each Common Unit then outstanding an amount equal to the Minimum Quarterly Distribution;

●	Second, to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

●	Third, (A) 15% to the holders of the Incentive Distribution Rights, pro rata; and (B) 85% to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

●	Fourth, (A) 25% to the holders of the Incentive Distribution Rights, pro rata; and (B) 75% to all Unitholders, pro rata, until there has been distributed in respect of each Unit then outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

●	Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, pro rata; and (B) 50% to all Unitholders, pro rata.

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Notwithstanding the above, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the LP Agreement, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any quarter will be made solely in accordance with the last bullet point above.

Unitholders holding Units issued to fund all or a portion of an acquisition, which have not vested as of such time, are ignored for the purposes of the above calculations and distributions.

We expect to pay our distributions within 45 days following the end of each calendar quarter.

PROVISIONS OF THE PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of Armada LP’s partnership agreement that relate to cash distributions.

As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units references to the units of Armada LP to be issued and outstanding upon the effective time of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days following the end of each calendar quarter, beginning with the quarter ended September 30, 2017, we distribute all of our available cash to Unitholders of record on the applicable Record Date. We will adjust the amount of our distribution for the period from and including the effective time of the Conversion through the end of the quarter in which the Conversion becomes effective based on the actual length of the period.

Definition of Available Cash

Available cash generally means, for any quarter:

The sum of:

●	all cash and cash equivalents of Armada LP and its subsidiaries (the “Partnership Group”) (or Armada LP’s proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly owned) on hand at the end of such quarter; and

●	if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or Armada LP’s proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly owned) on hand on the date of determination of available cash with respect to such quarter resulting from working capital borrowings made subsequent to the end of such Quarter; less the amount of any cash reserves established by the General Partner (or Armada LP’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

●	provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

●	provide funds for distributions under the LP Agreement in respect of any one or more of the next four quarters.

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The purpose and effect of the above is to allow our General Partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to Unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to Unitholders, and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

In addition, so as to provide the General Partner with additional incentive to maximize profits for Armada LP, the General Partner shall share in Armada LP’s profits to a larger extent than determined by its Subordinated Units and contributions for which it receives the Incentive Distributions Rights and its affiliates received Common Units (“Carried Interest” or “Incentive Equity Rights”), which shall be allocated as 20% of Armada LP’s profits, which may be paid in cash or Common Units, at the General Partner’s discretion, provided however that such Common Units may be issued as Acquisition Units whose distributions are “unvested” until certain performance milestones are achieved by Armada LP, which shall be stipulated in the definitive documentation when such Acquisition Units are issued.

Operating Surplus and Capital Surplus

General

Any distributions that we make will be characterized as made from “operating surplus” or “capital surplus.” Distributions from operating surplus are made differently than cash distributions that we would make from capital surplus. Operating surplus distributions will be made to our Unitholders and, if we make quarterly distributions above the first target distribution level described above, to the holder of our Incentive Distribution Rights. We do not anticipate that we will make any distributions from capital surplus. In such an event, however, any capital surplus distribution would be made pro rata to all Unitholders, but the holder of the Incentive Distribution Rights would generally not participate in any capital surplus distributions with respect to those rights.

In determining operating surplus and capital surplus, we will only take into account our proportionate share of our consolidated subsidiaries, provided they are not wholly owned, and our proportionate share of entities accounted for under the equity method.

Operating Surplus

We define operating surplus as cumulative distributable cash flow before any financings and is determined as follows:

●	the sum of (i) all cash receipts of the Partnership Group (or Armada LP’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date (as defined below) and ending on the last day of such period and (ii) all cash receipts of the Partnership Group (or Armada LP’s proportionate share of cash receipts in the case of subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings;

●	less

●	the sum of (i) Operating Expenditures (as defined below) for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or Armada LP’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures, and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

The “Closing Date” is the date that the Operating Companies are contributed to Armada LP by Armada GP, which we expect to be one day after the Conversion is completed.

We define “Operating Expenditures” as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our General Partner and its affiliates, director, officer and employee compensation, cash interest expense, Maintenance Capital Expenditures (as defined bellow), and certain repayment of Working Capital Borrowings), estimated maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

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●	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

●	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

●	distributions to our partners; or

●	repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

Capital Surplus

Capital surplus is defined in the LP Agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

●	borrowings other than working capital borrowings;

●	sales of our equity and debt securities; and

●	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

Services Agreement

The partnership and the General Partner have entered into a Services Agreement, pursuant to which the General Partner will provide certain services to the partnership and will receive fees and reimbursement of expenses related thereto. See “Services Agreement” on page 39.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive increasing percentages (15%, 25% and 50%) of quarterly distributions from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved (the “Incentive Distribution Rights”). The General Partner will hold the Incentive Distribution Rights, but may transfer these rights at any time.

If, for any quarter, we have distributed cash from operating surplus to the Common Unitholders in an amount equal to the minimum quarterly distribution, then we will make additional distributions from operating surplus for that quarter among the Unitholders and the General Partner (as the holder of our Incentive Distribution Rights) as discussed in “Cash Distribution Policy and Restrictions on Distributions of Armada LP” commencing on page 25.

Percentage Allocations of Distributions from Operating Surplus

The following table illustrates the percentage allocations of distributions from operating surplus between the Common and Subordinated Unitholders and the General Partner (as the holder of our Incentive Distribution Rights) based on the specified target distribution levels. The amounts set forth under the column heading “Marginal Percentage Interest in Distributions” are the percentage interests of the General Partner (as the holder of our Incentive Distribution Rights) and the Common and Subordinated Unitholders in any distributions from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Per Unit.” The percentage interests shown for our Common Unitholders and the General Partner (as the holder of our Incentive Distribution Rights) for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below assume that the General Partner has not transferred its Incentive Distribution Rights.

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		Marginal Percentage Interest
	Total Quarterly	in Distribution
	Distribution	Common	General Partner
	Per Common Unit	Unitholders	(as holder of IDRs)

Minimum Quarterly Distribution	Up to $0.125	100.0%	0.0%
First Target Distribution	Above $0.125 up to $0.14375	100.0%	0.0%
Second Target Distribution	Above $0.14375 up to $0.15625	85.0%	15.0%
Third Target Distribution	Above $0.15625 up to $0.1875	75.0%	25.0%
Thereafter	Above $0.1875	50.0%	50.0%

General Partner’s Right to Reset Incentive Distribution Levels

The General Partner, as the initial holder of our Incentive Distribution Rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the target distribution levels upon which the incentive distribution payments to the General Partner would be set. If the General Partner transfers all or a portion of our Incentive Distribution Rights in the future, then the holder or holders of a majority of our Incentive Distribution Rights will be entitled to exercise this right. The following discussion assumes that the General Partner holds all of the Incentive Distribution Rights at the time that a reset election is made. The right to reset the target distribution levels upon which the incentive distributions are based may be exercised, without approval of our Unitholders or the conflicts committee of our General Partner, at any time when we have made cash distributions to the holders of the Incentive Distribution Rights at the highest level of incentive distribution for the prior four consecutive fiscal quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter. The reset target distribution levels will be higher than the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following the reset event increase as described below. We anticipate that the General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per Common Unit, taking into account the existing levels of incentive distribution payments being made to the General Partner.

In connection with the resetting of the target distribution levels and the corresponding relinquishment by the General Partner of incentive distribution payments based on the target cash distributions prior to the reset, the General Partner will be entitled to receive a number of newly issued Common Units based on a predetermined formula described below that takes into account the “cash parity” value of the cash distributions related to the Incentive Distribution Rights received by the General Partner for the two quarters prior to the reset event as compared to the average cash distribution per Common Unit in such quarters.

The number of Common Units that the General Partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average amount of cash distributions received by the General Partner in respect of its Incentive Distribution Rights for the two fiscal quarters ended immediately prior to the date of such reset election by (y) the average amount of cash distributed per Common Unit with respect to such quarters. The General Partner would be entitled to receive distributions in respect of these Common Units pro rata in subsequent periods.

Following a reset election, a baseline minimum quarterly distribution amount will be calculated as an amount equal to the average of the cash distributions paid per Common Unit for the two full fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would make distributions from operating surplus for each quarter thereafter as follows:

●	first, 100% to all Common Unitholders, pro rata, until each such Unitholder receives an amount per unit equal to 115.0% of the reset minimum quarterly distribution for that quarter;

●	second, 85.0% to all Common Unitholders, pro rata, and 15.0% to the General Partner, until each such Unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

●	third, 75.0% to all Common Unitholders, pro rata, and 25.0% to the General Partner, until each such Unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

●	thereafter, 50.0% to all Common Unitholders, pro rata, and 50.0% to the General Partner.

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The following table illustrates the percentage allocation of distributions from operating surplus among our Unitholders and the General Partner (as the holder of our Incentive Distribution Rights) at various distribution levels (1) pursuant to the distribution provisions of our partnership agreement in effect upon consummation of the Conversion, as well as (2) following a hypothetical reset of the target distribution levels based on the assumption that the quarterly distribution amount per Common Unit during the two fiscal quarters immediately preceding the reset election was $0.1875.

	Quarterly	Prior to Reset	General Partner	Quarterly Distribution Per
	Distribution Per Unit	Common Unitholders	(as holder of IDRs)	Unit Following Hypothetical Reset

Minimum Quarterly Distribution	Up to $0.125	100.0%	0.0%	Up to $0.1875 (1)
First Target Distribution	Above $0.125 up to $0.14375	100.0%	0.0%	Above $0.1875 up to $0.215625 (2)
Second Target Distribution	Above $0.14375 up to $0.15625	85.0%	15.0%	Above $0.215625 up to $0.234375 (3)
Third Target Distribution	Above $0.15625 up to $0.1875	75.0%	25.0%	Above $0.234375 up to $0.28125 (4)
Thereafter	Above $0.1875	50.0%	50.0%	Above $0.28125

(1) This amount is equal to the hypothetical reset minimum quarterly distribution.

(2) This amount is 115% of the hypothetical reset minimum quarterly distribution.

(3) This amount is 125% of the hypothetical reset minimum quarterly distribution.

(4) This amount is 150% of the hypothetical reset minimum quarterly distribution

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The following table illustrates the total amount of distributions from operating surplus that would be distributed to our Unitholders and the General Partner (as the holder of our Incentive Distribution Rights), in respect of its Incentive Distribution Rights, based on the amount distributed for the quarter immediately prior to the reset. The table assumes that immediately prior to the reset there would be 212,634,165 Common Units outstanding and the distribution to each Common Unit would be $0.18750 per quarter for the quarter prior to the reset. Before the General Partner may elect to reset the Incentive Distribution Rights, the criteria to end the Subordination Period for the outstanding Subordinated Units must be met; accordingly, we are estimating that there would be 212,634,165 Common Units outstanding prior to the hypothetical reset, which assumes no additional Common Units were issued and no Acquisition Units converted to Common Units.

		Cash Distributions Prior to Reset
	Quarterly		Incentive
	Distribution Per	Common	Distribution
	Unit Prior to Reset	Units (1)	Rights	Total

Minimum Quarterly Distribution	Up to $0.125	$26,579,271	$0	$26,579,271
First Target Distribution	Above $0.125 up to $0.14375	$3,986,891	$0	$3,986,891
Second Target Distribution	Above $0.14375 up to $0.15625	$2,657,927	$469,046	$3,126,973
Third Target Distribution	Above $0.15625 up to $0.1875	$6,644,818	$2,214,939	$8,859,757
Thereafter	Above $0.1875	$0	$0	$0

(1)	The hypothetical assumption includes 2,634,165 shares presently outstanding and units issued from the proposed contribution of operating companies.

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The following table illustrates the total amount of distributions from operating surplus that would be distributed to our Unitholders and the General Partner (as the holder of our Incentive Distribution Rights) in respect of its Incentive Distribution Rights, with respect to the quarter in which the reset occurs. The table reflects that as a result of the reset there would be 14,314,588 Common Units issued to the General Partner increasing the total Common Units outstanding to 226,948,753 and the distribution to each Common Unit would be $0.18750. The number of Common Units to be issued to the General Partner upon the reset was calculated by dividing (1) the amount received by the General Partner in respect of its Incentive Distribution Rights for the two quarters prior to the reset as shown in the table above (assuming the Third Target Distribution was reached for each of those quarters), or $2,683,985 in the aggregate, by (2) the average cash distributed on each Common Unit for the two quarters prior to the reset, as shown in the table above.

Cash Distributions After Reset
	Quarterly		Incentive
	Distribution Per	Common	Distribution
	Unit After Reset	Units	Rights	Total

Minimum Quarterly Distribution	Up to $0.1875 (1)	$42,552,891	$0	$42,552,891
First Target Distribution	Above $0.1875 up to $0.215625 (2)	-	-	-
Second Target Distribution	Above $0.215625 up to $0.234375 (3)	-	-	-
Third Target Distribution	Above $0.234375 up to $0.28125 (4)	-	-	-
Thereafter	Above $0.28125	-	-	-

The General Partner (as the holder of our Incentive Distribution Rights) will be entitled to cause the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

Capital Surplus is available cash in excess of Operating Surplus and includes cash from financings that are not Working Capital Borrowings and cash from any other sources. Capital Surplus shall be distributed, unless otherwise determined by the General Partner to be needed for operations, acquisitions or strategic reserves, shall be distributed for Cumulative Common Unit Arrearages of the Minimum Quarterly Distribution and thereafter shall be distributed as Operating Surplus.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

If we combine our Common Units into fewer Common Units or subdivide our Common Units into a greater number of common stock, our partnership agreement specifies that the applicable Minimum Quarterly Distribution and Target Distributions shall be adjusted proportionately.

For example, if a two-for-one split of the Common Units should occur, the minimum quarterly distribution and the target distribution levels would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units for cash or property.

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Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the Unitholders and the holders of the Incentive Distribution Rights, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of units to a repayment of the initial value contributed by stockholders for their units in the Corporation’s initial public offering, which we refer to as the “initial unit price” for each unit. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the Incentive Distribution Rights of the General Partner.

Manner of Adjustments for Gain and Loss

The manner of the adjustment for gain and loss is set forth in the partnership agreement. We will generally allocate any gain and loss to the partners in the following manner:

●	Net income will be allocated first to the Unitholders to which net loss has been allocated pursuant to the LP Agreement, and then to the Unitholders, pro rata.

●	Net loss will be allocated to the Unitholders, pro rata; provided, however, that net losses will not be allocated to the extent that such allocation would cause any Unitholder to have a deficit balance in its capital account at the end of such taxable period (or increase any existing deficit balance in its capital account) and such net loss will instead be allocated to the Unitholders with positive capital account balances in proportion to such positive balances.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units references to the units of Armada LP to be issued and outstanding upon consummation of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our General Partner and its affiliates, including Salvor Management, on the one hand, and us and our limited partners, on the other hand. The directors and officers of our General Partner have fiduciary duties to manage our General Partner in a manner beneficial to Salvor Management. At the same time, our General Partner has a duty to manage our partnership in a manner that it believes is not adverse to our interests. Our partnership agreement specifically defines the remedies available to Unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”) provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the General Partner to the limited partners and the partnership.

Whenever a conflict arises between our General Partner or its affiliates, on the one hand, and us or our limited partners, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all of our limited partners and shall not constitute a breach of our partnership agreement, of any agreement contemplated thereby or of any duty, if the resolution or course of action in respect of such conflict of interest is:

●	approved by the conflicts committee of our General Partner, although our General Partner is not obligated to seek such approval; or

●	approved by the holders of a majority of the outstanding common Units, excluding any such units owned by our General Partner or any of its affiliates.

Our General Partner may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of its board of directors or from the holders of a majority of the outstanding common stock as described above. If our General Partner does not seek approval from the conflicts committee or from holders of common stock as described above and the board of directors of our General Partner approves the resolution or course of action taken with respect to the conflict of interest, then our partnership agreement provides that it will be presumed that, in making its decision, the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of us or any of our Unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

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Unless the resolution of a conflict is specifically provided for in our partnership agreement, the board of directors of our General Partner or the conflicts committee of the board of directors of our General Partner may consider any factors that it determines in good faith to consider when resolving a conflict. An independent third-party is not required to evaluate the resolution. Under our partnership agreement, a determination, other action or failure to act by our General Partner, the board of directors of our General Partner or any committee thereof (including the conflicts committee) will be deemed to be “in good faith,” unless our General Partner, the board of directors of our General Partner or any committee thereof (including the conflicts committee) believed such determination, other action or failure to act was adverse to the interests of the partnership.

Conflicts of interest could arise in the situations described below, among others:

Actions taken by our General Partner may affect the amount of cash available to pay distributions to Unitholders.

The amount of cash that is available for distribution to Unitholders is affected by decisions of our General Partner regarding such matters as:

●	amount and timing of asset purchases and sales;

●	cash expenditures;

●	borrowings;

●	entry into and repayment of current and future indebtedness;

●	issuance of additional units; and

●	the creation, reduction or increase of reserves in any quarter.

In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our General Partner to our Unitholders, including borrowings that have the purpose or effect of enabling our General Partner or its affiliates to receive distributions on the Incentive Distribution Rights.

For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common stock, our partnership agreement permits us to borrow funds, which would enable us to make such distribution on all outstanding units. Please read “Provisions of the Partnership Agreement Relating to Cash Distributions—Operating Surplus and Capital Surplus—Operating Surplus.”

The directors and officers of Armada GP have a fiduciary duty to make decisions in the best interests of the owners of Armada GP, which may be contrary to our interests.

Because it is anticipated that, following the Conversion, certain officers and/or certain directors of our General Partner may also be directors, managers and/or officers of affiliates of our General Partner, including Salvor Management and certain of their affiliates, they have fiduciary duties to such entities that may cause them to pursue business strategies that disproportionately benefit them or which otherwise are not in our best interests.

Our General Partner is allowed to take into account the interests of parties other than us, such as Salvor Management and its affiliates, in exercising certain rights under our partnership agreement.

Our partnership agreement contains provisions that reduce the standards to which our General Partner would otherwise be held by Delaware fiduciary duty law as permitted by the Delaware LP Act. For example, our partnership agreement permits our General Partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our General Partner. This entitles our General Partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its call right, its voting rights with respect to any units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation.

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Our partnership agreement limits the liability of, and replaces the duties owed by, our General Partner and also restricts the remedies available to our Unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

In addition to the provisions described above, our partnership agreement contains provisions that restrict the remedies available to our Unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, our partnership agreement provides that:

●	our General Partner shall not have any liability to us or our Unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning that it believed that the decision was not adverse to the interests of our partnership;

●	our General Partner and its officers and directors will not be liable for monetary damages to us or our limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our General Partner or those other persons acted in bad faith or, in the case of a criminal matter, acted with knowledge that its conduct was criminal; and

●	in resolving conflicts of interest, it will be presumed that in making its decision the General Partner, the board of directors of the General Partner or the conflicts committee of the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

By taking ownership of a Common Unit, including by way of the Conversion, a common stockholder will agree to become bound by the provisions in our partnership agreement, including the provisions discussed above. Please read “—Fiduciary Duties.”

Common Unitholders have no right to enforce obligations of our General Partner and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our General Partner and its affiliates, on the other, will not grant to the Unitholders, separate and apart from us, the right to enforce the obligations of our General Partner and its affiliates in our favor.

Contracts between us, on the one hand, and our General Partner and its affiliates, on the other, are not and will not be the result of arm’s-length negotiations.

Neither our partnership agreement nor any of the other agreements, contracts and arrangements between us and our General Partner and its affiliates are or will be the result of arm’s-length negotiations. Our General Partner will determine, in good faith, the terms of any of such future transactions.

Except in limited circumstances, our General Partner has the power and authority to conduct our business without Unitholder approval.

Under our partnership agreement, our General Partner has full power and authority to do all things, other than those items that require Unitholder approval, necessary or appropriate to conduct our business, including, but not limited to, the following actions:

●	expending, lending or borrowing money, assuming, guaranteeing or otherwise contracting for indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into our securities, and incurring any other obligations;

●	preparing and transmitting tax, regulatory and other filings, periodic or other reports to governmental or other agencies having jurisdiction over our business or assets;

●	acquiring, disposing, mortgaging, pledging, encumbering, hypothecating, granting a security interest in or exchanging our assets or merging or otherwise combining us with or into another person

●	negotiating, executing and performing contracts, conveyance or other instruments;

●	distributing cash;

●	selecting or dismissing employees and agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

●	maintaining insurance for our benefit;

●	forming, acquiring an interest in, and contributing property and loaning money to, any further limited partnerships, joint ventures, corporations, limited liability companies or other relationships;

●	controlling all matters affecting our rights and obligations, including bringing and defending actions at law or in equity or otherwise litigating, arbitrating or mediating, and incurring legal expense and settling claims and litigation;

●	indemnifying any person against liabilities and contingencies to the extent permitted by law;

●	purchasing, selling or otherwise acquiring or disposing of our partnership interests, or issuing, purchasing or otherwise acquiring additional options, rights, warrants, appreciation rights, phantom or tracking interests relating to our partnership interests; and

●	entering into agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our General Partner.

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Please read “The Partnership Agreement” for information regarding the voting rights of Unitholders.

Common units are subject to our General Partner’s call right.

If at any time our General Partner and its controlled affiliates own more than 80% of the Common Units, our General Partner will have the right, which it may assign to any of its affiliates or to us, but not the obligation, to acquire all, but not less than all, of the Common Units held by unaffiliated persons at the market price calculated in accordance with the terms of our partnership agreement. As a result, you may be required to sell your Common Units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. Our General Partner is not obligated to obtain a fairness opinion regarding the value of the Common Units to be repurchased by it upon exercise of the call right. There is no restriction in our partnership agreement that prevents our General Partner from issuing additional Common Units and exercising its call right. Our General Partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a Common Unitholder may have his Common Units purchased from him at an undesirable time or price. Please read “The Partnership Agreement—Limited Call Right.”

We may not choose to retain separate counsel for ourselves or for the holders of Common Units.

Attorneys, independent accountants and others who perform services for us may be retained by our General Partner after the Conversion. Attorneys, independent accountants and others who perform services for us are selected by our General Partner or the conflicts committee of the board of directors of our General Partner and may perform services for our General Partner and its affiliates. We may retain separate counsel for ourselves or the conflict committee in the event of a conflict of interest between our General Partner and its affiliates, on the one hand, and us or the holders of Common Units, on the other, depending on the nature of the conflict, although we may choose not to do so.

Our General Partner’s affiliates may compete with us, and neither our General Partner nor its affiliates have any obligation to present business opportunities to us.

Our partnership agreement provides that our General Partner is restricted from engaging in any business other than those incidental to its ownership of interests in us. However, affiliates of our General Partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us, and may acquire, construct or dispose of assets in the future without any obligation to offer us the opportunity to acquire those assets. In addition, under our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to our General Partner and its affiliates. As a result, neither our General Partner nor any of its affiliates have any obligation to present business opportunities to us.

The holder or holders of our Incentive Distribution Rights may elect to cause us to issue Common Units to it in connection with a resetting of incentive distribution levels without the approval of our Unitholders. This election may result in lower distributions to our Common Unitholders in certain situations.

The holder or holders of a majority of our Incentive Distribution Rights (initially the General Partner) have the right, at any time when they have received incentive distributions at the highest level to which they are entitled (50.0%) for each of the prior four consecutive fiscal quarters, to reset the initial target distribution levels at higher levels based on our cash distribution levels at the time of the exercise of the reset election. Following a reset election, the minimum quarterly distribution will be reset to an amount equal to the average cash distribution per Common Unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”), and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution.

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We anticipate that the General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per unit without such conversion. However, General Partner may transfer the Incentive Distribution Rights at any time. It is possible that General Partner or a transferee could exercise this reset election at a time when we are experiencing declines in our aggregate cash distributions or at a time when the holders of the Incentive Distribution Rights expect that we will experience declines in our aggregate cash distributions in the foreseeable future. In such situations, the holders of the Incentive Distribution Rights may be experiencing, or may expect to experience, declines in the cash distributions that it receives related to the Incentive Distribution Rights and may therefore desire to be issued our common stock, which are entitled to specified priorities with respect to our distributions and which therefore may be more advantageous for them to own in lieu of the right to receive incentive distribution payments based on target distribution levels that are less certain to be achieved. As a result, a reset election may cause our Common Unitholders to experience dilution in the amount of cash distributions that they would have otherwise received had we not issued new common stock to the holders of the Incentive Distribution Rights in connection with resetting the target distribution levels. Please read “Provisions of the Partnership Agreement Relating to Cash Distributions—Incentive Distribution Rights.”

Services Agreement

The partnership shall enter into a Services Agreement with the General Partner after the Conversion pursuant to which the General Partner will provide certain services to the partnership, including certain executive, general and administrative services, including but not limited to legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes and engineering. As consideration for the services provided under the Services Agreement, the partnership has agreed to pay to the General Partner a fee of 2% of the partnership’s operating surplus. In addition, the partnership will reimburse the General Partners for its expenses in connection with the services provided under the Services Agreement. The General Partner shall also obtain insurance for the benefit of the partnership, the costs of which shall be reimbursed to the General Partner.

In the Services Agreement, the partnership is obligated to indemnify the General Partner and its affiliates and their respective directors, officers, managers, members, and legal representatives from and against any and all losses suffered by the forgoing as a result of, caused by, or arising out of (i) any breach of a representation and warranty of the partnership in the Services Agreement, (ii) any breach of any covenant of the partnership under the Services Agreement, (iii) the sole, joint or concurrent negligence, gross negligence or willful misconduct of the partnership, or (iv) the General Partner’s performance of the services, including General Partner’s sole, joint or concurrent negligence (but excluding the gross negligence or willful misconduct of the General Partner for which it is indemnifying the partnership.

Similarly, the General Partner is obligated to indemnify the partnership and its affiliates and their respective directors, officers, managers, members and legal representatives from and against any and all Losses suffered by the forgoing as a result of, caused by, or arising out of (i) any breach of a representation or warranty of the General Partner in in the Services Agreement, or (ii) the gross negligence or willful misconduct of the General Partner in its performance or failure to perform any services under the Services Agreement.

Fiduciary Duties

Duties owed to Unitholders by our General Partner are prescribed by law and in our partnership agreement. The Delaware LP Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the General Partner to limited partners and the partnership.

Our partnership agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed by our General Partner. We have adopted these provisions to allow our General Partner or its affiliates to engage in transactions with us that otherwise might be problematic under otherwise applicable state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our General Partner has a duty to manage our partnership in good faith and a duty to manage our General Partner in a manner beneficial to its owner. Without these modifications, our General Partner’s ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits our General Partner by enabling it to take into consideration all parties (including it and its affiliates) involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of our General Partner to attract and retain experienced and capable directors. However, modifying the fiduciary duty standards represents a detriment to our public Unitholders because it restricts the recourse otherwise available to our public Unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits our General Partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interests.

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The following is a summary of the material restrictions of the fiduciary duties owed by our General Partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the partnership.

Partnership agreement modified standards	Our partnership agreement contains provisions that waive or consent to conduct by our General Partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our General Partner is acting in its capacity as our General Partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our General Partner is acting in its individual capacity, as opposed to in its capacity as our General Partner, it may act without any fiduciary obligation to us or the Unitholders whatsoever. These standards replace the obligations to which our General Partner would otherwise be held.

If our General Partner does not obtain approval from the conflicts committee of the board of directors of our General Partner or our Common Unitholders, excluding any such units owned by our General Partner or its affiliates, and the board of directors of our General Partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, its board, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards replace the obligations to which our General Partner would otherwise be held.

Rights and remedies of Unitholders

The Delaware LP Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its duties or of our partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its duties to the limited partners.

The Delaware LP Act provides that, unless otherwise provided in a partnership agreement, a partner or other person shall not be liable to a limited partnership or to another partner or to another person that is a party to or is otherwise bound by a partnership agreement for breach of fiduciary duty for the partner’s or other person’s good faith reliance on the provisions of the partnership agreement. Under our partnership agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our partners, our General Partner and any other indemnitee acting in connection with our business or affairs shall not be liable to us or to any partner for its good faith reliance on the provisions of our partnership agreement.

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By taking ownership of our Common Units, including by way of the Conversion, each Common Unitholder automatically agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware LP Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

Under our partnership agreement, we must indemnify our General Partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our General Partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith. We must also provide this indemnification for criminal proceedings unless our General Partner or these other persons acted with knowledge that their conduct was criminal. Thus, our General Partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read “The Partnership Agreement—Indemnification.”

DESCRIPTION OF THE COMMON UNITS

As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units references to the units of Armada LP to be issued and outstanding upon consummation of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

The Units

The Common Units are a separate class of limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of Common Units in and to partnership distributions, please read this section and “Provisions of the Partnership Agreement Relating to Cash Distributions.” For a description of other rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.”

Transfer Agent and Registrar

Duties

Globex Transfer, LLC is anticipated to serve as the registrar and transfer agent for the Common Units. We will pay all fees charged by the transfer agent for transfers of Common Units except the following, which must be paid by Unitholders:

●	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

●	special charges for services requested by a holder of a Common Unit; and

●	other similar fees or charges.

There will be no charge to Unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their Unitholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed or a successor has not accepted its appointment, our General Partner may act as the transfer agent and registrar until a successor is appointed.

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Transfer of Common Units

Upon the transfer of a Common Unit in accordance with our partnership agreement, the transferee of the Common Unit shall be admitted as a limited partner with respect to the common stock transferred when such transfer and admission are reflected in our books and records. Each transferee:

●	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

●	automatically becomes bound by the terms and conditions of our partnership agreement;

●	gives the consents, waivers and approvals contained in our partnership agreement; and

●	shall be deemed to certify that the transferee is not an Ineligible Holder.

We may, at our discretion, treat the nominee holder of a Common Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common stock.

Until a Common Unit has been transferred on our books, we and the transfer agent may treat the record holder of the Common Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Transfer of General Partner Interest

Prior to December 31, 2024, the General Partner may not transfer all or any part of its non-economic management interest unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) or unless such transfer is of all of such interest to an affiliate of the General Partner (other than an individual) or to another entity in connection with the merger or consolidation of the General Partner with or into such entity or the transfer by the General Partner of all or substantially all of its assets to such other entity.

On or after December 31, 2026, the General Partner may transfer all or any part of its non-economic management interest General Partner Interest without the approval of any Limited Partner or any other person.

The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without the approval of any Limited Partner or any other person.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. The form of our partnership agreement is included in this prospectus as Annex D. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this Consent Solicitation:

●	with regard to distributions, please read “PROVISIONS OF THE PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS” on page 28;

●	with regard to the duties of, and standard of care applicable to, our General Partner, please read “CONFLICTS OF INTEREST AND FIDUCIARY DUTIES” on page 35;

●	with regard to the transfer of common stock, please read “DESCRIPTION OF THE COMMON UNITS —Transfer of Common Units” on page 42; and

●	with regard to allocations of taxable income and taxable loss, please read “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION” on page 67.

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As used in this section, references to “we,” “us” and “our” refer to Armada LP. Unless the context otherwise requires, references in this section to any class of units are references to the units of Armada LP to be issued and outstanding upon consummation of the Conversion, and references to any Unitholders refer to the Unitholders of Armada LP.

Organization and Duration

Armada LP will be created upon the effective time of the Conversion of the Corporation. Armada LP will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our General Partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our General Partner shall not cause us to take any action that the General Partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Our General Partner is generally authorized to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common stock and other partnership securities as well as to the General Partner or its transferee in respect of its Incentive Distribution Rights. For a description of these cash distribution provisions, please read “PROVISIONS OF THE PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS” on page 28.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

The following is a summary of the Unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common stock.

In voting their Common Units, our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

The Incentive Distribution Rights may be entitled to vote in certain circumstances.

Issuance of additional units	No approval right.

Amendment of the partnership agreement

Certain amendments may be made by our General Partner without the approval of the Unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Dissolution.”

Withdrawal of our General Partner

Under most circumstances, the approval of a majority of the common stock, excluding common stock held by our General Partner and its affiliates, is required for the withdrawal of our General Partner prior to December 31, 2024 in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our General Partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our General Partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our non-economic general partner interest

The General Partner cannot voluntarily transfer its general partner interest until December 31, 2024 unless is a transfer of all of such interest to an affiliate of the General Partner or a transfer to another entity in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other entity. Until December 31, 2026 any other transfer of the General Partner interest would require approval of the majority Limited Partners, and thereafter with no approval would be required. Please read “Transfer of General Partner Interest” on page 42.

Transfer of Incentive Distribution Rights	No approval right. Please read “—Transfer of Incentive Distribution Rights” on page 50.

Transfer of ownership interests in our General Partner	No approval right. Please read “—Transfer of Ownership Interests in the General Partner” on page 50.

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If any person or group other than our General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units, unless otherwise required by law or approved by the board of directors of our General Partner. This loss of voting rights does not apply to any person or group that acquires the units from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires the units with the specific prior approval of our General Partner.

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

●	arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

●	brought in a derivative manner on our behalf;

●	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our General Partner, or owed by our General Partner, to us or the limited partners;

●	asserting a claim arising pursuant to any provision of the Delaware LP Act; or

●	asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, provided, however, that any claims, suits, actions or proceedings over which the Court of Chancery of the State of Delaware does not have jurisdiction may be brought in any other court in the State of Delaware having jurisdiction. In addition, each party to such claims, suits, actions or proceedings irrevocably waives the right to trial by jury.

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If any limited partner, our General Partner or any person holding any beneficial interest in Armada LP (whether through a broker, dealer, bank, trust company or clearing corporation) brings any of the claims, suits, actions or proceedings described in the bullets above and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount (if the extent of such achievement is disputed, then as determined by the Court of Chancery of the State of Delaware or such other court with subject matter jurisdiction of such claim, suit, action or proceeding), the full remedy sought, then such limited partner, our General Partner or person holding any beneficial interest in Armada LP shall be obligated to reimburse Armada LP and its affiliates (including our General Partner, the directors of our General Partner and the owner of our General Partner) for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorney’s fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. Armada LP and its “affiliates,” as defined in the LP Agreement would be entitled to recover all of their fees, costs and expenses in any such action, and such losing party would be severally liable for all such fees, costs and expenses.

By taking ownership of a Common Unit, including by way of the Conversion, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings. We intend to apply a broad interpretation to each of the foregoing provisions in our partnership agreement in order to apply the fee-shifting provision broadly.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware LP Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware LP Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common stock plus his share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:

●	to remove or replace our General Partner;

●	to approve some amendments to our partnership agreement; or

●	to take other action under our partnership agreement

constituted “participation in the control” of our business for the purposes of the Delaware LP Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our General Partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware LP Act specifically provides for legal recourse against our General Partner if a limited partner were to lose limited liability through any fault of our General Partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware LP Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act shall be liable to the limited partnership for the amount of the distribution for three years.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiary or any subsidiaries we may have in the future, or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our General Partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our General Partner under the circumstances. We will operate in a manner that our General Partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

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Issuance of Additional Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our General Partner without the approval of the Unitholders.

It is possible that we will fund acquisitions through the issuance of additional common stock or other partnership interests. Holders of any additional common stock that we issue will be entitled to share equally with the then-existing Common Unitholders in our distributions. In addition, the issuance of additional common stock or other partnership interests may dilute the value of the interests of the then-existing Common Unitholders in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our General Partner, may have rights to distributions or special voting rights to which the Common Units are not entitled. In addition, our partnership agreement does not prohibit our current or future subsidiaries from issuing equity interests, which may effectively rank senior to the common stock.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our General Partner. However, our General Partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our General Partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

●	enlarge the obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

●	enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our General Partner or any of its affiliates without the consent of our General Partner, which consent may be given or withheld in its sole discretion.

No amendment relating that reduces the percentage vote required to remove the General Partner, nor any amendment of the sections of the LP Agreement relating to amendments to increase the applicable percentages, will be effective unless approved by at least 90% of the outstanding Unit voting as a single class (including units owned by our General Partner and its affiliates). Upon the effective time of the Conversion, the General Partner will collectively own approximately 76% of our outstanding Common Units, based on the number of shares of the Corporation’s Common Stock owned as of the Record Date.

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No Unitholder Approval

Our General Partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

●	a change in our name, the location of our principal place of business, our registered agent or our registered office;

●	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

●	a change that our General Partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

●	a change in our fiscal year or taxable year and related changes;

●	an amendment that is necessary, in the opinion of our counsel, to prevent us or our General Partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Corporation Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or (“ERISA”) whether or not substantially similar to plan asset regulations currently applied or proposed;

●	an amendment that our General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

●	any amendment expressly permitted in our partnership agreement to be made by our General Partner acting alone;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

●	any amendment that our General Partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

●	conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance in certain circumstances; or

●	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our General Partner may make amendments to our partnership agreement, without the approval of any limited partner, if our General Partner determines that those amendments:

●	do not adversely affect the limited partners, considered as a whole, or any particular class of limited partners, in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

●	are necessary or appropriate for any action taken by our General Partner relating to splits or combinations of units under the provisions of our partnership agreement; or

●	are necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our General Partner. However, our General Partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, our partnership agreement generally prohibits our General Partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our General Partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our General Partner may consummate any merger without the prior approval of our Unitholders if we are the surviving entity in the transaction, our General Partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction and the partnership securities to be issued do not exceed 20% of our outstanding partnership interests (other than Incentive Distribution Rights) immediately prior to the transaction. If the conditions specified in our partnership agreement are satisfied, our General Partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our General Partner with the same rights and obligations as contained in our partnership agreement. Our Unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

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Dissolution

We will continue as a limited partnership until dissolved and terminated under our partnership agreement and the Delaware LP Act. We will dissolve upon:

●	the election of our General Partner to dissolve us, if approved by the holders of units representing a unit majority;

●	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

●	the entry of a decree of judicial dissolution of our partnership; or

●	the withdrawal or removal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last bullet above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

●	the action would not result in the loss of limited liability under Delaware law of any limited partner; and

●	The partnership would not be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our General Partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of the Partnership Agreement Relating to Cash Distributions—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our General Partner has agreed not to withdraw voluntarily as our General Partner prior to December 31, 2024 without obtaining the approval of the holders of at least a majority of the outstanding Common Units, excluding common stock held by our General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2024, our General Partner may withdraw as general partner without first obtaining approval of any Unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our General Partner may withdraw without Unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common stock are held or controlled by one person and its affiliates, other than our General Partner and its affiliates. In addition, our partnership agreement permits our General Partner to sell or otherwise transfer all of its general partner interest in us without the approval of the Unitholders. Please read “—Transfer of General Partner Interest.”

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Upon withdrawal of our General Partner under any circumstances, other than as a result of a transfer by our General Partner of all or a part of its general partner interest in us, the holders of a unit majority may appoint a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “—Dissolution.”

Our General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our General Partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our General Partner is also subject to the approval of a successor general partner by the vote of a unit majority. The ownership of more than 33 1/3% of the outstanding units by our General Partner gives it the ability to prevent our General Partner’s removal. Upon the effective time of the Conversion, based on the number of the Corporation’s units outstanding on the Record Date, the General Partner will collectively own 76% of our outstanding Common Units.

In the event of the removal of our General Partner under circumstances where cause exists or withdrawal of our General Partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and Incentive Distribution Rights of the departing general partner and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where our General Partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the Incentive Distribution Rights of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value; if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, then the departing general partner’s general partner interest and all of its affiliates’ Incentive Distribution Rights will automatically convert into Common Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due to the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

If the General Partner is removed as general partner of Armada LP without Cause and units held by the General Partner and its affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for- one basis, (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor in accordance with the LP Agreement.

Transfer of General Partner Interest

Prior to December 31, 2024, the General Partner may not transfer all or any part of its non-economic management interest unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) or unless such transfer is of all of such interest to an affiliate of the General Partner (other than an individual) or to another entity in connection with the merger or consolidation of the General Partner with or into such entity or the transfer by the General Partner of all or substantially all of its assets to such other entity.

On or after December 31, 2026, the General Partner may transfer all or any part of its non-economic management interest General Partner Interest without the approval of any Limited Partner or any other person.

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Transfer of Ownership Interests in the General Partner

At any time, the owners of our General Partner may sell or transfer all or part of its ownership interests in our General Partner to an affiliate or third-party without the approval of our Unitholders.

Transfer of Incentive Distribution Rights

By transfer of Incentive Distribution Rights in accordance with our partnership agreement, each transferee of Incentive Distribution Rights will be admitted as a limited partner with respect to the Incentive Distribution Rights transferred when such transfer and admission is reflected in our books and records. The Record Holder of an Incentive Distribution Right is not entitled to vote such Incentive Distribution Right on any Partnership matter. The transferee of an Incentive Distribution Right:

●	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

●	automatically becomes bound by the terms and conditions of our partnership agreement;

●	gives the consents, waivers and approvals contained in our partnership agreement; and

●	shall be deemed to certify that the transferee is not an Ineligible Holder.

We may, at our discretion, treat the nominee holder of Incentive Distribution Rights as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Incentive distribution rights are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred Incentive Distribution Rights.

Until an incentive distribution right has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Armada GP as our General Partner or from otherwise changing our management. Please read “—Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our General Partner. If any person or group, other than our General Partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read “—Meetings; Voting.”

Limited Call Right

If at any time our General Partner and its controlled affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our General Partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a Record Date to be selected by our General Partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of this purchase is the greater of:

●	the highest price paid by our General Partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our General Partner first mails notice of its election to purchase those limited partner interests; and

●	the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days preceding the date that is three business days before the date the notice is mailed.

As a result of our General Partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a Unitholder may anticipate the market price to be in the future. The tax consequences to a Unitholder of the exercise of this call right are the same as a sale by that Unitholder of his common stock in the market. Please read “Material U.S. Federal Income Tax Consequences of Common Unit Ownership—Disposition of Units.”

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Ineligible Holders; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us or any of our future subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement that the General Partner may upon demand or on a regular basis require Limited Partners, and transferees of Limited Partner Interests in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Ineligible Holders.

An “Ineligible Holder” is any limited partner other than (i) one whose nationality, citizenship or other related status the General Partner determines does not or would not create under any federal, state or local law or regulation to which a Limited Partner is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization or (ii) subject to United States federal income taxation on the income generated by Armada LP (other than an entity not subject to United States federal income taxation on the income generated by Armada LP if all of the entity’s beneficial owners are subject to such taxation).

If our General Partner, with the advice of counsel, determines that a limited partner is an “Ineligible Holder”, as defined below and in the LP Agreement, our General Partner may redeem the units held by the limited partner at their current market price. The redemption price will be paid in cash or by delivery of a promissory note of Armada LP, bearing interest 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

In addition, the General Partner will be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests, and will vote their Limited Partner Interests held by it on behalf of Ineligible Holders. The General Partner will distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast.

Upon dissolution of Armada LP, an Ineligible Holder will have no right to receive a distribution in kind but will be entitled to the cash equivalent thereof.

When an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not already redeemed, the Ineligible Holder, upon approval of the General Partner, shall no longer constitute an Ineligible Holder.

The General partner may also prohibit and void transfers to Ineligible Holders, including by placing a stop order with the Transfer Agent.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the Record Date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by the Unitholders may be taken either at a meeting of the Unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the Unitholders may be called by our General Partner or by Unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. Except as otherwise provided by the LP Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law, the holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the Unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Interests.” However, if at any time any person or group, other than our General Partner and its affiliates, or a direct or subsequently approved transferee of our General Partner or its affiliates and purchasers specifically approved by our General Partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of Unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

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Any notice, demand, request, report or proxy material required or permitted to be given or made to record Common Unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

The holders of the Incentive Distribution Rights will have no right to vote in respect of such rights on any matter.

Status as Limited Partner

By transfer of Common Units in accordance with our partnership agreement, each transferee of Common Units shall be admitted as a limited partner with respect to the Common Units transferred when such transfer and admission are reflected in our books and records. Except as described under “—Limited Liability,” the Common Units will be fully paid, and Unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

●	our General Partner;

●	any departing general partner;

●	any person who controls our General Partner or any departing general partner;

●	any person designated by our General Partner.

●	any person who is or was an affiliate of our General Partner or any departing general partner;

●	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our General Partner, any departing general partner or any of their affiliates; and

●	any person who is or was serving at the request of a general partner, any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

Any indemnification under these provisions will only be out of our assets. Unless our General Partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Notwithstanding the above, the indemnitee is not entitled to indemnification if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

No indemnification is available to any affiliate of the General Partner or to any other indemnitee, with respect to any such affiliate’s obligations pursuant to the Contribution Agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our General Partner and its affiliates for all direct and indirect expenses they incur or payments they make on our behalf and all other expenses allocable to us or otherwise incurred by our General Partner and its affiliates in connection with operating our business. Our partnership agreement does not set a limit on the amount of expenses for which our General Partner and its affiliates may be reimbursed. These expenses may include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our General Partner by its affiliates. Our General Partner is entitled to determine in good faith the expenses that are allocable to us.

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Books and Reports

Our General Partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of our common stock, within 105 days after the close of each fiscal year (or such shorter period as required by the SEC), an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter (or such shorter period as required by the SEC).

We will furnish each record holder with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our Unitholders will depend on their cooperation in supplying us with specific information. Every Unitholder will receive information to assist him in determining his U.S. federal and state tax liability and in filing his U.S. federal and state income tax returns, regardless of whether he supplies us with the necessary information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

●	from the General Partner either (A) after the effectiveness of the Registration Statement (as defined below) or merger with the Initial Limited Partner, Armada LP’s most recent Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if Armada LP is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through Armada LP’s or the SEC’s website);

●	a current list of the name and last known business, residence or mailing address of each Partner; and

●	a copy of the LP Agreement and the Certificate of Limited Partnership and all amendments thereto.

Under our partnership agreement, however, each of our limited partners and other persons who acquire interests in our partnership interests do not have rights to receive information from us or any of the persons we indemnify as described above under “—Indemnification” for the purpose of determining whether to pursue litigation or assist in pending litigation against us or those indemnified persons relating to our affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.

Our General Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our General Partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, upon demand, we have agreed to register for resale under the Securities Act and applicable state securities laws any Common Units or other limited partner interests proposed to be sold by our General Partner or any of its affiliates or their assignees, if an exemption from the registration requirements is not otherwise available. These registration rights commence 180 days after the Closing Date.

In addition, if at any time after the 180th day after the Closing Date, Armada LP proposes to file a registration statement (other than pursuant to a demand registration as discussed above) for an offering of Partnership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), Armada LP shall notify all Holders of such proposal at least five business days before the proposed filing date and shall use commercially reasonable efforts to include the number of Registrable Securities held by any Holder in such registration statement as each holder requests.

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We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to selling holders.

COMPARISON OF RIGHTS OF ARMADA LP COMMON UNITHOLDERS AND BIM HOMES, INC. COMMON STOCKHOLDERS

The following is a summary of the material differences between the common stock of the Corporation under the Corporation’s Certificate of Incorporation and Bylaws (the “Organizational Documents”) and the Common Units of Armada LP under LP Agreement. While the Corporation believes that this summary covers the material differences between the Corporation’s common stock, on the one hand, and the Common Units, on the other hand, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete description of the respective rights of the Corporation’s common stockholders and Armada LP common stockholders and is qualified in its entirety by reference to the Delaware Revised Uniform Limited Partnership Act, the LLC Agreement and the LP Agreement that is included as Annex D to this Consent Solicitation.

Purpose and Term of Existence

Armada Enterprises LP	BIM Homes, Inc.

Armada LP’s purpose is limited to any business activity that is approved by its general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that its general partner shall not cause it to take any action that the general partner determines would be reasonably likely to cause it to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Armada LP’s existence as a limited partnership will continue until dissolved pursuant to the terms of the LP Agreement.

Under the Organizational Documents, the Corporation is permitted to engage, directly or indirectly, in any activity that its Board of Directors approves and that a corporation organized under Delaware law lawfully may conduct.

The Corporation’s existence as a corporation will continue until dissolved pursuant to the terms of the Organizational Documents.

Distributions of Available Cash

Armada Enterprises LP	BIM Homes, Inc.

Within 45 days following the end of each quarter commencing with the quarter ending on September 30, 2017, Armada LP will distribute all of its available cash to the Partners.

Please read “Provisions of the Partnership Agreement Relating to Cash Distributions—Distributions of Available Cash.”

The corporation is not required to disburse cash or declare dividends.

Dividends upon the capital stock of the corporation, subject to the Certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

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Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

Armada Enterprises LP	BIM Homes, Inc.

A merger, consolidation or conversion of us requires the prior consent of our General Partner. However, our General Partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, our partnership agreement generally prohibits our General Partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination.

Our General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our General Partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval.

Finally, our General Partner may consummate any merger without the prior approval of our Unitholders if we are the surviving entity in the transaction, our General Partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction and the partnership securities to be issued do not exceed 20% of our outstanding partnership interests (other than Incentive Distribution Rights) immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our General Partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our General Partner with the same rights and obligations as contained in our partnership agreement. Our Unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

The Corporation’s Board of Directors is generally prohibited, without the prior approval of the stockholders from, among other things, selling, exchanging or otherwise disposing of all or substantially all of its assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on its behalf the sale, exchange or other disposition of all or substantially all of the assets of its subsidiaries, provided that the Corporation’s Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of its assets without that approval.

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Dissolution

Armada Enterprises LP	BIM Homes, Inc.

We will continue as a limited partnership until dissolved and terminated under our partnership agreement and the Delaware LP Act. We will dissolve upon:

·         the election of our General Partner to dissolve us, if approved by the holders of units representing a unit majority;

·         there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

·         the entry of a decree of judicial dissolution of our partnership; or

·         the withdrawal or removal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last bullet above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

·         the action would not result in the loss of limited liability under Delaware law of any limited partner; and

·         The partnership would not be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

The Corporation will continue until it is dissolved and terminated under the DGCL or the entry of a decree of judicial dissolution of the Corporation.

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Transfer of General Partner Interest

Armada Enterprises LP	BIM Homes, Inc.

Prior to December 31, 2024, the General Partner may not transfer all or any part of its non-economic management interest unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) or unless such transfer is of all of such interest to an affiliate of the General Partner (other than an individual) or to another entity in connection with the merger or consolidation of the General Partner with or into such entity or the transfer by the General Partner of all or substantially all of its assets to such other entity.

On or after December 31, 2026, the General Partner may transfer all or any part of its non-economic management interest General Partner Interest without the approval of any Limited Partner or any other person.

The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without the approval of any Limited Partner or any other person.

Shares of Common Stock of the Corporation are generally freely transferrable, subject to certain restrictions under the securities laws with respect to Directors, Officers and other affiliates and corporate insiders.

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Withdrawal or Removal of the General Partner

Armada Enterprises LP	BIM Homes, Inc.

Except as described below, our General Partner has agreed not to withdraw voluntarily as our General Partner prior to December 31, 2024 without obtaining the approval of the holders of at least a majority of the outstanding Common Units, excluding common stock held by our General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters.

On or after December 31, 2024, our General Partner may withdraw as general partner without first obtaining approval of any Unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement.

Notwithstanding the information above, our General Partner may withdraw without Unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common stock are held or controlled by one person and its affiliates, other than our General Partner and its affiliates. In addition, our partnership agreement permits our General Partner to sell or otherwise transfer all of its general partner interest in us without the approval of the Unitholders. Please read “—Transfer of General Partner Interest.”

Our General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our General Partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters.

Any removal of our General Partner is also subject to the approval of a successor general partner by the vote of a unit majority. The ownership of more than 33 1/3% of the outstanding units by our General Partner gives it the ability to prevent our General Partner’s removal. Upon the effective time of the Conversion, based on the number of the Corporation’s units outstanding on the Record Date, the General Partner will collectively own 76% of our outstanding Common Units.

The Corporation does not have a General Partner, but the Board of Directors acts essentially as the General Partner.

The Board of Directors is elected by the Common Stock voting, and a majority of the Common Stock at a meeting where a quorum is present, or a majority of the Common Stock voting in an action without a meeting, can elect the Directors constituting the Board of Directors.

After the Conversion, Armada LP Unitholders will not have the right to elect the board of directors of Armada LP’s general partner. See “—Meetings; Voting” and “The Partnership Agreement—Voting Rights.

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Limited Call Right

Armada Enterprises LP	BIM Homes, Inc.

If at any time the general partner and its controlled affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners or to Armada LP, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a Record Date to be selected by Armada LP’s general partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of this purchase is the greater of:

·         the highest price paid by Armada LP’s general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those limited partner interests; and

·         the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days preceding the date that is three days before the date the notice is mailed.

As a result of the general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than an Armada LP Unitholder may anticipate the market price to be in the future. The tax consequences to a Unitholder of the exercise of this call right are the same as a sale by that Armada LP Unitholder of his common stock in the market. Please read “Material U.S. Federal Income Tax Consequences of Common Unit Ownership—Disposition of Units.”

The Corporation has no call rights with respect to the Common Stock.

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Amendment of Governing Agreement

Armada Enterprises LP	BIM Homes, Inc.

Amendments to our partnership agreement may be proposed only by our General Partner.

No amendment may be made that would:

·         enlarge the obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

·         enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our General Partner or any of its affiliates without the consent of our General Partner, which consent may be given or withheld in its sole discretion.

No amendment that reduces the percentage vote required to remove the General Partner, nor any amendment of the sections of the LP Agreement relating to amendments to increase the applicable percentages, will be effective unless approved by at least 90% of the outstanding Unit voting as a single class (including units owned by our General Partner and its affiliates).

Our General Partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

·         a change in our name, the location of our principal place of business, our registered agent or our registered office;

·         the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

·         a change that our General Partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

·          a change in our fiscal year or taxable year and related changes;

The Corporation’s Bylaws or Certificate of Incorporation may be amended by the Board of Directors or the vote of a majority of the Corporation’s stockholders.

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●         an amendment that is necessary, in the opinion of our counsel, to prevent us or our General Partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Corporation Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under ERISA whether or not substantially similar to plan asset regulations currently applied or proposed;

●         an amendment that our General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

●         any amendment expressly permitted in our partnership agreement to be made by our General Partner acting alone;

●         an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

●         any amendment that our General Partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

●         conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance in certain circumstances; or

●         any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our General Partner may make amendments to our partnership agreement, without the approval of any limited partner, if our General Partner determines that those amendments:

●         do not adversely affect the limited partners, considered as a whole, or any particular class of limited partners, in any material respect;

●         are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

● are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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●         are necessary or appropriate for any action taken by our General Partner relating to splits or combinations of units under the provisions of our partnership agreement; or

● are necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities.

Liquidation

Armada Enterprises LP	BIM Homes, Inc.

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our General Partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of the Partnership Agreement Relating to Cash Distributions—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Upon the dissolution of the Corporation, the liquidator authorized to wind up the Corporation’s affairs will, acting with all of the powers of the Corporation’s Board of Directors, liquidate the Corporation’s assets and apply the proceeds of the liquidation as provided in the Certificate of Incorporation, the Bylaws and the DGCL.

Management; Election of Board Members

Armada Enterprises LP	BIM Homes, Inc.

The general partner will conduct, direct and manage all of Armada LP’s activities. Except as specifically granted in the LP Agreement, all management powers over the business and affairs of Armada LP will be exclusively vested in the general partner, and no limited partner or assignee will have any management power over the business and affairs of Armada LP. Subject to certain restrictions contained in the LP Agreement, the general partner has full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of Armada LP.

The Corporation’s activities are generally managed by the Board of Directors and the Officers of the Corporation who are named by the Board of Directors.

The stockholders of the Corporation elect the Directors who comprise the Board of Directors.

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Meetings; Voting

Armada Enterprises LP	BIM Homes, Inc.

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the Record Date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by the Unitholders may be taken either at a meeting of the Unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the Unitholders may be called by our General Partner or by Unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. Except as otherwise provided by the LP Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law, the holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the Unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Pursuant to the Bylaws of the Corporation, the holders of 30% of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question properly brought before such meeting, unless the question is one which by express provision of the statutes of the State of Delaware or of the Certificate of Incorporation, a different vote is required.

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Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Interests.” However, if at any time any person or group, other than our General Partner and its affiliates, or a direct or subsequently approved transferee of our General Partner or its affiliates and purchasers specifically approved by our General Partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of Unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of voters that would be necessary to authorize or take such action at a. meeting at which all shares entitled to vote thereon were present and voted.

Indemnification

Armada Enterprises LP	BIM Homes, Inc.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

·         our General Partner;

·          any departing general partner;

·         any person who controls our General Partner or any departing general partner;

·         any person designated by our General Partner.

·         any person who is or was an affiliate of our General Partner or any departing general partner;

·         any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our General Partner, any departing general partner or any of their affiliates; and

·         any person who is or was serving at the request of a general partner, any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

The Corporation’s Bylaws provide that the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the DGCL.

In addition, the Bylaws require the Corporation to, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. This indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

Such indemnification shall apply both as to action in a person’s official capacity of one holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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Any indemnification under these provisions will only be out of our assets. Unless our General Partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Notwithstanding the above, the indemnitee is not entitled to indemnification if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

No indemnification is available to any affiliate of the General Partner or to any other indemnitee, with respect to any such affiliate’s obligations pursuant to the Contribution Agreement.

Transfer of Units

Armada Enterprises LP	BIM Homes, Inc.

Upon the transfer of a Common Unit in accordance with our partnership agreement, the transferee of the Common Unit shall be admitted as a limited partner with respect to the common stock transferred when such transfer and admission are reflected in our books and records. Each transferee:

·         represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

·         automatically becomes bound by the terms and conditions of our partnership agreement;

·         gives the consents, waivers and approvals contained in our partnership agreement; and

·         shall be deemed to certify that the transferee is not an Ineligible Holder.

We may, at our discretion, treat the nominee holder of a Common Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Shares of Common Stock of the Corporation are generally freely transferrable, subject to certain restrictions under the securities laws with respect to Directors, Officers and other affiliates and corporate insiders.

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 Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common stock.

  Until a Common Unit has been transferred on our books, we and the transfer agent may treat the record holder of the Common Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

The General partner may also prohibit and void transfers to Ineligible Holders, including by placing a stop order with the Transfer Agent.

Ineligible Holders; Redemption

Armada Enterprises LP	BIM Homes, Inc.

An “Ineligible Holder” is any limited partner other than (i) one whose nationality, citizenship or other related status the General Partner determines does not or would not create under any federal, state or local law or regulation to which a Limited Partner is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization or (ii) subject to United States federal income taxation on the income generated by Armada LP (other than an entity not subject to United States federal income taxation on the income generated by Armada LP if all of the entity’s beneficial owners are subject to such taxation).

If our General Partner, with the advice of counsel, determines that a limited partner is an “Ineligible Holder”, as defined below and in the LP Agreement, our General Partner may redeem the units held by the limited partner at their current market price. The redemption price will be paid in cash or by delivery of a promissory note of Armada LP, bearing interest 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

In addition, the General Partner will be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests, and will vote their Limited Partner Interests held by it on behalf of Ineligible Holders. The General Partner will distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast

.

Upon dissolution of Armada LP, an Ineligible Holder will have no right to receive a distribution in kind but will be entitled to the cash equivalent thereof.

There are no analogous provisions or restrictions with respect to the Corporation.

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When an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not already redeemed, the Ineligible Holder, upon approval of the General Partner, shall no longer constitute an Ineligible Holder. The General partner may also prohibit and void transfers to Ineligible Holders, including by placing a stop order with the Transfer Agent.

PRICE RANGE OF COMMON UNITS

The Corporation’s common stock is listed on the over-the-counter exchange but has not posted any closed trades on such exchange. Concurrent with the change of control transaction in which Armada GP acquired a controlling interest of the Corporation, non-affiliate purchasers acquired shares of common stock from non-affiliate sellers for One Dollar ($1.00) per share. On or about September 12, 2016, the Corporation issued four thousand one hundred sixty-five (4,165) shares for the exercise of the same number of Class C warrants at an exercise price of six Dollars ($6.00) each. Our management does not believe there will be any change in the value from the conversion of one share of common stock to one limited partnership interest unless and until the contribution of the Operating Companies to the partnership takes place.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION

The following is a discussion of the material U.S. federal income tax consequences of the Conversion that may be relevant to the Corporation’s common stockholders. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the Conversion or the ownership of Common Units thereafter. Moreover, the discussion focuses on the Corporation’s common stockholders and Armada LP’s Common Units who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other stockholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), banks, insurance companies and other financial institutions.

This discussion assumes that the Conversion will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Plan of Conversion and described in this Consent Solicitation. No ruling has been or will be requested from the IRS regarding any matter affecting Armada LP following the Conversion or the consequences of owning Armada LP Common Units received in the Conversion. No assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. No assurance can be given that the below-described opinions and/or the statements contained herein with respect to tax matters would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the Conversion may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Accordingly, the Corporation strongly urges each common stockholder of the Corporation to consult with, and depend upon, such stockholder’s own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to each common stockholder of the Corporation.

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Assumptions Related to the U.S. Federal Income Tax Treatment of the Conversion

The discussion below assumes that the Corporation has been classified as a corporation for U.S. federal income tax purposes and that Armada, LP will be classified as a partnership for U.S. federal income tax purposes after the Conversion. Following the Conversion, a stockholder of the BIM Homes, Inc. that receives Armada LP Common Units will be treated as a partner in Armada LP. Please read the discussion of the opinion of Legal & Compliance, LLC that Armada LP will be classified as a partnership for U.S. federal income tax purposes under “Material U.S. Federal Income Tax Consequences of Conversion of BIM Homes, Inc. into Armada Enterprises, LP., and of Ownership of Armada LP Common Unit Ownership—Partnership Status” below.

 MANAGEMENT

Our current executive officers and managers and their biographical information are set forth below. We currently anticipate that these persons will become directors and executive officers of Armada GP upon the effectiveness of the Conversion, to the extent that they are not currently directors or executive officers. However, no assurance can be provided that Salvor Management, as the majority owner of Armada GP, will not appoint new directors or that new officers will not be appointed.

Effective July 6, 2016, the Board of Directors appointed Milan Saha as the Corporation’s Chief Executive Officer, President, Secretary and Treasurer. The Board of Directors also appointed Mr. Saha as a member of the Board of Directors board of directors, to fill a vacancy on the board resulting from an increase in the number of directors.

Mr. Saha, 39, is the General Counsel of Armada GP, the Corporation’s largest shareholder. Prior to joining Armada GP in 2015, Mr. Saha maintained a private law practice, which he started in 2013. Previously, Mr. Saha served as senior associate and head of the corporate department at Brinen & Associates, LLC, a boutique law firm, from 2006 to 2013. Mr. Saha graduated from Johns Hopkins University with a BA in English, and he also holds a Juris Doctorate (J.D.) from New York Law School. Mr. Saha’s qualifications to serve as a director include his legal background and business experience with Armada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 24, 2017 by the following persons:

·	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,
·	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and
·	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from July 24, 2017, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from July 24, 2017.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Armada Enterprises GP, LLC 40 Wall Street, 28th Floor, New York, NY 10005	2,000,000	75%
Milan Saha 80 Barton Road Plattsburgh, NY 12901	0	0.00%
All Officers and Directors as a Group (one (1) individual)	0	0%

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Corporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, named executive officer, associate of any director or associate of any named executive officer, or any other person, has any substantial interest, direct or indirect, in the approval of Proposal that is not shared by all other stockholders, other than as disclosed herein.

This section summarizes the material federal income tax consequences of the Conversion that may be relevant to the Corporation’s common stockholders. Additionally, this section summarizes the material federal income tax consequences that may be relevant to individual citizens or residents of the U.S. owning Common Units received in the Conversion. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the Conversion. Moreover, the discussion focuses on the Corporation’s common stockholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other stockholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), banks, insurance companies and other financial institutions, employee benefit plans, real estate investment trusts (REITs), individual retirement accounts (IRAs), mutual funds, traders in securities that elect mark-to-market, persons who hold common stock as part of a hedge, straddle or conversion transaction, persons who acquired the Corporation’s common stock by gift, or directors and employees of the Corporation that received (or are deemed to receive) the Corporation’s common stock as compensation or through the exercise (or deemed exercise) of options, unit appreciation rights, phantom units or restricted units granted under a Corporation equity incentive plan. Also, the discussion assumes that the Corporation’s common stock is held as a capital asset at the time of the Conversion (generally, property held for investment). Additionally, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, the BIM Homes, Inc. management encourages each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

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This discussion assumes that the Conversion will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Plan of Conversion and described in this Consent Solicitation. No ruling has been or will be requested from the IRS regarding any matter affecting Armada LP following the Conversion or the consequences of owning Armada LP common units received in the Conversion. Instead, Armada LP will rely on the opinions of Legal & Compliance, LLC, whose opinion will be based upon certain factual assumptions and representations made by the officers of the Corporation. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. No assurance can be given that the below-described opinions and/or the statements contained herein with respect to tax matters would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the Conversion may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Legal & Compliance, LLC and are based on the accuracy of the representations made by us.

Accordingly, the Corporation strongly urges each common stockholder of the Corporation to consult with, and depend upon, such unitholder’s own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to the unitholder of the Conversion.

Assumptions Related to the U.S. Federal Income Tax Treatment of the Conversion

The discussion below assumes that the Corporation has been classified as a corporation for U.S. federal income tax purposes and that Armada LP will be classified as a partnership for U.S. federal income tax purposes at the time of the Conversion. Following the Conversion, a stockholder of the BIM Homes, Inc. that receives Armada LP common units will be treated as a partner in Armada LP. Please read the discussion of the opinion of Legal & Compliance, LLC that Armada LP will be classified as a partnership for U.S. federal income tax purposes under “Material U.S. Federal Income Tax Consequences of Armada LP Common Unit Ownership—Partnership Status” below.

U.S. Federal Income Tax Treatment of the Conversion

We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. The Conversion of the Corporation into Armada LP under Delaware law upon the terms and subject to the conditions set forth in the Plan of Conversion, will have the series of treatments under U.S. income tax law below, whereby, ultimately, the Corporation’s stockholders’ holdings in its common stock will be exchanged for Armada LP common units.

The remainder of this discussion, except as otherwise noted, assumes that the Conversion and the transactions contemplated thereby will be treated for U.S. federal income tax purposes in the manner described above.

Transfer by Corporation of its Assets in Exchange for Receipt of Armada LP Common Units

The Conversion will be treated as (i) a transfer by the Corporation of its assets to Armada LP in exchange for Armada LP’s assumption of the liabilities of the Corporation and the receipt by the Corporation of the Common Units of Armada LP, followed by (ii) a distribution of the Common Units to the shareholders of the Corporation in complete liquidation of the Corporation within the meaning of Section 331 of the Code. As a result, the taxable year of the Corporation shall end as of the date of Conversion and we will be required to file a separate federal income tax return as of the date of the Conversion. Additionally, upon the date of Conversion, the first day of the new tax year of Armada LP will be deemed to have begun. As of the date of the Conversion, the unaudited Generally Accepted Accounting Principles (“GAAP”)-based balance sheet of the Corporation reflects a zero ($0) asset and liability line item balances.

Corporation’s Basis in Common Units

Pursuant to Section 722 of the Code, the Corporation’s tax basis in the Common Units received pursuant to the Conversion shall equal the adjusted tax basis of the Corporation’s assets at the time of the contribution (increased by any gain recognized under Section 721(b) of the Code). Assuming that the unaudited GAAP zero ($0) balance sheet asset line items also equal the adjusted tax basis of the Corporation in those assets (i.e. that there are no “book – tax” differences), the Corporation would also have a zero ($0) adjusted tax basis in the Armada LP Common Units received.

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No Gain or Loss On Deemed Contribution

No gain or loss would result to Armada LP or to the Corporation upon the deemed contribution of assets by the Corporation in exchange for the Armada LP common units under Section 721 of the Code, unless the Corporation realized a net decrease in liabilities exceeding its tax basis in the assets transferred to Armada LP. As noted, as of the date of the Conversion, the Corporation is assumed to have had neither any tax basis in its assets, nor any liability balances, assuming its unaudited zero ($0) GAAP balance sheet account balances (i.e. the “book balances”) reflected upon its balance sheet as of the date of the Conversion also equal its tax basis therein, and, accordingly, the Corporation would not realize a net decrease in liabilities exceeding its tax basis in the assets transferred. Hence, no gain or loss would be recognized upon the Corporation’s deemed contribution of assets in exchange for Armada LP common units.

Gain or Loss Recognition by the Corporation upon Distribution of Armada LP Common Units to Corporation’s Shareholders

The Corporation would be required to recognize gain or loss on the distribution of the Armada LP Common Units to its shareholders in its deemed complete liquidation as if it had sold that property to the shareholders at its fair market value as of the time of the distribution. As of the time of distribution, there is neither any cash, nor any book value ascribed to any assets of the Corporation as reflected upon its unaudited GAAP balance sheet as of said date, and, accordingly, it is the Corporation’s position that there is neither any fair market value to be ascribed to any of such assets for federal income tax purposes, and therefore, both the unaudited GAAP book values and their fair market value are zero (i.e. $0), resulting in there being no gain or loss recognized by the Corporation upon the deemed sale of the Common Units to its former shareholders at their fair market value.

On the other hand, there has not been, nor shall there be, any formal valuation of the Corporation, its assets, or the Armada LP Common Units, and neither has there been an audit of the zero ($0) amount balance sheet line items of the Corporation’s financial statements as of the Conversion Date confirming the aforesaid assertions that there is no fair market value to be ascribed to the Armada LP Common Units, and, accordingly, that there shall be no gain or loss on the distribution of the Common Units to the Corporation’s shareholders. Hence, in the event of an IRS challenge to the Corporation’s adopted positions on these matters, there would be no extrinsic evidence to support the zero ($0) fair market value asserted to be attributed to the Armada LP Common Units (and, accordingly, the conclusion above that there would be no gain or loss recognized by the Corporation upon the distribution of the Common Units as a result of its position that their fair market value is zero ($0)) other than the unaudited zero ($0) GAAP book values ascribed to them as of the Conversion Date. In the event that the IRS were to allege a contrary position, for example, that the Armada LP common units have some measure of fair market value, notwithstanding their present unaudited zero ($0) GAAP book values, then depending upon the Corporation’s success in supporting its assertion of zero asset fair market values in such a case, the Corporation could potentially be compelled to recognize some level of deemed gain on the distribution of the Armada LP Common Units to the Corporation’s shareholders as of the Conversion Date. We believe that any such possible challenge could result in a possible finding of only a de minimus fair market value to be attributed to the Corporation or its assets, and, accordingly, the Armada LP Common Units, and, accordingly, only an immaterial resulting taxable gain to the Corporation upon the distribution.

Gain or Loss Recognition by the Shareholders upon Distribution of Armada LP Common Units to Corporation’s Shareholders

Additionally, the property deemed distributed by the Corporation. (i.e. the Armada LP Common Units) to each of its shareholders in the noted deemed complete liquidation would be treated as full payment in exchange for their shares of the Corporation’s common stock within the meaning of Section 331(a). Gain or loss would be recognized by each of the Corporation’s shareholders to the extent of the difference between (i) the fair market value of the Armada LP Common Units received by each said shareholder or its shares of the Corporation’s common stock (whichever would be more clearly determinable), and (ii) each said person’s adjusted tax basis in the Corporation’s common stock. Accordingly, the Corporation’s position that the fair market value of the Armada LP Common Units is zero ($0) and that either the shareholders have a zero tax basis in the Corporation’s common stock, or that their adjusted basis in said stock equals or exceeds the stock’s fair market value, militates toward its conclusion that no gain or loss would be recognized by any of the Corporation’s shareholders upon their receipt of the Armada LP Common Units Since, as noted, there has been no independent valuation of the Corporation or its assets (the Corporation’s position being that the unaudited GAAP balance sheet’s zero ($0) balances as of the Conversion Date approximately equal their fair market value), or of the Armada LP Common Units as of the date of the Conversion, such position is subject to a possible challenge by the IRS which could potentially ascribe some value to the Corporation, its assets or the Armada LP Common Units. In such a case, if such value exceeded the shareholders’ bases in the Corporation’s common stock, a gain would be recognizable by the shareholders to the extent that such value attributed by the IRS to such stock exceeded the shareholders’ adjusted tax bases therein. The Corporation’s position is that whatever value might potentially be found to be attributable to the Corporation, its assets, and/or the Armada LP Common Units, by operation of tax law, it would arguably be also attributed to the bases of the shareholders in their common stock of the Corporation. Our shareholders are encouraged to consult with their independent tax advisors regarding their tax bases in their common stock of the Corporation.

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Tax Basis of the Former Shareholders/Armada LP Common Unit Holders in the Armada LP Common Units

The tax bases in the Common Units received by each of the Corporation’s shareholders upon the Corporation’s deemed complete liquidation as a result of the Conversion would be their fair market value determined as of the date of distribution. The Corporation’s position is, as noted, that their fair market value is zero ($0) based upon the unaudited GAAP balance sheet balances as of the date of the Conversion, yet is made without the support of a formal appraisal of the Corporation, its assets, or the Common Units. In the event some measure of value were to be found, the shareholders would by operation of tax law recognize some measure of taxable gain, which would, in turn, drive the determination of the shareholders’ tax bases in the Common Units for purposes of arms-length, third party disposition transactions.

Opportunity for Election to Step-Up Armada LP’s Basis in Assets

The distribution of the Armada LP common units to our shareholders will constitute a tax transfer within the meaning of Code Section 743, and Armada LP would thereby have the opportunity to adjust the basis of its assets under Sections 743 and 745 of the Code based upon their then fair market value. Consistent with the Corporation’s positions, as noted, as to the fair market value of the Corporation and its asset (i.e., to wit, that they are zero ($0)), since its position is that there is no or only negligible fair market value to be ascribed to the assets deemed distributed upon the Conversion, and, therefore, insufficient basis to justify the expenditure necessary to commission a formal appraisal of the Corporation, its assets or the Armada LP Common Units to support that assertion, no election in accordance with Sections 743 and 745 of the Code will be made for the purposes of stepping-up the inside bases of the assets of Armada LP as of the Conversion.

Distribution of Common Units to Cause Technical Termination and Re-Capitalization of Armada LP But No Taxable Event

The distribution of the Armada LP Common Units to the Corporation’s shareholders in connection with the Conversion will constitute an exchange that will cause Armada LP to technically terminate for federal income tax purposes pursuant to Code Section 708(b)(1)(B). The deemed liquidation of Armada LP shall result in (i) a deemed distribution of the assets of Armada LP to the holders of the Common Units and (ii) the deemed immediate re-contribution by those persons of those assets to “new” Armada LP in accordance with Section 1.708-1(b)(1) of the Treasury Regulations.

Each holder of an Armada LP Common Unit shall have a tax basis in the assets deemed distributed to such person under Section 732(b) equal to that person’s basis in his, her or its Common Units (i.e. the fair market value on the distribution date). Each holder’s basis in his, her or its Armada LP common units will be allocated among the distributed assets in proportion to the assets’ adjusted bases to Armada LP.

Under Code Section 731, no gain or loss would be recognized by Armada LP or the holders of its Common Units upon its deemed distribution of its assets, provided that cash deemed distributed to any holder of Common Units does not exceed that person’s adjusted tax basis in its Common Units. There are no cash balances to be held by Armada LP as of the date of the Conversion, and, accordingly, there will be no cash deemed distributed to the holders of the Common Units that could potentially exceed the adjusted bases of they have in the Common Units, and, in turn, cause any gain to be recognized by them.

Furthermore, under Section 721 of the Code, no gain or loss would be recognized by either Armada LP or the holders of the Common Units upon the deemed re-contribution of the distributed assets to “new” Armada LP. The Corporation’s former shareholders’ bases in their “new” Armada LP Common Units should equal the adjusted tax basis of the re-contributed assets (i.e. their fair market value on the distribution date) under Code Section 722.

Armada LP’s basis in the recontributed assets will equal the Common Unit holders’ adjusted bases in the recontributed assets in accordance with Code Section 723.

Entity Taxable Status of Armada LP After the Conversion.

Armada LP is a limited partnership under Delaware law. Except as discussed in the following paragraph, a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner will be required to take into account such partner’s respective share of items of the income, gain, loss and deduction of Armada LP in computing such partner’s U.S. federal income tax liability, even if no cash distributions would be made by Armada LP. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of his adjusted basis in his partnership interest.

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Upon consummation of the Conversion, by virtue of the status of the Corporation as an entity whose stock has been traded on the OTC Markets Pink index, Armada LP’s Common Units will be deemed to be readily tradeable on a secondary market, and, accordingly, under Section 7704(b), Armada LP shall be deemed a “publicly traded partnership.” Section 7704(a) of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to in this discussion as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships the gross income of whom is comprised 90% or more of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation and marketing of natural resources, including oil, natural gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. The initial income of Armada LP is projected to consist of at least 90% of qualifying income; however, this projection could change over time. Based on and subject to this initial projection, the factual representations made by us, and a review of the applicable legal authorities, Legal & Compliance, LLC concludes that the criteria for satisfaction of the qualifying income exception will have been satisfied, at least initially. Accordingly, Armada LP initially will be taxed as a partnership versus a corporation.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the projected status of Armada LP for U.S. federal income tax purposes or whether the projected operations of Armada LP will generate “qualifying income” under Section 7704(d). Legal & Compliance, LLC is of the opinion, based upon the Code, its regulations, published revenue rulings, and court decisions, as applied to the factual representations made by the Corporation and by Armada LP to it, that Armada LP will be classified as a partnership for U.S. federal income tax purposes initially.

As noted, Legal & Compliance, LLC has relied on factual representations made by the Corporation and Armada LP. Such representations made by Armada LP upon which Legal & Compliance, LLC has relied include, without limitation:

●	Neither Armada LP nor any entity that may initially become an operating subsidiary of Armada LP have elected or will elect to be treated as a corporation; and
●	For our initial taxable year, at least 90% of our gross income will be “qualifying income” within the meaning of Section 7704(d) Code.

For at least the initial taxable year of Armada LP, management has projected that its gross income will be comprised of income that is of a nature that will be “qualifying income” within the meaning of Section 7704(d) of the Code and at levels equal to at least 90% thereof. If Armada LP would fail to meet the Qualifying Income Exception for its initial or any taxable year, other than a failure that would be determined by the IRS to be inadvertent and that would be cured within a reasonable time after discovery, Armada LP would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which it would fail to meet the Qualifying Income Exception, in return for stock in that corporation which would then be deemed distributed to the holders of Common Units in liquidation of their interests in Armada LP. This deemed contribution and liquidation would be tax-free to those holders of Common Units as well as to Armada LP, so long as Armada LP would not have liabilities in excess of the tax basis of its assets. Thereafter, Armada LP would be treated as a corporation for U.S. federal income tax purposes.

If Armada LP were taxable as a corporation for U.S. federal income tax purposes in its initial or any other taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, items of its income, gain, loss and deduction would be reportable upon its tax return with any related tax liability payable by it at applicable corporate tax rates, rather than having those taxable attributes “pass-through” on Schedules K-1 to the holders of Common Units without incurring an entity level layer of taxation. Additionally, any distribution made to the holders of a Common Units would be treated as a taxable dividend to the extent of Armada LP’s current or accumulated earnings and profits, or, in the absence of Armada LP earnings and profits, a nontaxable return of capital to the extent of the holders of Common Units’ tax bases in their Common Units, or taxable capital gain, after their tax bases in their units would have been reduced to zero. Accordingly, taxation as a corporation would result in an effective material reduction in the cash flow and after-tax return of the holders of Common Units and, accordingly, would likely result in a substantial reduction of the value of the Common Units.

The remainder of this section assumes that we initially will be and thereafter will continue to be classified as a partnership for U.S. federal income tax purposes.

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Common Unitholder Status

After the Conversion, the Armada LP Common Units will be limited partnership interests in Armada LP. Holders of Common Units will be treated as partners of Armada LP for U.S. federal income tax purposes. Also, holders of Common Units whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of Armada LP for U.S. federal income tax purposes.

Items of Armada LP income, gain, loss, or deduction will not reportable by a holder of Common Units who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a holder of Common Units who is not a partner for U.S. federal income tax purposes would therefore be fully taxable as ordinary income. Such holders of Common Units are urged to consult their own tax advisors with respect to their status as partners in us for U.S. federal income tax purposes.

The references to “Common Unitholders” in the discussion that follows are to holders of Common Units who are treated as partners in Armada LP for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “-Entity-Level Collections,” Armada LP will not pay any U.S. federal income tax. Instead, each Common Unitholder will be required to report on that holder’s income tax return the holder’s share of Armada LP income, gains, losses and deductions without regard to whether corresponding cash distributions are made. Consequently, a Common Unitholder may realize taxable income even in the absence of a cash distribution. Each Common Unitholder is required to include in income his share of Armada LP income, gain, loss and deduction for any taxable year ending with or within his taxable year. As noted, Armada LP’s taxable year ends on December 31.

Treatment of Distributions

Distributions made by Armada LP to Common Unitholders generally are not be taxable to them for federal income tax purposes to the extent of their tax bases in their Common Units immediately before the distribution. Accordingly, cash distributions made to Common Unitholders in an amount in excess of their tax bases in their Common Units generally are considered to be gain from the sale or exchange of those units, taxable in accordance with the rules described under “—Disposition of Units” below. To the extent that cash distributions made by us cause a Common Unitholder’s “at risk” amount to be less than zero at the end of any taxable year, the Common Unitholder must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

Any reduction in a Common Unitholder’s share of Armada LP liabilities for which no partner bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that Common Unitholder.

A decrease in a Common Unitholder’s percentage interest in Armada LP because of its prospective possible issuance of additional Common Units would decrease his share of any Armada LP nonrecourse liabilities and thus would result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a Common Unitholder, regardless of his tax basis in his units, if the distribution would reduce the Common Unitholder’s share of any “unrealized receivables and/or substantially appreciated “inventory items,” which may become part of the asset mix of Armada LP, both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he would be treated as having received his proportionate share of the Section 751 Assets and having exchanged those assets with Armada LP in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange would generally result in the Common Unitholder’s realization of ordinary income. That income would equal the excess of (1) the non-pro rata portion of that distribution over (2) the Common Unitholder’s tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

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Basis of Units

As noted, the tax basis in the Armada LP Common Units received by each of our shareholders upon the Corporation’s deemed complete liquidation in connection with the Conversion shall be their fair market value determined as of the date of distribution. As also noted, our position is that the fair market value of the Armada LP Common Units is zero ($0) based upon the Corporation’s unaudited GAAP book values of its assets as of the date of the Conversion, yet reiterate that we have not undertaken to obtain a formal appraisal of the Corporation, its assets, or the Armada LP Common Units which could possibly reflect some measure of value if such an appraisal were performed. In such event, the shareholders could recognize some amount of gain, and such fair market value (as measured by the level of gain) would drive the determination of the shareholders’ bases in the Armada LP Common Units to a value greater than zero ($0), thereby reducing the potential future tax gain upon their ultimate disposition in an arms-length, third party disposition. A Common Unitholder’s basis would be increased by his share of Armada LP income and by any increases in his share of Armada LP nonrecourse liabilities. That basis generally would be decreased, but not below zero, by distributions to him by Armada LP, by his share of Armada LP losses, by any intangible assets deductions taken by him to the extent such deductions do not exceed his proportionate share of the adjusted tax basis of the underlying producing properties, by any decreases in his share of Armada LP nonrecourse liabilities and by his share of Armada LP expenditures that are not deductible in computing taxable income and are not required to be capitalized. A common unitholder’s share of our nonrecourse liabilities will generally be based on his share of our profits. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a Common Unitholder of his share of Armada LP losses is limited to his tax basis in his Common Units and, in the case of an individual, estate, trust or corporate Common Unitholder (if more than 50% of the value of its Common Units is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the Common Unitholder would be considered to be “at risk” with respect to Armada LP activities, if that amount is less than his tax basis. A Common Unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a Common Unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or at-risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a Common Unit, any gain recognized by a Common Unitholder could be offset by losses that were previously suspended by the at-risk limitation, but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain is no longer utilizable.

In general, a Common Unitholder will be at risk to the extent of his tax basis in his Common Units, excluding any portion of that basis attributable to his share of Armada LP nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement, or other similar arrangement and (ii) any amount of money the Common Unitholder borrows to acquire or hold his units, if the lender of those borrowed funds would own an interest in Armada LP, would be related to another Common Unitholder or can look only to the Common Units for repayment. A Common Unitholder’s at-risk amount will increase or decrease as the tax basis of another Common Unitholder’s Common Unit increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of Armada LP nonrecourse liabilities.

The at-risk limitation applies on an activity-by-activity basis. Thus, a taxpayer’s interest in any activity is generally required to be treated separately so that a loss from any one activity would be limited to the at-risk amount for that activity and not the at-risk amount for all the taxpayer’s activities. It is uncertain how this rule is implemented in the case of multiple activities owned by a single entity treated as a partnership for U.S. federal income tax purposes. If a Common Unitholder must compute his at-risk amount separately with respect to each activity Armada LP becomes involved in, he may not be allowed to utilize his share of losses or deductions attributable to a particular activity even though he has a positive at-risk amount with respect to his Common Units as a whole.

The passive loss limitation generally provides that individuals, estates, trusts and some closely held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitation is applied separately with respect to each publicly traded partnership. Consequently, any passive losses generated by Armada LP will be available to offset only Armada LP passive income generated in the future and will not be available to offset income from other passive activities or investments, including the investments of Armada LP, a Common Unitholder’s investments in other publicly traded partnerships, or a Common Unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a Common Unitholder’s share of income generated by Armada LP may only be deducted by the Common Unitholder in full when he disposes of his entire investment in Armada LP in a fully taxable transaction with an unrelated party. The passive activity loss limitations are applied after certain other applicable limitations on deductions, including the at-risk rules and the tax basis limitation.

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A Common Unitholder’s share of Armada LP net income may be offset by any suspended passive losses of Armada LP, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitation on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

●	interest on indebtedness properly allocable to property held for investment;
●	our interest expense attributable to portfolio income; and
●	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a Common Unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Common Unit.

Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss limitations, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its Common Unitholders for purposes of the investment interest expense limitations. In addition, the Common Unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If Armada LP is required or elects under applicable law to pay any federal, state or local income tax on behalf of any Common Unitholder or any former Common Unitholder, it is authorized to pay those taxes from Armada LP funds. That payment, if made, will be treated as a distribution of cash to the Common Unitholder on whose behalf the payment was made. If the payment is made on behalf of a Common Unitholder whose identity cannot be determined, Armada LP is authorized to treat the payment as a distribution to all current Common Unitholders. Armada LP is authorized to amend its partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a Common Unitholder in which event the Common Unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if Armada LP has a net profit, our items of income, gain, loss and deduction will be allocated among the Common Unitholders in accordance with their percentage interests in Armada LP and the extend of the deductibility of any such losses being limited to the extent of their positive capital account balances.

Specified items of Armada LP income, gain, loss and deduction will be allocated under Section 704(c) of the Code to account for the difference between the tax basis and fair market value of Armada LP assets at the time we would issue additional Common Unit in a prospective offering, which assets are referred to in this discussion as “Contributed Property.” These allocations would be required to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and the “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “book-tax disparity.” The effect of these allocations to a Common Unitholder who would purchase Common Units in such an offering would be essentially the same as if the tax basis of Armada LP assets were equal to their fair market value at the time of such offering. In the event Armada LP would issue additional Common Units or engage in certain other transactions in the future, Section 704(c) allocations would be made to all holders of Common Units to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all Armada LP property at the time of the future transaction. In addition, items of recapture income would be allocated to the extent possible to the Common Unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other Common Unitholders.

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An allocation of items of Armada LP income, gain, loss or deduction, other than an allocation required by Section 704(c), would generally be given effect for U.S. federal income tax purposes in determining a Common Unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a Common Unitholder’s share of an item will be determined on the basis of his interest in Armada LP, which would be determined by taking into account all the facts and circumstances, including:

●	his relative contributions to Armada LP;

●	the interests of all the Common Unitholders in profits and losses;

●	the interest of all the Common Unitholders in cash flow; and

●	the rights of all the Common Unitholders to distributions of capital upon liquidation.

Treatment of Short Sales

A Common Unitholder whose units would be loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for tax purposes with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during such a period:

●	no Armada LP income, gain, loss or deduction with respect to those units would be reportable by the Common Unitholder;

●	any cash distributions received by the Common Unitholder with respect to those units would be fully taxable; and

●	all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Legal & Compliance, LLC has not rendered an opinion regarding the treatment of a Common Unitholder whose Common Units are loaned to a short seller. Therefore, Common Unitholders desiring to assure their status as partners and avoid the risk of gain recognition would be urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common stock. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Units—Recognition of Gain or Loss.”

Alternative Minimum Tax

Each Common Unitholder will be required to take into account his distributive share of any items of Armada LP income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26% on the first $182,500 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective Common Unitholders are urged to consult their tax advisors with respect to the impact of an investment in Common Units on their liability for the alternative minimum tax.

Tax Rates

Under current law, the highest effective U.S. federal income tax rate applicable to ordinary income of individuals currently is 39.6% and the maximum U.S. federal income tax rate for net long-term capital gains (generally, gains from the sale of certain investment assets held for more than one year) of an individual is 20%. Such rates are subject to change by new legislation at any time.

Additionally, a 3.8% net investment income tax (“NIIT”) is imposed on certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally would include a Common Unitholder’s allocable share of Armada LP income and gain realized by a Common Unitholder from a sale of common stock. In the case of an individual, the tax is imposed on the lesser of (i) the Common Unitholder’s net investment income from all investments, or (ii) the amount by which the Common Unitholder’s modified adjusted gross income exceeds $250,000 (if the Common Unitholder is married and filing jointly or a surviving spouse) or $200,000 (if the Common Unitholder is unmarried). In the case of an estate or trust, the tax is imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

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Section 754 Election

Armada LP reserves a right to make the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. That election would generally permit Armada LP to adjust a Common Unit purchaser’s tax basis in Armada LP assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. The Section 743(b) adjustment applies to a person who would purchase Common Units in an offering from the selling Unitholder, but would not apply to a person who would purchase Common Units directly from us, and it belongs only to the purchaser and not to other Common Unitholders. Please also read, however, “—Allocation of Income, Gain, Loss and Deduction” above. For purposes of this discussion, a Common Unitholder’s inside basis in Armada LP assets would have two components: (1) his share of Armada LP tax basis in its assets (“common basis”) and (2) his Section 743(b) adjustment to that basis.

The timing and calculation of deductions attributable to Section 743(b) adjustments to Armada LP common basis would depend upon a number of factors, including the nature of the assets to which the adjustment would be allocable, the extent to which the adjustment would offset any Section 704(c) type gain or loss with respect to an asset and certain elections made by Armada LP as to the manner in which Armada LP would apply Section 704(c) principles with respect to an asset to which the adjustment is applicable. Please read “—Allocation of Income, Gain, Loss and Deduction.”

The timing of such deductions could affect the uniformity of Armada LP Common Units. Under Armada LP’s partnership agreement, management is authorized to take a position to preserve the uniformity of Common Units even if that position is not consistent with the aforesaid and any other Treasury Regulations, or if the position would result in lower annual depreciation or amortization deductions than would otherwise be allowable to some Common Unitholders. Please read “—Uniformity of Units.” Legal & Compliance, LLC is unable to opine as to the validity of any such alternate tax positions because there is no clear applicable authority. A Common Unitholder’s basis in a Common Unit is reduced by his share of Armada LP deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that Armada LP would take that understates deductions would overstate the Common Unitholder’s basis in his Common Units and may cause the Common Unitholder to understate gain or overstate loss on any sale of such Common Units. Please read “—Uniformity of Units.”

A Section 754 election would be advantageous if the transferee Common Unitholder’s tax basis in his Common Units would be higher than such Common Unit’s share of the aggregate tax basis of Armada LP assets immediately prior to such a transfer. In that case, as a result of such a Section 754 election, the transferee would have, among other items, a greater amount of depletion and depreciation deductions and the transferee’s share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election would be disadvantageous if the transferee Common Unitholder’s tax basis in his Common Units would be lower than those Common Units’ share of the aggregate tax basis of Armada LP assets immediately prior to the transfer. Thus, the fair market value of the Common Units may be affected either favorably or unfavorably by such a Section 754 election. A basis adjustment would be required regardless of whether a Section 754 election would be made in the case of a transfer of an Armada LP Common Unit if it had a substantial built-in loss immediately after such a transfer, or if Armada LP would distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction would be deemed substantial if it exceeded $250,000.

The calculations involved in a Section 754 election are complex and would be made on the basis of assumptions as to the fair market value of Armada LP assets and other matters. For example, the allocation of the Section 743(b) adjustment among Armada LP assets would be required to be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment Armada LP would allocate to its tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally either non-amortizable or amortizable over a longer period of time or under a less accelerated method than tangible assets of Armada LP would be amortizable or depreciable. No assurance can be made that the determinations Armada LP would make in connection with its determination to make a Section 754 election would not be successfully challenged by the IRS or that the resulting deductions would not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of a Section 754 election, Armada LP might seek permission from the IRS to revoke such a Section 754 election previously made. If permission would be granted, a subsequent purchaser of Common Units may be allocated more income than such purchaser would have been allocated had such Section 754 not been revoked.

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Tax Treatment of Operations

Accounting Method and Taxable Year

Armada LP will use year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each Common Unitholder will be required to include in income his share of Armada LP income, gain, loss and deduction for each Armada LP taxable year ending within or with his taxable year. Additionally, a Common Unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his Common Units following the close of an Armada LP taxable year but before the close of his taxable year must include his share of Armada LP income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of Armada LP income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of Common Units will depend in part upon the estimates of Armada LP of the relative fair market values and the tax bases of its assets. Although Armada LP may from time to time consult with professional appraisers regarding valuation matters, it will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and would not be binding on the IRS or the courts. If the estimates of fair market value or basis would later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by Common Unitholders might change, and Common Unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of Common Units equal to the difference between the Common Unitholder’s amount realized and the Common Unitholder’s tax basis for the Common Units sold. A Common Unitholder’s amount realized would equal the sum of the cash or the fair market value of other property he would receive plus his share of Armada LP nonrecourse liabilities. Because the amount realized would include a Common Unitholder’s share of Armada LP nonrecourse liabilities, the gain recognized on the sale of Common Units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from Armada LP in excess of cumulative net taxable income for a Common Unit that decreased a Common Unitholder’s tax basis in that unit would, in effect, become taxable income if the Common Unit would be sold at a price greater than the Common Unitholder’s tax basis in that unit, even if the price received would be less than his original cost.

Except as noted below, gain or loss recognized by a Common Unitholder, other than a “dealer” in units, on the sale or exchange of a Common Unit held for more than one year would generally be taxable as capital gain or loss. A portion of such gain or loss, which would likely be substantial, however, would be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to any Armada LP assets giving rise to “unrealized receivables” or “inventory items.” The term “unrealized receivables” includes potential recapture items, including depreciation. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized on the sale of a Common Unit and may be recognized even if there would be a net taxable loss realized on the sale of a Common Unit. Thus, a Common Unitholder may recognize both ordinary income and a capital loss upon a sale of Common Units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gain in the case of corporations. For individuals, trusts and estates, both ordinary income and capital gain recognized on a sale of Common Units may be subject to NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury Regulations under Section 1223 of the Code allow a selling Common Unitholder who can identify Common Units transferred with an ascertainable holding period to elect to use the actual holding period of the Common Units transferred. Thus, according to that ruling, a Common Unitholder will be unable to select high or low basis Common Units to sell as would be the case with corporate stock, but, according to the Regulations, may designate specific Common Units sold for purposes of determining the holding period of Common Units transferred. A Common Unitholder electing to use the actual holding period of Common Units transferred must consistently use that identification method for all subsequent sales or exchanges of common stock. A Common Unitholder considering the purchase of additional Common Units or a sale of Common Units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

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Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

●	a short sale;

●	an offsetting notional principal contract; or

●	a futures or forward contract with respect to the partnership interest or substantially identical property

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer who enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, the taxable income or loss of Armada LP will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the Common Unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of the assets of Armada LP other than in the ordinary course of business would be allocated among the Common Unitholders on the Allocation Date in the month in which that gain or loss would be recognized. As a result, a Common Unitholder transferring Common Units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly-traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee partners, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method referred to above. Existing publicly-traded partnerships are entitled to rely on those proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until the final Treasury Regulations are issued. Accordingly, Legal & Compliance, LLC is unable to opine on the validity of this method of allocating income and deductions between Common Unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the Common Unitholder’s interest, our taxable income or losses might be reallocated among the Common Unitholders. We are authorized to revise our method of allocation between Common Unitholders, as well as among Common Unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A Common Unitholder who owns units at any time during a quarter and who disposes of them prior to the Record Date set for a cash distribution for that quarter would be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Constructive Termination

Armada LP would be considered to have constructively terminated for federal income tax purposes if there would be a sale or exchange of 50% or more of the total interests in its capital and profits within a twelve-month period. A constructive termination would result in the closing of taxable year of Armada LP for all Common Unitholders. In the case of a Common Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the taxable year of Armada LP may result in more than 12 months of the taxable income or loss of Armada LP being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 would result in the filing by Armada LP of two tax returns for one calendar year and the cost of the preparation of these returns would be borne by all Common Unitholders. However, pursuant to an IRS relief procedure for publicly traded partnerships that have technically terminated, the IRS may allow, among other things, that a single Schedule K-1 of Armada LP be provided for the tax year in which a termination occurs. Armada LP would be required to make new tax elections after a constructive termination, including, if applicable, a new election under Section 754 of the Code. Additionally, a constructive termination would result in a deferral of Armada LP’s depreciation deductions. A constructive termination could also result in penalties if Armada LP were unable to determine that the constructive termination had occurred. Moreover, a constructive termination might either accelerate the application of, or subject Armada LP to, any tax legislation enacted before the constructive termination.

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Tax-Exempt Organizations and Other Investors

Ownership of Common Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective Common Unitholders who are tax-exempt entities or non-U.S. persons should consult their tax advisor before investing in the Common Units.

Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all Armada LP projected income to be allocated to a Common Unitholder that is a tax-exempt organization would be unrelated business taxable income and will be taxable to them.

Non-resident aliens and foreign corporations, trusts or estates that own Common Units would be considered to be engaged in business in the United States because of the ownership of Common Units. As a consequence, they would be required to file federal tax returns to report their share of the income, gain, loss or deduction of Armada LP and pay U.S. federal income tax at regular rates on their share of the net income or gain of Armada LP. Under rules applicable to publicly traded partnerships, Armada LP would withhold tax, at the highest effective applicable rate, from cash distributions made quarterly to foreign Common Unitholders. Each foreign Common Unitholder would be required to obtain a taxpayer identification number from the IRS and submit that number to Armada LP on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require Armada LP to change these procedures.

Additionally, because a foreign corporation that would own Common Units would be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate Common Unitholder is a “qualified resident.” In addition, this type of Common Unitholder would be subject to special information reporting requirements under Section 6038(c) of the Code.

A foreign Common Unitholder who would sell or otherwise dispose of a Common Unit would be subject to U.S. federal income tax on gain realized on the sale or disposition of that unit to the extent the gain is effectively connected with a United States trade or business of the foreign Common Unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” a foreign Unitholder would be considered to be engaged in business in the United States by virtue of the ownership of the Common Units, and part or all of that Common Unitholder’s gain would be effectively connected with that Unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign Common Unitholder generally would be subject to U.S. federal income tax upon the sale or disposition of a Common Unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of Common Units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of Armada LP assets consisting of U.S. real property interests at any time during the shorter of the period during which such Common Unitholder held the units or the 5-year period ending on the date of disposition. Therefore, foreign Common Unitholders may become subject to U.S. federal income tax on gain from the sale or disposition of their Common Units.

Administrative Matters

Information Returns and Audit Procedures

Armada LP intends to furnish to each Common Unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of income, gain, loss and deduction of Armada LP for its preceding taxable year. In preparing this information, which would not be reviewed by counsel, Armada LP will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each Common Unitholder’s share of income, gain, loss and deduction.

Such positions could not be assured by Armada LP to yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither Legal & Compliance, LLC nor Armada LP can assure prospective Common Unitholders that the IRS would not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Common Units.

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The IRS may audit the U.S. federal income tax information returns of Armada LP. Adjustments resulting from an IRS audit may require each Common Unitholder to adjust a prior year’s tax liability and possibly may result in an audit of his own return. Any audit of a Common Unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement appoints our General Partner as our Tax Matters Partner, subject to redetermination by our board of directors from time to time.

The Tax Matters Partner will make some elections on our behalf and on behalf of Common Unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against Common Unitholders for items in our returns. The Tax Matters Partner may bind a Common Unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that Common Unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the Common Unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Common Unitholder having at least a 1% interest in profits or by any group of Common Unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each Common Unitholder with an interest in the outcome may participate in that action.

A Common Unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a Common Unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in Armada LP as a nominee for another person will be required to furnish to Armada LP:

●	the name, address and taxpayer identification number of the beneficial owner and the nominee;

●	a statement regarding whether the beneficial owner is:

●	a person that is not a United States person,

●	a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or

●	a tax-exempt entity;

●	the amount and description of units held, acquired or transferred for the beneficial owner; and

●	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions will be required to furnish additional information, including whether they are United States persons and specific information on Common Units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty would be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

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For individuals, substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

●	for which there is, or was, “substantial authority,” or

●	as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of Common Unitholders could result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for Common Unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules would apply to an understatement of tax resulting from ownership of Common Units if Armada LP were classified as a “tax shelter,” which is not anticipated to initially apply to any projected investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Section 482 of the Code is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). The penalty is increased to 40% in the event of a gross valuation misstatement. It is not anticipated that Armada LP will make any valuation misstatements.

Reportable Transactions

If Armada LP were to engage in a “reportable transaction,” Armada LP (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single taxable year, or $4 million in any combination of six successive tax years. Participation by Armada LP in a reportable transaction could increase the likelihood that the U.S. federal income tax information return of Armada LP (and possibly a Common Unitholder’s tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures” above.

Moreover, if Armada LP were to participate in a reportable transaction with a significant purpose to avoid or evade tax or a listed transaction, Armada LP’s Common Unitholders could be subject to the following provisions of the American Jobs Creation Act of 2004:

●	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-related Penalties,”

●	for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and

●	in the case of a listed transaction, an extended statute of limitations.

Armada LP does not expect to engage in any reportable transactions.

Recent Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our Common Units, may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time members of Congress propose consider substantive changes to the existing U.S. federal income tax laws that would affect the tax treatment of certain publicly traded partnerships. We are unable to predict whether such changes, or other proposals, will ultimately be enacted. However, it is possible that a change in law could affect us and may be retroactively applied. Any such changes could negatively impact the value of an investment in our Common Units.

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State, Local and Other Tax Considerations

In addition to U.S. federal income taxes, Common Unitholders may become subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which Armada LP will conduct business or own property, or in which Common Unitholders are residents. Although an analysis of those various taxes is not presented here, each prospective Common Unitholder should consider their potential impact on his investment in Armada LP. A Common Unitholder may not be required to file a return and pay taxes in some states because that person’s income from such states falls below the filing and payment requirement. To the extent that Armada LP would hold assets or conduct business in jurisdictions in which such activities would be taxable, Common Unitholders may be required, however, to file state income tax returns and to pay state income taxes in certain of such states, and holders of Common Units may become subject to penalties for failure to comply with those requirements. In certain states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require Armada LP, or Armada LP may elect, to withhold a percentage of income from amounts to be distributed to a Common Unitholder who is not a resident of the state. Withholding of an amount that may be greater or less than a particular Common Unitholder’s income tax liability to a particular state, generally would not relieve a nonresident Common Unitholder from the obligation to file an income tax return. Amounts that may be withheld may be treated as if distributed to Common Unitholders for purposes of determining the amounts distributed by Armada LP. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and projections of Armada LP future operations, it is anticipated that any amounts required initially to be withheld would not be material.

It is the responsibility of each Common Unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of an investment in Common Units. Legal & Compliance, LLC has not rendered an opinion on the state local, or foreign tax consequences of an investment in Armada LP. It is strongly recommended that each prospective Common Unitholder consult, and depend on, his own tax counsel or other advisor with regard to those matters. It is the responsibility of each Common Unitholder to file all tax returns that may be required of him.

 APPRAISAL RIGHTS

Stockholders of the Corporation will have no appraisal, dissenters’ or similar rights (i.e., the right, instead of receiving units representing limited partner interests in Armada LP, to seek a judicial determination of the “fair value” of their Common Stock, and to compel the Corporation to purchase the holder’s Common Stock for cash in that amount) under state law or the Corporation’s Certificate of Incorporation or Bylaws, nor will such rights be voluntarily accorded to the Corporation’s stockholders by the Corporation. If the Corporation’s stockholders approve the Conversion as provided in this Consent Solicitation, all holders of common stock will be bound by such approval.

CONVERSION COSTS AND EXPENSES

Set forth below are the estimated fees and expenses incurred or expected to be incurred by the Corporation in connection with the Conversion. With the exception of the filing fees, the amounts set forth below are estimates.

Legal Fees	$5,000.00
Accounting Fees	$7,000.00
Solicitation, Printing and Mailing Costs	$500.00
SEC Filing Fees	$1,665.00
[Other]
Miscellaneous

Total	$14,115.00

 LEGAL MATTERS

The validity of the Common Units to be issued in connection with the Conversion will be passed upon by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401.

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EXPERTS

The consolidated financial statements of the Corporation as of December 31, 2015 and 2016, and for the years then ended, have been incorporated herein by reference and, in respect of the year ended December 31, 2015, in reliance upon the report of PLS CPA, a Professional Corp., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm in accounting and auditing; and, in respect of the year ended December 31, 2016, in reliance upon the report of RBSM LLP, a Professional Corp., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm in accounting and auditing.

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding the required voting power.

The approval of the Proposal is required to approve the resolution and thus the Conversion. Therefore, the Conversion will not become effective unless all stockholders approve the Proposal. For the Proposal to become effective, properly completed and unrevoked written consents must be delivered to us within 60 days of the earliest dated written consent is delivered to us. We expect to receive consents dated as early as July 25, 2017. Consequently, we expect that we will need to receive completed and unrevoked written consents to the Proposal from the holders of record of all of the voting power of our shares outstanding as of the close of business on the Record Date no later than September 25, 2017. Nevertheless, we intend to set August 25, 2017 as the goal for receipt of written consents. Effectively, this means that you have until August 25, 2017 to consent to the Proposal. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to terminate this consent solicitation at any time within 60 days of the earliest dated written consent delivered to us.

We intend to announce the final results of this consent solicitation on a Current Report on Form 8-K, filed with the SEC by us.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

For this Consent Solicitation Statement, a number of brokers with account holders who are stockholders of ours will be householding our Consent Solicitation Statement and the documents incorporated by reference that we are furnishing with the Consent Solicitation Statement. A single Consent Solicitation Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly, upon written or oral request a separate copy of this Consent Solicitation Statement to a security holder at a shared address to which a single copy of the documents was delivered.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Consent Solicitation Statement, or if you currently receive multiple copies of the Consent Solicitation Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at 40 Wall Street, 28th Floor, New York, NY 10005, or by telephoning Milan Saha, our Chief Executive Officer, at (646) 481-9671.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The Corporation files reports and other information with the SEC. The Company’s Unitholders may read and copy these reports, statements or other information filed by the Corporation at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of the Corporation are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The Corporation’s stockholders also may obtain information about the Operating Companies at Armada GP’s website, http://www.armadagp.com. Information contained on Armada GP’s website is expressly not incorporated by reference into this Consent Solicitation.

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The SEC allows the Corporation to “incorporate by reference” information into this Consent Solicitation. This means that the Corporation can disclose important information to Unitholders by referring them to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Consent Solicitation, except for any information that is superseded by information that is included directly in this Consent Solicitation or incorporated by reference subsequent to the date of this Consent Solicitation.

This Consent Solicitation incorporates by reference the documents listed below that the Corporation has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about the Corporation and its financial condition.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on May 19, 2017);

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (filed with the SEC on May 22, 2017);

●	Current Reports on Form 8-K filed with the SEC on June 24, 2016, July 12, 2016, August 19, 2016, August 22, 2016, August 25, 2016, and April 13, 2017; and

●	All other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation will be deemed to be incorporated by reference into this proxy statement/prospectus and will be a part of this Consent Solicitation from the date of filing of the document.

The Corporation also incorporates by reference the following Annexes attached to this Consent Solicitation:

●	the Plan of Conversion attached as Annex A;

●	the form of agreement of limited partnership of Armada Enterprises LP attached as Annex D; and

●	the Contribution, Conveyance and Assumption Agreement between Armada Enterprises GP, LLC and Armada Enterprises LP

Documents incorporated by reference are available to the Corporation’s stockholders and the public without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this Consent Solicitation. The Corporation’s stockholders and the public can obtain any of these documents by requesting them in writing or by telephone at:

BIM Homes, Inc.

40 Wall Street, 28th Floor

New York, NY 10005

(646) 481-9671

MISCELLANEOUS

Additional copies of this Consent Solicitation Statement may be obtained at no charge by writing to us at 40 Wall Street, 28th Floor, New York, NY 10005, or by telephoning Milan Saha, our Chief Executive Officer, at (646) 481-9671.

June [__], 2017	By Order of the Board of Directors,

/s/ Milan Saha
Milan Saha
Chief Executive Officer

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ANNEX A - PLAN OF CONVERSION

PLAN OF CONVERSION

This PLAN OF CONVERSION, dated as of October 28, 2016 (including all of the Exhibits attached hereto, this “Plan of Conversion”), sets forth the terms, conditions and procedures governing the conversion of BIM Homes, Inc. (the “Corporation”) from a Delaware corporation to a Delaware limited partnership to be named “Armada Enterprises LP” (the “LP”) pursuant to Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 17-217 of the Delaware Revised Uniform Limited Partnership (the “DRULPA”).

W I T N E S S E T H

WHEREAS, the Corporation was formed on March 6, 2014;

WHEREAS, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the DGCL and the DRULPA, the Corporation will be converted to a Delaware limited partnership pursuant to and in accordance with Section 266 of the DGCL and Section 17-217 of the DRULPA (the “Conversion”);

WHEREAS, the Board of Directors (the “Board”) of the Corporation (i) has determined that the Conversion is advisable and in the best interests of the Corporation and its shareholders (the “Shareholders”) and will not adversely affect the Shareholders in any material respect, (ii) hereby approves and adopts this Plan of Conversion, the Conversion, and the other documents and transactions contemplated by this Plan of Conversion and (iii) recommends that the Shareholders approve this Plan of Conversion; and

WHEREAS, in connection with the Conversion, (i) each outstanding share of Common Stock of the Corporation shall be converted into one (1) Common Unit (as defined in the Partnership Agreement (as defined below)) of the LP (a “Armada LP Common Unit”) as provided in this Plan of Conversion, (ii) the preferred stock of the Corporation, of which none is issued or outstanding, shall be cancelled; and (iii) Armada Enterprises GP LLC, a Delaware limited liability company (the “GP”), shall be issued all of the General Partner Interests (as defined in the Partnership Agreement) of the LP and become the sole general partner of the LP;

NOW, THEREFORE, in accordance with the DGCL and the DRULPA, upon the Effective Time (as defined below), the Corporation shall be converted to the LP. The mode of carrying the Conversion into effect shall be as described in this Plan of Conversion.

I. Article I. THE CONVERSION

1. Section 1.01 The Conversion. At the Effective Time (as defined below), the Corporation shall be converted to the LP and, for all purposes of the laws of the State of Delaware, pursuant to the Conversion, the Corporation is continuing its existence in the organizational form of a Delaware limited partnership. The Conversion shall not require the Corporation to wind up its affairs under Subchapter X of the DGCL or pay its liabilities and distribute its assets under the DGCL, and the Conversion shall not constitute a dissolution of the Corporation. At the Effective Time, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Corporation, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, shall remain vested in the LP and shall be the property of the LP, and title to any real property vested by deed or otherwise in the Corporation shall not revert or be in any way impaired by reason of any provision of the DGCL; but all rights of creditors and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall remain attached to the LP, and may be enforced against the LP to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a limited partnership. The rights, privileges, powers and interests in property of the Corporation, as well as the debts, liabilities and duties of the Corporation, shall not be deemed, as a consequence of the Conversion, to have been transferred to the LP for any purpose of the laws of the State of Delaware.

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2. Section 1.02 Effective Time. The Conversion shall become effective (a) after obtaining approval of this Plan of Conversion from the Shareholders holding all of the Corporation’s outstanding shares, and (b) upon the filing of the Certificate of Conversion in the form attached hereto as Exhibit A (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 17-217(d) of the DRULPA (such time of effectiveness, the “Effective Time”). Notwithstanding the foregoing, each of the Certificate of Conversion and the Certificate of Limited Partnership may provide for the same post-filing effective time as permitted by the DGCL and the DRULPA, in which case the Effective Time shall be the post-filing effective time stated in the Certificate of Conversion and Certificate of Limited Partnership. The Chief Executive Officer or Chief Financial Officer (such persons, the “Authorized Officers”) on behalf of the Corporation, acting singly, shall execute, deliver and file the Certificate of Conversion, and the GP, acting through an authorized agent, shall execute, deliver and file the Certificate of Limited Partnership.

3. Section 1.03 Certificate of Limited Partnership and Partnership Agreement of the LP. At and after the Effective Time, the Agreement of Limited Partnership of the LP (the “Partnership Agreement”) shall be in the form attached hereto as Exhibit B, until amended in accordance with its terms and the DRULPA. The certificate of incorporation of the Corporation is attached hereto as Exhibit C.

4. Section 1.04 Termination. This Plan of Conversion may be terminated and the Conversion abandoned by action of the Board at any time prior to the Effective Time (a “Termination”). Upon a Termination, if the Certificate of Conversion and the Certificate of Limited Partnership have been filed with the Secretary of State, but have not become effective, any person or entity that was authorized to execute, deliver and file such certificates, including an Authorized Officer, may execute, deliver and file a certificate of termination terminating such certificates.

5. Section 1.05 Conditions to the Conversion. The consummation of the Conversion shall be subject to the following conditions precedent being satisfied prior to the Conversion:

a.	(a)	The Corporation shall have obtained the approval of all of the stockholders of the Corporation;

b.	(b)	The Board shall not have revoked its recommendation that the stockholders vote in favor of the Conversion;

c.	(c)	The Corporation having received all other required regulatory approvals for the Conversion, other than approvals the absence of which would not have a material adverse effect on the Corporation; and

d.	(d)	the absence of any statute, order or injunction prohibiting the Conversion.

e. Article II. CONVERSION; CERTIFICATES

6. Section 2.01 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Corporation, the LP or the Shareholders, (a) each outstanding share of Common Stock shall be converted into one (1) Armada LP Common Unit, and (b) the preferred stock of the Corporation, of which none is issued or outstanding, shall be cancelled.

7. Section 2.02 Issuance of General Partnership Interests. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Corporation, the LP or the Shareholders, the GP shall be issued all of the General Partner Interests of the LP and shall become the sole general partner of the LP.

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8. Section 2.03 Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans. Upon the terms and subject to the conditions of this Plan of Conversion, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Corporation or its Shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Corporation is a party shall continue to be a plan of the LP. To the extent that any such plan provides for the issuance of Common Stock of the Corporation, upon the Effective Time, such plan shall be deemed to provide for the issuance of Armada LP Common Units. A number of Armada LP Common Units shall be reserved for issuance under such plan or plans equal to the number of shares of Common Stock of the Corporation so reserved immediately prior to the Effective Time.

9. Section 2.04 Registration of Armada LP Common Units.

a.	(a)	Registration in Book-Entry. Armada LP Common Units issued in connection with the Conversion shall be uncertificated, and the LP shall register, or cause to be registered, such Armada LP Common Units into which each outstanding shares of Common Stock shall have been converted as a result of the Conversion in book-entry form.

b.	(b)	No Further Rights in Common Stock. The Armada LP Common Units issued upon the conversion of the outstanding shares of Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock, and shall, when issued, be duly authorized, validly issued, fully paid and nonassessable Armada LP Common Units, as applicable.

c. Article III. GOVERNING LAW

10. Section 3.01 Governing Law. This Plan of Conversion shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

EXHIBIT A

Certificate of Conversion

CERTIFICATE OF CONVERSION

CONVERTING

BIM HOMES, INC.,

(A Delaware corporation)

TO

ARMADA ENTERPRISES LP

(A Delaware Limited Partnership)

Pursuant to Section 17-217 of the Delaware Revised Uniform Limited Partnership Act,

6 Del. C. §§ 17-101 et seq. (the “Delaware LP Act”)

This Certificate of Conversion is being filed for the purpose of converting BIM Homes, Inc., a Delaware corporation (the “Converting Entity”), to a Delaware limited partnership to be named “Armada Enterprises LP” (the “Limited Partnership”).

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The undersigned, being an authorized person of the Converting Entity, does hereby certify as follows:

1.	Date and Jurisdiction of Formation of Converting Entity. The date the Converting Entity was first formed is March 6, 2014, and the jurisdiction where the Converting Entity was first formed, which jurisdiction has not changed, is Delaware.

2	Name and Type of Converting Entity. The name of the Converting Entity when first formed and immediately prior to filing this Certificate of Conversion is “BIM Homes, Inc.”. The Converting Entity was a Delaware corporation immediately prior to filing this Certificate of Conversion.

3.	Name of Continuing Limited Partnership. The name of the Delaware limited partnership to which the Converting Entity is being converted and the name set forth in the Certificate of Limited Partnership of the Limited Partnership filed in accordance with Section 17-217(b) of the Delaware LP Act is “Armada Enterprises LP”.

4.	Effective Time. This Certificate of Conversion shall become effective on [____________], 2017 at 12.01 a.m.

IN WITNESS WHEREOF, the undersigned, being an authorized person of the Converting Entity, has duly executed this Certificate of Conversion as of [____________], 2017.

Name:
Authorized Person

Exhibit B

Armada Enterprises LP - Agreement of Limited Partnership

EXHIBIT C

Certificate of Incorporation of BIM Homes, Inc.

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ANNEX B - RESOLUTION OF THE SHAREHOLDERS OF BIM HOMES, INC.

NOW THEREFORE, BE IT RESOLVED, that the resolution of the Board of Directors (the “Board”) of BIM Homes, Inc., a Delaware corporation (the “Corporation”), undertaken on October 28, 2016, pursuant to which the Board has determined that it is in the best interests of the Corporation and the shareholders of the Corporation to convert the Corporation from a Delaware corporation into a Delaware limited partnership (the “Conversion”) pursuant to the plan of conversion, dated as of such date (the “Plan of Conversion”), is hereby approved, ratified and confirmed; and be it

FURTHER RESOLVED, that the Plan of Conversion and the transactions contemplated therein, including the Conversion, are hereby approved, adopted and ratified; and be it

FURTHER RESOLVED, that Board and the officers of the Corporation are hereby directed to undertake the Conversion and the transactions contemplated in the Conversion Agreement at a time as determined by the Board, and the undertaking and completion of the Conversion are hereby adopted, approved, authorized, and ratified by the shareholders of the Corporation; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the Conversion and the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the Conversion and the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the shareholders of the Corporation hereby adopt, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the shareholders of the Corporation with the same force and effect as if originally set forth herein.

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ANNEX C - WRITTEN CONSENT OF STOCKHOLDERS OF BIM HOMES, INC.

The undersigned stockholder of BIM Homes, Inc. (the “Corporation”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated July [___], 2017. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following resolutions:

NOW THEREFORE, BE IT RESOLVED, that the resolution of the Board of Directors (the “Board”) of BIM Homes, Inc., a Delaware corporation (the “Corporation”), undertaken on October 28, 2016, pursuant to which the Board has determined that it is in the best interests of the Corporation and the shareholders of the Corporation to convert the Corporation from a Delaware corporation into a Delaware limited partnership (the “Conversion”) pursuant to the plan of conversion, dated as of such date (the “Plan of Conversion”), is hereby approved, ratified and confirmed; and be it

FURTHER RESOLVED, that the Plan of Conversion and the transactions contemplated therein, including the Conversion, are hereby approved, adopted and ratified; and be it

FURTHER RESOLVED, that Board and the officers of the Corporation are hereby directed to undertake the Conversion and the transactions contemplated in the Conversion Agreement at a time as determined by the Board, and the undertaking and completion of the Conversion are hereby adopted, approved, authorized, and ratified by the shareholders of the Corporation; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the Conversion and the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the Conversion and the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the shareholders of the Corporation hereby adopt, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the shareholders of the Corporation with the same force and effect as if originally set forth herein.

               [  ] FOR                                [  ] AGAINST                                [  ] ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Corporation do execute and deliver counterparts.

 This Written Consent is solicited by the Corporation’s Board of Directors.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the undersigned has executed this Written Consent on ______________________, 2016.

___________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

 Please sign, date and mail this consent to the following address or send the consent through facsimile or the e-mail address listed below:

BIM Homes, Inc.

40 Wall Street, 28th Floor

New York, NY 10005

You may also submit your consent by facsimile to (646) 349-4552 or scan and email to milan@armadagp.com.

The Consent Solicitation Statement is available at www.bimhomesinc.com.

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ANNEX D – ARMADA ENTPERPSISES LP, AGREEMENT OF LIMITED PARTNERSHIP

AGREEMENT OF LIMITED PARTNERSHIP

OF

ARMADA ENTERPRISES LP

A Delaware Limited Partnership

TABLE OF CONTENTS

Article I DEFINITIONS

Section 1.1 Definitions
Section 1.2 Construction

Article II ORGANIZATION

Section 2.1 Formation
Section 2.2 Name
Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices
Section 2.4 Purpose and Business
Section 2.5 Powers
Section 2.6 Term
Section 2.7 Title to Partnership Assets

Article III RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability
Section 3.2 Management of Business
Section 3.3 Rights of Limited Partners

Article IV CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates
Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates
Section 4.3 Record Holders
Section 4.4 Transfer Generally
Section 4.5 Registration and Transfer of Limited Partner Interests
Section 4.6 Transfer of the General Partner’s General Partner Interest

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Section 4.7 Transfer of Incentive Distribution Rights
Section 4.8 Restrictions on Transfers
Section 4.9 Eligibility Certificates; Ineligible Holders
Section 4.10 Redemption of Partnership Interests of Ineligible Holders

Article V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Organizational Contributions
Section 5.2 Issuance to the General Partner
Section 5.3 Contributions by Limited Partners
Section 5.4 Interest and Withdrawal
Section 5.5 Capital Accounts
Section 5.6 Issuances of Additional Partnership Interests
Section 5.7 Conversion of Subordinated Units
Section 5.8 Limited Preemptive Right
Section 5.9 Splits and Combinations
Section 5.10 Fully Paid and Non-Assessable Nature of Limited Partner Interests
Section 5.11 Issuance of Common Units in Connection with Reset of Incentive Distribution Rights

Article VI ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations for Capital Account Purposes
Section 6.2 Allocations for Tax Purposes
Section 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders
Section 6.4 Distributions of Available Cash from Operating Surplus
Section 6.5 Distributions of Available Cash from Capital Surplus
Section 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels
Section 6.7 Special Provisions Relating to the Holders of Subordinated Units
Section 6.8 Special Provisions Relating to the Holders of Incentive Distribution Rights
Section 6.9 Entity-Level Taxation

Article VII MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management
Section 7.2 Certificate of Limited Partnership
Section 7.3 Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group
Section 7.4 Reimbursement of and Other Payments to the General Partner
Section 7.5 Outside Activities
Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership

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Section 7.7 Indemnification
Section 7.8 Liability of Indemnitees
Section 7.9 Standards of Conduct; Resolution of Conflicts of Interest and Replacement of Duties
Section 7.10 Other Matters Concerning the General Partner and Other Indemnitees
Section 7.11 Purchase or Sale of Partnership Interests
Section 7.12 Registration Rights of the General Partner and its Affiliates
Section 7.13 Reliance by Third Parties
Section 7.14 Replacement of Fiduciary Duties

Article VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting
Section 8.2 Fiscal Year
Section 8.3 Reports

Article IX TAX MATTERS

Section 9.1 Tax Returns and Information
Section 9.2 Tax Elections
Section 9.3 Tax Controversies
Section 9.4 Withholding

Article X ADMISSION OF PARTNERS

Section 10.1 Admission of Limited Partners
Section 10.2 Admission of Successor General Partner
Section 10.3 Amendment of Agreement and Certificate of Limited Partnership

Article XI WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner
Section 11.2 Removal of the General Partner
Section 11.3 Interest of Departing General Partner and Successor General Partner
Section 11.4 Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages
Section 11.5 Withdrawal of Limited Partners

Article XII DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution
Section 12.2 Continuation of the Business of the Partnership After Dissolution
Section 12.3 Liquidator

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Section 12.4 Liquidation
Section 12.5 Cancellation of Certificate of Limited Partnership
Section 12.6 Return of Contributions
Section 12.7 Waiver of Partition
Section 12.8 Capital Account Restoration

Article XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner
Section 13.2 Amendment Procedures
Section 13.3 Amendment Requirements
Section 13.4 Special Meetings
Section 13.5 Notice of a Meeting
Section 13.6 Record Date
Section 13.7 Postponement and Adjournment
Section 13.8 Waiver of Notice; Approval of Meeting
Section 13.9 Quorum and Voting
Section 13.10 Conduct of a Meeting
Section 13.11 Action Without a Meeting
Section 13.12 Right to Vote and Related Matters

Article XIV MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority
Section 14.2 Procedure for Merger, Consolidation or Conversion
Section 14.3 Approval by Limited Partners
Section 14.4 Certificate of Merger or Certificate of Conversion
Section 14.5 Effect of Merger, Consolidation or Conversion

Article XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests

Article XVI GENERAL PROVISIONS

Section 16.1 Addresses and Notices; Written Communications
Section 16.2 Further Action
Section 16.3 Binding Effect
Section 16.4 Integration
Section 16.5 Creditors
Section 16.6 Waiver

Section 16.7 Third-Party Beneficiaries
Section 16.8 Counterparts
Section 16.9 Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury
Section 16.10 Invalidity of Provisions
Section 16.11 Consent of Partners
Section 16.12 Facsimile and Email Signatures

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AGREEMENT OF LIMITED PARTNERSHIP OF ARMADA ENTERPRISES LP

THIS AGREEMENT OF LIMITED PARTNERSHIP OF ARMADA ENTERPRISES LP (the “Partnership”), to become effective as of the Closing Date, is entered into by and between ARMADA ENTERPRISES GP LLC, a Delaware limited liability company, as the General Partner; the shareholders of Bim Homes, Inc., a Delaware corporation (“BMHM”), as the Initial Limited Partners who have ALL voted to convert it into the Partnership and approve the BMHM Plan of Conversion approved by the BMHM board of directors on October 28, 2016, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which the Partnership or the Partnership Group acquires (through an asset acquisition, stock acquisition, merger or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long-term, the operating capacity or operating income of the Partnership Group from the operating capacity or operating income of the Partnership Group existing immediately prior to such transaction. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

“Acquisition Units” means LP Units issued as consideration for all or a portion of an Acquisition. Acquisition Units are Common LP Units provided however that certain Acquisition Units may be issued to the Acquisition Unit Unitholder “Unvested” until the Acquired Property achieves certain performance milestones within the Partnership Group, which shall be set forth in the Acquisition transaction documents. “Unvested” Acquisition Units do not participate in Common Unit distributions, but may accrue Common Unit Arrearages only if set forth in the Acquisition transaction documents, while the Acquisition asset’s performance milestones are achieved and the Unvested Acquisition Units “vests” and converts to Common LP Units. The Acquisition transaction documents shall set forth a time deadline for the Acquisition Units to vest, Revaluation Event, after which the Acquisition Units shall vest based upon its Adjusted Value and any unvested Acquisition Units shall be cancelled or voided.

“Acquired Property” means any property acquired by the Partnership in an Acquisition.

“Additional Book Basis” means, with respect to any Adjusted Property, the portion of any remaining Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(a) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event; and

(b) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

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“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership after giving effect to the following adjustments: (a) credit to such Capital Account any amount which such Partner is (i) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (ii) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period less (b) (i) the amount of any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and plus (c) (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, (ii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above and (iii) the amount of any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of “Operating Surplus.”

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Quantity of IDR Reset Common Units” has the meaning given such term in Section 5.11(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of (a) a Contributed Property or Acquired Property means the fair market value of such property or asset at the time of contribution or Acquisition and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to and Acquired Property acquired by the Partnership in a single or integrated transaction among each separate property based upon the historical earnings and/or projected cash flow.

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“Agreement” means this Agreement of Limited Partnership of Armada Enterprises LP, as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of:

(i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

(ii) if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter; less

(b) the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

(i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

(ii) provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to subclause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; provided further, that cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“BMHM” means the Delaware corporation, Bim Homes, Inc., which is converting the Partnership pursuant to the Plan of Conversion.

“Board of Directors” means, with respect to the General Partner, its board of directors or board of managers, the makeup of which will be set forth in the General Partner’s management agreement with the Partnership.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that gives rise to a Net Termination Loss.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that gives rise to a Net Termination Gain.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

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“Capital Contribution” means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.

“Capital Surplus” means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate, in such form (including in global form if permitted by applicable rules and regulations of the Depository Trust Company and its permitted successors and assigns) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests.

“Certificate of Conversion” means the Certificate of Conversion of BMHM filed with the Secretary of State of the State of Delaware as referenced in Section 7.2.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Eligible Holder” means a Limited Partner whose nationality, citizenship or other related status the General Partner determines, upon receipt of an Eligibility Certificate or other requested information, does not or would not create under any federal, state or local law or regulation to which a Limited Partner is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization.

“Claim” (as used in Section 7.12(g)) has the meaning given such term in Section 7.12(g).

“Closing Date” means the date on which the Certificate of Conversion is filed with the Secretary of State of the State of Delaware.

“Closing Price” for any day, with respect to Limited Partner Interests of a particular class, means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning given such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

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“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

“Conflicts Committee” means a committee of the Board of Directors composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner, (c) is not a holder of any ownership interest in the General Partner or any of its Affiliates, (excluding (i) Common Units and (ii) awards that are granted to such director in his or her capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership), unless the Board of Directors determines in good faith that such ownership interest would not be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee, and (d) is determined by the Board of Directors to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the Nasdaq Global Market).

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, that may become effective only after the Plan of Conversion is completed, between the Partnership and the General Partner transferring the Operating Companies to the Partnership upon completion of audits of the Operating Companies, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages with respect to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1 (d)(xi).

“Current Market Price” means, as of any date for any class of Limited Partner Interests, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

“Disposed of Adjusted Property” has the meaning given such term in Section 6.1(d)(xii)(B).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligibility Certificate” means a certificate the General Partner may request a Limited Partner to execute as to such Limited Partner’s (or such Limited Partner’s beneficial owners’) federal income tax status or nationality, citizenship or other related status for the purpose of determining whether such Limited Partner is an Ineligible Holder.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.9.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

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“Event of Withdrawal” has the meaning given such term in Section 11.1(a).

“Excess Additional Book Basis” has the meaning given such term in the definition of “Additional Book Basis Derivative Items.”

“Excess Distribution” has the meaning given such term in Section 6.1(d)(iii)(A).

“Excess Distribution Unit” has the meaning given such term in Section 6.1(d)(iii)(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Expansion Capital Expenditures” means cash expenditures for Acquisitions.

“Final Subordinated Units” has the meaning given such term in Section 6.1(d)(x)(A).

“First Liquidation Target Amount” has the meaning given such term in Section 6.1(c)(i)(D).

“First Target Distribution” means $0.14375 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“Fully Diluted Weighted Average Basis” means, when calculating the number of Outstanding Units for any period, a basis that includes (a) the weighted average number of Outstanding Units during such period plus (b) all Partnership Interests and Derivative Partnership Interests (i) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pair passu with the Subordinated Units, (ii) whose conversion, exercise or exchange price, if any, is less than the Current Market Price on the date of such calculation, (iii) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (iv) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.7, such Partnership Interests and Derivative Partnership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided further, that if consideration will be paid to any Limited Partner in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (x) the number of Units issuable upon such conversion, exercise or exchange and (y) the number of Units that such consideration would purchase at the Current Market Price.

“General Partner” means Armada Enterprises GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the non-transferrable non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership, such as Incentive Distribution Rights.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests. The General Partner may issue Acquisition Units to a Group in an Acquisition for determining what Acquisition Units vests or gets cancelled after the Revaluation Event.

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“Holder” means any of the following:

(a) the General Partner who is the Record Holder of Registrable Securities;

(b) any Affiliate of the General Partner who is the Record Holder of Registrable Securities (other than natural persons who are Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates);

(c) any Person who has been the General Partner within the prior two years and who is the Record Holder of Registrable Securities;

(d) any Person who has been an Affiliate of the General Partner within the prior two years and who is the Record Holder of Registrable Securities (other than natural persons who were Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates); and

(e) a transferee and current Record Holder of Registrable Securities to whom the transferor of such Registrable Securities, who was a Holder at the time of such transfer, assigns its rights and obligations under this Agreement; provided such transferee agrees in writing to be bound by the terms of this Agreement and provides its name and address to the Partnership promptly upon such transfer.

“IDR Reset Common Units” has the meaning given such term in Section 5.11(a).

“IDR Reset Election” has the meaning given such term in Section 5.11(a).

“Incentive Distribution Right” means a Limited Partner Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest).

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.4(a)(v), (vi) and (vii) and 6.4(b)(iii), (iv) and (v).

“Incremental Income Taxes” has the meaning given such term in Section 6.9.

“Indemnified Persons” has the meaning given such term in Section 7.12(g).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) the General Partner or any Departing General Partner or (ii) any Affiliate of the General Partner or any Departing General Partner, and (e) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.

“Ineligible Holder” means a Limited Partner who is not a Citizenship Eligible Holder or a Rate Eligible Holder.

“Initial Common Units” means the Common Units sold in the Initial Public Offering.

“Initial Limited Partners” means the common shareholders of BMHM (with respect to the Common Units received by pursuant to the Plan of Conversion as delineated in Section 5.3(a)), the General Partner (with respect to its Common Units received in for its shares of BMHM common stock in the Conversion).

“Initial Unit Price” means (a) with respect to the Common Units and the Subordinated Units, the price per Unit at which the Common Units, Acquisition Units and the Subordinated Units are initially issued by the Partnership for an Acquisition or Capital Contribution, as determined by the General Partner which shall be based upon the fixed per Unit Minimum Quarterly Distribution being set at $.125 per Unit per Quarter as 5% annual yield on the Initial Unit Price; accordingly the Initial Unit Price is $10.00 per Unit.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.

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“Limited Partner Interest” means an equity interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or other Partnership Interests or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (d) of the third sentence of Section 12.1, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected pursuant to Section 12.3 to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“lower tier partnership” has the meaning given such term in Section 6.1(d)(xii)(D).

“Merger Agreement” has the meaning given such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.1250 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other asset reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other asset is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.5(d) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

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“Net Termination Loss” means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.5(b) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705 (a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice” means a written request from a Holder pursuant to Section 7.12 which shall (a) specify the Registrable Securities intended to be registered, offered and sold by such Holder, (b) describe the nature or method of the proposed offer and sale of Registrable Securities, and (c) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Partnership to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.12.

“Notice of Election to Purchase” has the meaning given such term in Section 15.1(b).

“Operating Company” means a company transferred by the General Partner to the Partnership in the Contribution Agreement.

“Operating Expenditures” means all Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of employees, officers and directors of the General Partner, reimbursement of expenses of the General Partner and its Affiliates, cash interest expense, Maintenance Capital Expenditures, and repayment of Working Capital Borrowings, subject to the following:

(a) repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

(c) Operating Expenditures shall not include (i) distributions to Partners or (ii) repurchases of Partnership Interests.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a) the sum of (i) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, and (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings;

less

(b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures, and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

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Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the IPO Underwriters upon exercise of the Over-Allotment Option.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Partnership Register as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class, all Partnership Interests owned by or for the benefit of such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly or indirectly from a Person or Group described in clause (i), provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Armada Enterprises LP, a Delaware limited partnership.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” means any equity interest, including any class or series of equity interest, in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2 (b)(2) and 1.704-2(d).

“Partnership Register” means a register maintained on behalf of the Partnership by the General Partner, or, if the General Partner so determines, by the Transfer Agent as part of the Transfer Agent’s books and transfer records, with respect to each class of Partnership Interests in which all Record Holders and transfers of such class of Partnership Interests are registered or otherwise recorded.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means, as of any date of determination, (a) as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right and the General Partner Interest shall, in each case, at all times be zero.

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“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, estate, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” means the plan, as approved by the BMHM board of directors and presented to its shareholders for their unanimous consent on July ___, 2017, to convert BMHM to a Delaware limited partnership, to be known as Armada Enterprises, LP, pursuant to §266 of the Delaware General Corporation Law and §17-217 of the Delaware Revised Uniform Limited Partnership Act, wherein each outstanding share of BMHM common stock is converted to One (1) Common Unit and BMHM’s majority shareholder, Armada Enterprise GP, LLC, is appointed the general partner.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder, and (d) when used with respect to Holders who have requested to include Registrable Securities in a Registration Statement pursuant to Section 7.12(a) or 7.12(b), apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Notice relating to such request.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership which includes the Closing Date, the portion of such fiscal quarter after the Closing Date.

“Rate Eligible Holder” means a Limited Partner subject to United States federal income taxation on the income generated by the Partnership. A Limited Partner that is an entity not subject to United States federal income taxation on the income generated by the Partnership shall be deemed a Rate Eligible Holder so long as all of the entity’s beneficial owners are subject to such taxation.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Partnership Register as of the Partnership’s close of business on a particular Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registrable Security” means any Partnership Interest other than the General Partner Interest; provided, however, that any Registrable Security shall cease to be a Registrable Security: (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security may be disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); and (c) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under Section 7.12 of this Agreement have not been assigned to the transferee of such securities.

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“Registration Statement” has the meaning given such term in Section 7.12(a) of this Agreement.

“Remaining Net Positive Adjustments” means, as of the end of any taxable period, (a) with respect to the Unitholders holding Common Units or Subordinated Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units or Subordinated Units as of the end of such period over (ii) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period and (b) with respect to the holders of Incentive Distribution Rights, the excess of (i) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (ii) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Reset MQD” has the meaning given such term in Section 5.11(e).

“Reset Notice” has the meaning given such term in Section 5.11(b).

“Retained Converted Subordinated Unit” has the meaning given such term in Section 5.5(c)(ii).

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.5(d).

“Second Liquidation Target Amount” has the meaning given such term in Section 6.1(c)(i)(E).

“Second Target Distribution” means $0.15625 per Unit per Quarter, subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.9.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures in Section 7.12 of this Agreement.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Common Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Subordinated Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Subordination Period” means the period commencing on issuance date of a Subordinated Unit and expiring on the first to occur of the following dates:

(a) the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter, in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such periods or (B) the Adjusted Operating Surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such periods on a Fully Diluted Weighted Average Basis, and (ii) there are no Cumulative Common Unit Arrearages;

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(b) the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to the four-Quarter period immediately preceding such date equaled or exceeded 150% of the Minimum Quarterly Distribution on all of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such period, and (B) the Adjusted Operating Surplus for the four-Quarter period immediately preceding such date equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis, plus the corresponding Incentive Distributions and (ii) there are no Cumulative Common Unit Arrearages; and

(c) the date on which the General Partner is removed in a manner described in Section 11.4.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning given such term in Section 14.2(b).

“Target Distributions” means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

“Third Target Distribution” means $0.1875 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

“Transaction Documents” has the meaning given such term in Section 7.1(b).

“Transfer” has the meaning given such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided, however, that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwritten Offering” means (a) an offering pursuant to a Registration Statement in which Partnership Interests are sold to an underwriter on a firm commitment basis for reoffering to the public (other than the Initial Public Offering), (b) an offering of Partnership Interests pursuant to a Registration Statement that is a “bought deal” with one or more investment banks, and (c) an “at-the-market” offering pursuant to a Registration Statement in which Partnership Interests are sold to the public through one or more investment banks or managers on a best efforts basis.

“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Common Units and Subordinated Units but shall not include the (i) General Partner Interest or (ii) Incentive Distribution Rights.

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“Unit Majority” means (i) during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), voting as a class, and at least a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period, at least a majority of the Outstanding Common Units.

“Unitholders” means the Record Holders of Units.

“Unpaid MQD” has the meaning given such term in Section 6.1(c)(i)(B).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of a General Partner or any Departing General Partner or any Affiliate of a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement from time to time.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Withdrawal Opinion of Counsel” has the meaning given such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and all other Persons for all purposes.

ARTICLE II ORGANIZATION

Section 2.1 Formation. BMHM was formed on March 6, 2014 under the laws of the state of Delaware. Upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Delaware General Corporations Law (“DGCL”) and the Delaware Act, the Corporation will be converted to a Delaware limited partnership, to be named Armada Enterprises LP” pursuant to and in accordance with Section 266 of the DGCL and Section 17-217 of the Delaware Act. The General Partner shall be admitted as the general partner of the Limited Partnership. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2 Name. The name of the Partnership shall be “Armada Enterprises LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” the letters “LP,” “L.P.” or “Ltd.,” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners following such change.

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Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 16192 Coastal Highway, Lewes, Delaware 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Harvard Business Services, Inc. The principal office of the Partnership shall be located at 40 Wall Street, 28th Floor, New York, NY 10005, or such other place as the General Partner may from time to time designate by notice to the Limited Partners of such change in the next regular communication to the Limited Partners following such change. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 40 Wall Street, 28th Floor, New York, NY 10005, or such other place as the General Partner may from time to time designate by notice to the Limited Partners of such change in the next regular communication to the Limited Partners following such change.

Section 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.

Section 2.5 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.7 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership (or a Subsidiary) as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

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ARTICLE III RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3 Rights of Limited Partners.

(a) Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense, to obtain:

(i) from the General Partner either (A) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor rule or regulation under the Securities Act) (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website); and

(ii) a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

(b) To the fullest extent permitted by law, the rights to information granted the Limited Partners pursuant to Section 3.3 (a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in the Partnership hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners or interest holders to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).

(c) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that the Partnership Group is required by law or regulation, or by agreement with any third party, to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

(d) Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates. Record Holders of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Partnership Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Partnership Register. Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests or Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Managing General Partner, Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President or Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.8(f). The signatures of such officers upon a Certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such Certificate shall have ceased to be such officer before such Certificate is issued, it may be issued by the Partnership with the same effect as if he or she were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests or Derivative Partnership Interests, no Certificate for such class of Partnership Interests or Derivative Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests or Derivative Partnership Interetsts of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests or Derivative Partnership Interests, as the case may be, have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(b) and Section 6.7(c), if Common Units are evidenced by Certificates, on or after the date on which Subordinated Units are converted into Common Units pursuant to the terms of Section 5.7, the Record Holders of such Subordinated Units (a) if the Subordinated Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder’s Subordinated Units converted, or (b) if the Subordinated Units are not evidenced by Certificates, shall be issued Certificates evidencing the Common Units into which such Record Holders’ Subordinated Units converted. With respect to any Partnership Interests or Derivative Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests or Derivative Partnership Interests, as the case may be, will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

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Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The names and addresses of Unitholders as they appear in the Partnership Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent provided herein, including Section 10.1(c).

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Section 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns all or a part of such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect any such transfer or purported transfer.

(c) Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.

Section 4.5 Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall maintain, or cause to be maintained by the Transfer Agent in whole or in part, the Partnership Register on behalf of the Partnership.

(b) The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are duly endorsed and surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Partnership Register.

(c) Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Partnership Register.

(d) Except as provided in Section 4.9, by acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Partnership Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement, (iv) shall be deemed to make the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person and (v) shall be deemed to certify that the transferee is not an Ineligible Holder. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(e) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) Section 4.9, (v) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.

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(f) The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units and Common Units (whether issued upon conversion of the Subordinated Units or otherwise) to one or more Persons.

Section 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to December 31, 2024 ,the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b) Subject to Section 4.6(c) below, on or after December 31, 2026, the General Partner may transfer all or any part of its General Partner Interest without the approval of any Limited Partner or any other Person.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7 Transfer of Incentive Distribution Rights. The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without the approval of any Limited Partner or any other Person.

Section 4.8 Restrictions on Transfers.

(a) Except as provided in Section 4.8(e), notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) The transfer of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall be subject to the restrictions imposed by Section 6.8(b) and 6.8(c).

(d) The transfer of a Subordinated Unit or a Common Unit resulting from the conversion of a Subordinated Unit shall be subject to the restrictions imposed by Section 6.7(b) and Section 6.7(c).

(e) Except for Section 4.9, nothing in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

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(f) Each certificate or book entry evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.9 Eligibility Certificates; Ineligible Holders.

(a) The General Partner may upon demand or on a regular basis require Limited Partners, and transferees of Limited Partner Interests in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Ineligible Holders.

(b) If any Limited Partner or any transferee of Limited Partner Interests (or their respective beneficial owners) fails to furnish to the General Partner within 30 days of its request an Eligibility Certificate and other information related thereto, or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner or a transferee of a Limited Partner is an Ineligible Holder, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10 or the General Partner may refuse to effect the transfer of the Limited Partner Interests to such transferee. In addition, the General Partner shall be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder’s Limited Partner Interests.

(c) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

(d) Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Holder of its Limited Partner Interest (representing the right to receive its share of such distribution in kind).

(e) At any time after an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.10, such Ineligible Holder upon approval of the General Partner, shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Limited Partner Interests.

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(f) If at any time a transferee of a Partnership Interest fails to furnish an Eligibility Certificate or any other information requested by the General Partner pursuant to Section 4.9 within 30 days of such request, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that such transferee is an Ineligible Holder, the Partnership may, unless the transferee establishes to the satisfaction of the General Partner that such transferee is not an Ineligible Holder, prohibit and void the transfer, including by placing a stop order with the Transfer Agent.

Section 4.10 Redemption of Partnership Interests of Ineligible Holders.

(a) If at any time a Limited Partner fails to furnish an Eligibility Certificate or any other information requested within the period of time specified in Section 4.9, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his Limited Partner Interests to a Person who is not an Ineligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i) The General Partner shall, not later than the 30 day before the date fixed for redemption, give notice of redemption to the Limited Partner, at such Limited Partner’s last address designated in the Partnership Register or on the records of the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which such Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Limited Partner or such Limited Partner’s duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or transferee at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee, agent or representative of a Person determined to be an Ineligible Holder.

(c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement and the transferor provides notice of such transfer to the General Partner. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that such transferee is not an Ineligible Holder. If the transferee fails to make such certification within 30 days after the request and, in any event, before the redemption date, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Organizational Contributions. In connection with the Plan of Conversion pursuant to which BMHM shall convert to the Partnership under the Delaware Act, the common shareholders BMHM shall receive One (1) Common Unit for each BMHM common share comprising the Initial Limited Partner Interest. The Initial Limited Partners shall be deemed to have contributed the assets of BMHM, if any, to the Partnership, as a Capital Contribution for purposes of determining their capital account.

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Section 5.2 Issuance to the General Partner.

(a)       In the event the Contribution Agreement becomes effective and the Operating Companies are successfully audited, the Partnership shall issue the Incentive Distribution Rights to the General Partner and 210,000,000 Units (42,000,000 Common Units, 168,000,000 Subordinated Units) to the members of the Operating Entities, who may be defined as affiliates of the General Partner pursuant to applicable securities laws, allocated among them as set forth in the Contribution Agreement.

(b)       For each additional issuance of Units from the Partnership, the Partnership shall issue to the General Partner, Subordinated Units equal to One Percent (1%) of the newly issued Units. These Subordinated LP Units issued to the General Partner shall be according to the Subordination Period.

(c)       As an incentive to the General Partner to maximize profits for the Partnership, the General Partner shall share in the Partnership’s profits to a larger extent than determined by its Subordinated Units and contributions for which it receives the Incentive Distributions Rights and its affiliates received Initial Limited Partner Interests (“Carried Interest” or “Incentive Equity Rights”), which shall be allocated as 20% of the Partnership’s profits, which may be paid in cash or Common LP Units, at the General Partner’s discretion, provided however that such Common LP Units may be issued as Acquisition Units whose distributions are “unvested” until certain performance milestones are achieved by the Partnership, which shall be stipulated in the definitive documentation when such LP Units are issued.

Section 5.3 Issuance to the Limited Partners.

(a) The BMHM common shareholders shall receive One (1) Common LP Unit for each share of BMHM common stock, which shall comprise the Initial Limited Partner Interest.

(d) No Limited Partner Interests will be issued or issuable as of or at the Closing Date other than the Common Units issued to the Initial Limited Partner pursuant to subparagraphs of this Section 5.3.

(e) No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement except for the Initial Limited Partner.

Section 5.4 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5 Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial Capital Account balance attributable to the Units, if and when issued to the General Partner and other owners of the Operating Companies shall equal the respective Net Agreed Value of the Capital Contributions specified in the Contribution Agreement, which shall be deemed to equal the product of the number of Units issued and the Initial Unit Price for each such Unit (and the initial Capital Account balance attributable to each such Subordinated Unit shall equal its Initial Unit Price). The initial Capital Account balance attributable to the Common Units issued to the Initial Limited Partner shall be deemed to equal the product of the Common Units and the Initial Unit Price for each such Common Unit. The initial Capital Account balance attributable to the Common Units issued to the IPO Underwriters pursuant to Section 5.3(d) shall equal the product of the number of Common Units so issued to the IPO Underwriters and the Initial Unit Price for each Common Unit (and the initial Capital Account balance attributable to each such Common Unit shall equal its Initial Unit Price). The initial Capital Account attributable to the General Partner Interest and the Incentive Distribution Rights shall be zero. Thereafter, the Capital Account shall in respect of each such Partnership Interest be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

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(b) For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

(i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.5(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain, and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

(vi) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(vii) The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7 (b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)       (i) Except as otherwise provided in this Section 5.5(c), a transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii) Subject to Section 6.7(b), immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any converted Subordinated Units (“Retained Converted Subordinated Units”) or Subordinated Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Subordinated Units or Retained Converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

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(iii) Subject to Section 6.8(b), immediately prior to the transfer of an IDR Reset Common Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained IDR Reset Common Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred IDR Reset Common Units will have a balance equal to the amount allocated under clause (A) above.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the issuance of a Noncompensatory Option, the issuance of IDR Reset Common Units pursuant to Section 5.11, or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of each Partner and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated among the Partners at such time pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a Revaluation Event described in this Section 5.5(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b) (2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time, and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(ii) In accordance with Treasury Regulation Section 1.704- 1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated among the Partners, at such time, pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

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Section 5.6 Issuances of Additional Partnership Interests.

(a) The Partnership may issue additional Partnership Interests and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b) Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to, or pari passu with, existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.6, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.11, (iv) reflecting admission of such additional Limited Partners in the Partnership Register as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests and Derivative Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests or Derivative Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or Derivative Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

(d) No fractional Units shall be issued by the Partnership.

Section 5.7 Conversion of Subordinated Units.

(a) Subordinated Units shall convert into Common Units on a one-for-one basis on the expiration of their respective Subordination Period.

(b) A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7.

Section 5.8 Limited Preemptive Right.

Except as provided in this Section 5.8 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. Other than with respect to the issuance of Partnership Interests in connection with the Initial Public Offering, the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

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Section 5.9 Splits and Combinations.

(a) Subject to Section 5.9(e), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period) are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.9(e), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).

Section 5.10 Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

Section 5.11 Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

(a) Subject to the provisions of this Section 5.11, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when there are no Subordinated Units Outstanding and the Partnership has made a distribution pursuant to Section 6.4(b)(v) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the “IDR Reset Election”) to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Common Units (the “IDR Reset Common Units”) derived by dividing (i) the average amount of the aggregate incentive distributions made to the holders of the Incentive Distribution Rights for the two full Quarters immediately preceding the giving of the Reset Notice in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Common Units determined by such quotient is referred to herein as the “Aggregate Quantity of IDR Reset Common Units”). If at the time of any IDR Reset Election the General Partner and its Affiliates are not the holders of a majority in interest of the Incentive Distribution Rights, then the IDR Reset Election shall be subject to the prior written concurrence of the General Partner that the conditions described in the immediately preceding sentence have been satisfied. The making of the IDR Reset Election in the manner specified in this Section 5.11 shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive IDR Reset Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders other than as set forth in this Section 5.11(a), at the time specified in Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).

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(b) To exercise the right specified in Section 5.11(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership’s determination of the Aggregate Quantity of IDR Reset Common Units that each holder of Incentive Distribution Rights will be entitled to receive.

(c) The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of IDR Reset Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such IDR Reset Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

(d) If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the IDR Reset Common Units to be issued pursuant to this Section 5.11 on or before the 30th calendar day following the Partnership’s receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership’s receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Interests into Common Units within not more than 12 months following the Partnership’s receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

(e) The Minimum Quarterly Distribution and the Target Distributions shall be adjusted at the time of the issuance of IDR Reset Common Units or other Partnership Interests pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Partnership’s receipt of the Reset Notice (the “Reset MQD”), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

(f) Upon the issuance of IDR Reset Common Units pursuant to Section 5.11(a), the Capital Account maintained with respect to the Incentive Distribution Rights will (i) first, be allocated to IDR Reset Common Units in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an Initial Common Unit, and (ii) second, as to any remaining balance in such Capital Account, be retained by the holder of the Incentive Distribution Rights. If there is not sufficient capital associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.11(f), the IDR Reset Common Units shall be subject to Sections 6.1(d)(x)(B) and (C).

ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein below.

(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i) First, to the Unitholders to which Net Loss has been allocated pursuant to the proviso provision of Section 6.1 (b), in proportion to the allocations of Net Loss pursuant to the proviso provision of Section 6.1(b), until the aggregate amount of Net Income allocated pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated pursuant to the proviso provision of Section 6.1(b) for all previous taxable periods; and

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(ii) Thereafter, to the Unitholders, Pro Rata.

(b) Net Loss. After giving effect to the special allocations set forth in Section 6.1(d), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Unitholders, Pro Rata; provided, however, that Net Losses shall not be allocated pursuant to this Section 6.1(b) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account) and such Net Loss shall instead be allocated to the Unitholders with positive Adjusted Capital Account balances in proportion to such positive balances.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Termination Gain or Net Termination Loss (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) Except as provided in Section 6.1(c)(iv) and subject to the provisions set forth in the last sentence of this Section 6.1(c)(i), Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:

(A) First, to each Unitholder having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Unitholders, until each such Unitholder has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

(B) Second, to all Unitholders holding Common Units (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) and (3) any then existing Cumulative Common Unit Arrearage;

(C) Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof) to which this allocation of gain relates, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;

(D) Fourth, to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, (3) any then existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) for such period (the sum of subclauses (1), (2), (3) and (4) is hereinafter referred to as the “First Liquidation Target Amount”);

(E) Fifth, 15% to the holders of the Incentive Distribution Rights, Pro Rata, and 85% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) for such period (the sum of subclauses (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

(F) Sixth, 25% to the holders of the Incentive Distribution Rights, Pro Rata, and 75% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv) for such period; and

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(G) Finally, 50% to the holders of the Incentive Distribution Rights, Pro Rata, and 50% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata. Notwithstanding the foregoing provisions in this Section 6.1(c)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (i) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(c)(i) if the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event and the Carrying Value of each Partnership property were equal to zero.

(ii) Except as otherwise provided by Section 6.1(c)(iii) or Section 6.1(c)(iv), Net Termination Loss shall be allocated:

(A) First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, Pro Rata, until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

(B) The balance, if any, to all Unitholders holding Common Units (excluding Unitholders holding Unvested Acquisition Units), Pro Rata.

(iii) Net Termination Loss deemed recognized pursuant to clause (b) of the definition of Net Termination Loss as a result of a Revaluation Event prior to the conversion of the last Outstanding Subordinated Unit and prior to the Liquidation Date shall be allocated:

(A) First, to the Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding equals the Event Issue Value; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account);

(B) Second, to all Unitholders holding Subordinated Units, Pro Rata; provided, however, that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(B) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account); and

(C) The balance, if any, to the Unitholders with positive Adjusted Capital Account balances in proportion to such positive balances (excluding Unitholders holding Unvested Acquisition Units).

(iv) If (A) a Net Termination Loss has been allocated pursuant to Section 6.1(c)(iii), (B) a Net Termination Gain or Net Termination Loss subsequently occurs (other than as a result of a Revaluation Event) prior to the conversion of the last Outstanding Subordinated Unit and (C) after tentatively making all allocations of such Net Termination Gain or Net Termination Loss provided for in Section 6.1 (c)(i) or Section 6.1(c)(ii), as applicable, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction included in such Net Termination Gain or Net Termination Loss, as applicable, shall be specially allocated to all Unitholders in a manner that will, to the maximum extent possible, cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

(d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there isa net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2 (f) and shall be interpreted consistently therewith.

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(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) and other than an allocation pursuant to Section 6.1(d)(i), Section 6.1(d)(vi) and Section 6.1(d)(vii) with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations.

(A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit for a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit within the same taxable period (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

(B) After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable period.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v) Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Unitholders Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

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(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated as determined by the General Partner in accordance with any method permitted under Treasury Regulation Section 1.752-3(a)(3).

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Economic Uniformity; Changes in Law.

(A) At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (1) the number of Final Subordinated Units held by such Partner and (2) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.5(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.

(B) With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.11, after the application of Section 6.1(d)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.11 equaling the product of (1) the Aggregate Quantity of IDR Reset Common Units and (2) the Per Unit Capital Amount for an Initial Common Unit.

(C) With respect to any taxable period during which an IDR Reset Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Common Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.

(D) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

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(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. In exercising its discretion under this Section 6.1(d)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1 (d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xii) Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A) The General Partner shall allocate Additional Book Basis Derivative Items consisting of depreciation, amortization, depletion or any other form of cost recovery (other than Additional Book Basis Derivative Items included in Net Termination Gain or Net Termination Loss) with respect to any Adjusted Property to the Unitholders, Pro Rata, and the holders of Incentive Distribution Rights, all in the same proportion as the Net Termination Gain or Net Termination Loss resulting from the Revaluation Event that gave rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 6.1(c).

(B) If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory (“Disposed of Adjusted Property”) occurs other than in connection with an event giving rise to Net Termination Gain or Net Termination Loss, the General Partner shall allocate (1) items of gross income and gain (aa) away from the holders of Incentive Distribution Rights and (bb) to the Unitholders, or (2) items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the Unitholders pursuant to this Section 6.1(d)(xii)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(d)(xii)(B), the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C) Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive Adjustments shall be allocated in such a manner, as determined by the General Partner, that to the extent possible, the Capital Account balances of the Partners will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(c) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(d)(xii)(C), the General Partner shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders, on the one hand, and holders of the Incentive Distribution Rights, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Partnership’s property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, actual gain or loss) with respect to such Partnership Property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(c)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(c)(i)).

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(D) In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for federal income tax purposes (the “lower tier partnership”), the General Partner may make allocations similar to those described in Sections 6.1(d)(xii) (A) through (C) to the extent the General Partner determines such allocations are necessary to account for the Partnership’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(d)(xii).

(xiii) Special Curative Allocation in Event of Liquidation Prior to End of Subordination Period. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if the Liquidation Date occurs prior to the conversion of the last Outstanding Subordinated Unit, then items of income, gain, loss and deduction for the taxable period that includes the Liquidation Date (and, if necessary, items arising in previous taxable periods to the extent the General Partner determines such items may be so allocated), shall be specially allocated among the Partners in the manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

(xiv) Certain Allocations of General and Administrative Expenses. To the extent that the General Partner funds or agrees to fund any general and administrative expenses or costs incurred by the Partnership, for which the General Partner has not been and will not be reimbursed by the Partnership, items of deduction and loss will be allocated to the General Partner in an amount equal to such unreimbursed general and administrative expenses or costs.

Section 6.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(d)(x)(D)); provided, however, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

(c) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(d) In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

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(e) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f) Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that such items for the period beginning on the Closing Date and ending on the last day of the month in which the last Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the next succeeding month; provided further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder or for the proper administration of the partnership.

(g) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(h) If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 45 days following the end of each Quarter commencing with the Quarter ending on December 31, 2016, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement.

(b) Notwithstanding Section 6.3(a) (but subject to the last sentence of Section 6.3(a)), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners, as determined appropriate under the circumstances by the General Partner.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4 Distributions of Available Cash from Operating Surplus.

(a) During the Subordination Period. Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests or Derivative Partnership Interests issued pursuant to Section 5.6(b):

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(i) First, to all Unitholders holding Common Units (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, to all Unitholders holding Common Units (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v) Fifth, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi) Sixth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii) Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders, Pro Rata (excluding Unitholders holding Unvested Acquisition Units);

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vii ).

(b) After the Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests issued pursuant to Section 5.6(b):

(i) First, to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii) Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(iv) Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(v) Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders (excluding Unitholders holding Unvested Acquisition Units), Pro Rata;

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provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v).

Section 6.5 Distributions of Available Cash from Capital Surplus. Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed, unless the provisions of Section 6.3 require otherwise, to the Unitholders, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a) The Minimum Quarterly Distribution, Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and Target Distributions shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction, the numerator of which is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and the denominator of which is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.11 and Section 6.9.

Section 6.7 Special Provisions Relating to the Holders of Subordinated Units.

(a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.7, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x)(A), 6.7(b) and 6.7(c).

(b) A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Subordinated Units or Retained Converted Subordinated Units would be negative after giving effect to the allocation under Section 5.5(c)(ii)(B).

(c) The holder of a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section 5.7 or Section 11.4 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are represented by Certificates) and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Sections 5.5(c)(ii), 6.1(d)(x) and 6.7(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

Section 6.8 Special Provisions Relating to the Holders of Incentive Distribution Rights.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (1) shall (x) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (y) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (2) shall not (x) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (y) be entitled to any distributions other than as provided in Sections 6.4(a)(v), (vi) and (vii), Sections 6.4(b)(iii), (iv) and (v), and Section 12.4 or (z) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that for the avoidance of doubt, the foregoing shall not preclude the Partnership from making any other payments or distributions in connection with other actions permitted by this Agreement.

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(b) A Unitholder shall not be permitted to transfer an IDR Reset Common Unit (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained IDR Reset Common Units would be negative after giving effect to the allocation under Section 5.5(c)(iii).

(c) A holder of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are evidenced by Certificates) or evidence of the issuance of uncertificated Common Units, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of such holder, until such time as the General Partner determines, based on advice of counsel, that each such IDR Reset Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.8(c), the General Partner may take whatever steps are required to provide economic uniformity to such IDR Reset Common Units in preparation for a transfer of such IDR Reset Common Units, including the application of Section 5.5(c)(iii), Section 6.1(d)(x)(B), or Section 6.1(d)(x)(C); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner, in its capacity as such, shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of officers, employees, agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

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(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests.

(b) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each Record Holder and each other Person who may acquire an interest in a Partnership Interest or that is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Plan of Conversion and the Company’s securities filings that are related to the transactions contemplated by the Plan o f Conversion (collectively, the “Transaction Documents”) (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, or any Affiliate of any of the General Partner of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2 Certificate of Limited Partnership. Upon approval of the Plan of Conversion by the Shareholder’s of BMHM and its Chief Executive Officer filing the Certificate of Conversion with the Secretary of Stat of the State of Delaware, the General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and the Plan of Conversion. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group.

Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4 Reimbursement of and Other Payments to the General Partner.

(a) Except as provided in this Section 7.4, and elsewhere in this Agreement or a management agreement between the General Partner and the Partnership, the General Partner shall not be compensated for its services as a general partner.

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(b) Except as may be otherwise provided for in the Omnibus Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group’s business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. Any allocation of expenses to the Partnership by the General Partner in a manner consistent with its or its Affiliates’ past business practices (whether or not actually reimbursed) shall be deemed to have been made in good faith.

(c) The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or Derivative Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of officers, employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

(d) The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

Section 7.5 Outside Activities.

(a) The General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to its performance as general partner.

(b) Subject to the terms of Section 7.5(c), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Partner. None of any Limited Partner or any other Person shall have any rights by virtue of this Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

(c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty or any other obligation of any type whatsoever of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided that such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

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(d) The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership.

(a) The General Partner or any of its Affiliates may lend to the Partnership Group, and the General Partner may authorize the Partnership Group to borrow from the General Partner or any of its Affiliates, funds needed or desired by the Partnership Group, as determined by the General Partner, for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.

(b) The Partnership may lend or contribute to the General Partner or any affiliate of the General Partner, and any the General Partner or any affiliate of the General Partner may borrow from the Partnership, funds on terms and conditions determined by the General Partner for purposes to advance the business of the Partnership that the General Partner deems unadvisable to carry on within the Partnership Group.

(c) No borrowing by the Partnership Group or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all Partners or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Affiliate of the General Partner, or to any other Indemnitee, with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

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(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement or any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the IPO Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who are bound by this Agreement for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner or to any other Persons who are bound by this Agreement for its good faith reliance on the provisions of this Agreement.

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(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Standards of Conduct; Resolution of Conflicts of Interest and Replacement of Duties.

(a) Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement, or the determination, action or omission has been approved as provided in Section 7.9(b)(i) or Section 7.9(b)(ii), the General Partner, or such Affiliate causing it to do so, shall make such determination or take or decline to take such action in good faith. Whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner makes a determination or takes or declines to take any action, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement or the determination, action or omission has been approved as provided in Section 7.9(b)(ii), the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner shall make such determination or take or decline to take such action in good faith. The foregoing and other lesser standards governing any determination, action or omission provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the General Partner, and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby eliminated, waived and disclaimed), under this Agreement, or any other agreement contemplated hereby or otherwise, or under the Delaware Act or any other law, rule or regulation or at equity. Any determination, action or omission by the General Partner, the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) or any Affiliate of the General Partner will for all purposes be presumed to have been in good faith. In any proceeding brought by or on behalf of the Partnership, any Limited Partner or any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement challenging such determination, action or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in good faith. A determination or the taking or declining to take an action will be conclusively deemed to be in “good faith” for purposes of this Agreement if the Person or Persons making such determination or taking or declining to take such action subjectively believes (i) that the determination or other action is in the best interests of the Partnership, or (ii) in the case of any other provision of this Agreement that provides an express standard or required determination, that such express standard or required determination has been met. Further, a determination that a director satisfies the eligibility requirements to be a member of the Conflicts Committee will be conclusively deemed to be in “good faith” for purposes of this Agreement if the Person or Persons making such determination subjectively believes that such director satisfies the eligibility requirements to be a member of the Conflicts Committee.

(b) Unless a lesser standard is otherwise provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any agreement contemplated herein or therein or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. If the General Partner does not obtain Special Approval or Unitholder approval of a resolution or course of action in respect of a conflict of interest as provided in either clause (i) or clause (ii) of the first sentence of this Section 7.9(b), then any such resolution or course of action shall be governed by Section 7.9(a). Whenever the General Partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for Special Approval, to seek Unitholder approval or to adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination shall be permitted to do so in its sole and absolute discretion. If Special Approval is obtained, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership or by or on behalf of any Person who acquires an interest in a Partnership Interest challenging any action or decision by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval, or challenging any determination by the Board of Directors that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or any such duty.

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(c) Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then (i) the General Partner, or such Affiliate causing it to do so, is entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, (ii) the General Partner, or such Affiliate causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity and (iii) the Person or Persons making such determination or taking or declining to take such action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrases “at its option,” “its sole and absolute discretion” or some variation of those phrases, are used in this Agreement, they indicate that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(d) The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a general or limited partnership.

(e) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to sell or otherwise dispose of, or approve the sale or disposition of, any asset of the Partnership Group other than in the ordinary course of business. Any determination by either the General Partner or any of its Affiliates to enter into such contracts shall, in each case, be at its option.

(g) For the avoidance of doubt, whenever the Board of Directors, any member of the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any member of any such committee, the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of or recommendation to the General Partner, or cause the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the General Partner or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights (but not the obligations) of the General Partner hereunder, including eliminations, waivers and modifications of duties (including any fiduciary duties) to the Partnership, any of its Partners or any other Person who acquires an interest in a Partnership Interest or any other Person bound by this Agreement, and the protections and presumptions set forth in this Agreement.

Section 7.10 Other Matters Concerning the General Partner and Other Indemnitees.

(a) The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

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(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11 Purchase or Sale of Partnership Interests.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.12 Registration Rights of the General Partner and its Affiliates.

(a) Demand Registration. Upon receipt of a Notice from any Holder at any time after the 180th day after the Closing Date, the Partnership shall file with the Commission as promptly as reasonably practicable a registration statement under the Securities Act (each, a “Registration Statement”) providing for the resale of the Registrable Securities identified in such Notice, which may, at the option of the Holder giving such Notice, be a Registration Statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act. The Partnership shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein until the earlier of (i) six months following such Registration Statement’s effective date and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold. In the event one or more Holders request in a Notice to dispose of a number of Registrable Securities that such Holder or Holders reasonably anticipates will result in gross proceeds of at least $30 million in the aggregate pursuant to a Registration Statement in an Underwritten Offering, the Partnership shall retain underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided, however, that the Partnership shall have the exclusive right to select the bookrunning managers. The Partnership and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. In the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.

(b) Piggyback Registration. At any time after the 180th day after the Closing Date, if the Partnership shall propose to file a Registration Statement (other than pursuant to a demand made pursuant to Section 7.12(a)) for an offering of Partnership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Partnership shall notify all Holders of such proposal at least five Business Days before the proposed filing date. The Partnership shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each Holder shall request in a Notice received by the Partnership within two Business Days of such Holder’s receipt of the notice from the Partnership. If the Registration Statement about which the Partnership gives notice under this Section 7.12 (b) is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder’s inclusion of all such Registrable Securities in the Underwritten Offering; provided that, in the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. In connection with any such Underwritten Offering, the Partnership and the Selling Holders involved shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering. The Partnership shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 7.12 (b) prior to the effective date of the Registration Statement or the pricing date of the Underwritten Offering, as applicable.

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(c) Sale Procedures. In connection with its obligations under this Section 7.12, the Partnership shall:

(i) furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Partnership will not have any obligation to provide any document pursuant to clause (B) hereof that is available on the Commission’s website;

(ii) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(iii) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (B) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(iv) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, subject to Section 7.12(f), the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; and

(v) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are customary in such securities offerings.

(d) Suspension. Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 7.12(c)(iv), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by such subsection or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

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(e) Expenses. Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Partnership, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Section 7.12 (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Partnership.

(f) Delay Right. Notwithstanding anything to the contrary herein, if the General Partner determines that the Partnership’s compliance with its obligations in this Section 7.12 would be detrimental to the Partnership because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone compliance with such obligations for a period of not more than six months; provided, however, that such right may not be exercised more than twice in any 24-month period.

(g) Indemnification.

(i) In addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(g) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(ii) Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Partnership, the General Partner, the General Partner’s officers and directors and each Person who controls the Partnership or the General Partner (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement, prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder.

(iii) The provisions of this Section 7.12(g) shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Section 7.12(g) may have pursuant to law, equity, contract or otherwise.

(h) Specific Performance. Damages in the event of breach of Section 7.12 by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

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Section 7.13 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.14 Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) to the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement.

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Partnership Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

Section 8.2 Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

(a) Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(b) Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

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ARTICLE IX TAX MATTERS

Section 9.1 Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted Closing Price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2 (f) without regard to the actual price paid by such transferee.

(b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3 Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Partner.

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ARTICLE X ADMISSION OF PARTNERS

Section 10.1 Admission of Limited Partners.

(a) Upon the issuance by the Partnership of Common Units, Subordinated Units and Incentive Distribution Rights to the General Partner, and the Initial Limited Partner, such Persons shall, by acceptance of such Partnership Interests, and upon becoming the Record Holders of such Partnership Interests, be admitted to the Partnership as Initial Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons.

(b) By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, who shall be subject to Section 10.1(c) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.9.

(c) With respect to any Limited Partner that holds Units representing Limited Partner Interests for another Person’s account (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such Limited Partner shall, in exercising the rights of a Limited Partner in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units at the direction of the Person who is the beneficial owner, and the Partnership shall be entitled to assume such Limited Partner is so acting without further inquiry.

(d) The name and mailing address of each Record Holder shall be listed in the Partnership Register or on the books maintained for such purpose by the Transfer Agent. The General Partner shall update the Partnership Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(e) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).

Section 10.2 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to (a) the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or Section 11.2 or (b) the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Partnership Register or other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

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(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner. If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner; (ii) at any time after 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not elected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Common and Subordinated Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class and Unitholders holding a majority of the outstanding Subordinated Units (if any Subordinated Units are then Outstanding) voting as a class (including, in each case, Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

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Section 11.3 Interest of Departing General Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), and all of its or its Affiliates’ Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates for the benefit of the Partnership. For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

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Section 11.4 Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.

Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for- one basis; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 6.7(c), (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor in accordance with Section 11.3.

Section 11.5 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, to the fullest extent permitted by law, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

(b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a) (iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) the Partnership would not be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

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Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to satisfy liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

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Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8 Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state;

(d) a change that the General Partner determines, (i) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect (except as permitted by subsection (g) of this Section 13.1), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests or Derivative Partnership Interests pursuant to Section 5.6;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

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(k) a merger or conveyance pursuant to Section 14.3(d) or Section 14.3(e); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may propose any amendment pursuant to this Section 13.2 or decline to do so at its option free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in proposing or declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership’s or the Commission’s website.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (x) in the case of a reduction as described in subclause (a) (i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units, or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

(b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(f), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

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Section 13.4 Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send or cause to be sent a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, to the fullest extent permitted by law, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.

Section 13.6 Record Date.

For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7 Postponement and Adjournment.

Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Limited Partner vote shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

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Section 13.9 Quorum and Voting.

Except as otherwise provided by this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) entitled to vote at the meeting shall constitute a quorum at a meeting of Limited Partners of such class or classes. Abstentions and broker non-votes in respect of such Units shall be deemed to be Units present at such meeting for purposes of establishing a quorum. For all matters presented to the Limited Partners holding Outstanding Units at a meeting at which a quorum is present for which no minimum or other vote of Limited Partners is required by any other provision of this Agreement, the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, a majority of the votes cast by the Limited Partners holding Outstanding Units shall be deemed to constitute the act of all Limited Partners (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). On any matter where a minimum or other vote of Limited Partners holding Outstanding Units is provided by any other provision of this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, such minimum or other vote shall be the vote of Limited Partners required to approve such matter (with the effect of abstentions and broker non-votes to be determined based on the vote of Limited Partners required to approve such matter; provided that if the effect of abstentions and broker non-votes is not specified by such applicable rule, regulation or law, and there is no prevailing interpretation of such effect, then abstentions and broker non-votes shall be deemed to not have been cast with respect to such matter; provided further, that, for the avoidance of doubt, with respect to any matter on which this Agreement requires the approval of a specified percentage of the Outstanding Units, abstentions and broker non-votes shall be counted as votes against such matter). The Limited Partners present at a duly called or held meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

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Section 13.12 Right to Vote and Related Matters.

(a) Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) Notwithstanding anything in this Agreement to the contrary, the Record Holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter.

ARTICLE XIV MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation (“Merger Agreement”), as the case may be, in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation.

(a) Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.

(b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i) name and state or country of domicile of each of the business entities proposing to merge or consolidate;

(ii) the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

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(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Limited Partners.

(a) Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement shall direct that the Merger Agreement, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

(b) Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless in the case of the Merger Agreement, the Merger Agreement effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger, certificate of conversion or similar instrument pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership into a new limited liability entity, to merge the Partnership into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

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(f) Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4 Certificate of Merger or Certificate of Conversion. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

Section 14.5 Effect of Merger or Consolidation.

(a) At the effective time of the merger or consolidation:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts

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due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent or exchange agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent or exchange agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent or exchange agent as the Transfer Agent or exchange agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Partnership Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent or exchange agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the Partnership Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

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(c) In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent or exchange agent in exchange for payment of the amount described in Section 15.1(a) therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI GENERAL PROVISIONS

Section 16.1 Addresses and Notices; Written Communications.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Partnership Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Partnership Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b) The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

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Section 16.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7 Third-Party Beneficiaries.

Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 16.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.

Section 16.9 Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, that any claims, suits, actions or proceedings over which the Court of Chancery of the State of Delaware does not have jurisdiction shall be brought in any other court in the State of Delaware having jurisdiction;

(ii) irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the courts of the State of Delaware or of any other court to which proceedings in the courts of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

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(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;

(vi) agrees that if such Partner, Person or Group does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding sought by such Partner, Person or Group, then such Partner, Person or Group shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the Partnership and its Affiliates may incur in connection with such claim, suit, action or proceeding; and

(vii) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

Section 16.10 Invalidity of Provisions.

If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.11 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12 Facsimile and Email Signatures.

The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or other similar electronic format affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

ARMADA ENTERPRISES GP LLC

By:	/s/ George Wight
Name:	George Wight
Title:	Managing General Partner

INITIAL LIMITED PARTNER REPRESENTATIVE:

BIM HOMES, INC.

By:	/s/ Milan Saha
Name:	Milan Saha
Title:	Chief Executive Officer and President

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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

AMONG

ARMADA ENTERPRISES GP LLC,

ARMADA ENTERPRISES LP,

ANDTHE MEMBERS OF:

ELITE MEDIA HOLDINGS, LLC,

WIGHTHALL HOTELS & RESORTS, LLC,

WIGHT INTERNATIONAL CONSTRUCTION, LLC,

DIAMONDSTAR AEROSPOACE, LLC,

AND

ARMADA MARINE HOLDINGS, LLC

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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement (this “Agreement”), to become effective one (1) day after of the effective date of the Conversion, as defined below (the “Effective Time”), Armada Enterprises GP LLC, a Delaware limited liability company (the “General Partner”), Bim Homes, Inc., a Delaware corporation that is converting to Armada Enterprises LP, a Delaware limited partnership (the “Partnership”) pursuant to a plan of conversion, and the respective members of Elite Media Holdings, LLC, a Wyoming limited liability company; Wighthall Hotels & Resorts, LLC, a Delaware limited liability company; Wight International Construction, LLC, a Delaware limited liability company; Diamond Star Aerospace, LLC, a Delaware limited liability company; and Armada Marine Holdings, LLC, a Delaware limited liability company (collectively, the “Operating Entities”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meaning assigned to such terms in Article I and capitalized terms not defined herein shall have the meaning set forth in the Partnership’s Agreement of Limited Partnership.

RECITALS:

WHEREAS, the General Partner through its affiliates directly or indirectly controls the Operating Entities; and

WHEREAS, the General Partner acquired control of Bim Homes, Inc., a Delaware corporation for the purpose of converting it to a Delaware Limited Partnership (the “Conversion”) to be known as Armada Enterprises LP (the “Partnership”) and contributing the Operating Entities to it after the Conversion as set forth in this Agreement; and

WHEREAS, upon completion of the Conversion, the General Partner and the other members of the Operating Entities (“Operating Entity Members”) shall contribute 100% of their interests in the Operating Entities (“Operating Entity Interests”) to the Partnership (the “GP Contribution”) in exchange for the interests in the Partnership as set forth herein and more completely defined in the Partnership’s limited partnership Agreement (“LPA”):

WHEREAS, the GP Contributions shall occur, subject to completion of an audit for each Operating Entity if required, as follows:

1.

100% of the members of Elite Media Holdings, LLC (“Elite Media”), a Wyoming limited liability company, to contribute Elite Media to the Partnership in exchange for the right to receive (i) 12,565,000 Common Units (defined in the LPA), (ii) 50,260,000 Subordinated Units (defined in the LPA), and (iii) a distribution of $1,000,000 from the Sale Leaseback Financings, as defined below (a portion of which is intended to be reimbursement of pre-formation expenditures to the extent permitted by Treas. Reg. 1.707-4(d)) which shall be allocated among them as set forth in Schedule 1 – Elite Media Allocation;

2.

100% of the members of Wighthall Hotels & Resorts, LLC (“Wighthall”), a Delaware limited liability company, to contribute 100% of the interests in Wighthall (the “Wighthall Interests”) to the Partnership in exchange for the right to receive (i) 26,910,000 Common Units (defined in the LPA), (ii) 107,640,000 Subordinated Units (defined in the LPA), and (iii) a distribution of $1,000,000 to be paid from the Sale Leaseback Financings (a portion of which is intended to be reimbursement of pre-formation expenditures to the extent permitted by Treas. Reg. 1.707-4(d)) which shall be allocated among them as set forth in Schedule 1 – Wighthall Allocation;

3.

100% of the members of Wight International Construction, LLC (“Wight Construction”), a Delaware limited liability company, to contribute 100% of the interests in Wight Construction (the “Wight Construction Interests”) to the Partnership in exchange for the right to receive (i) 1,700,000 Common Units (defined in the LPA), (ii) 6,800,000 Subordinated Units (defined in the LPA), and (iii) a distribution of $1,000,000 (a portion of which is intended to be reimbursement of pre-formation expenditures to the extent permitted by Treas. Reg. 1.707-4(d)) which shall be allocated among them as set forth in Schedule 1 – Wight Construction Allocation.

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4.	100% of the members of Diamond Star Aerospace, LLC (“Diamond Star”), a Delaware limited liability company, to contribute 100% of the interests in Diamond Star (the “Diamond Star Interests”) to the Partnership in exchange for the right to receive (i) 255,000 Common Units (defined in the LPA), (ii) 1,020,000 Subordinated Units (defined in the LPA), and (iii) a distribution of $1,000,000 (a portion of which is intended to be reimbursement of pre-formation expenditures to the extent permitted by Treas. Reg. 1.707-4(d)) which shall be allocated among them as set forth in Schedule 1 – Diamond Star Allocation.

5.	100% of the members of Armada Marine Holdings, LLC (“Armada Marine”), a Delaware limited liability company, to contribute 100% of the interests in Armada Marine (“Armada Marine Interest”) to the Partnership in exchange for the right to receive (i) 570,000 Common Units (defined in the LPA), (ii) 2,280,000 Subordinated Units (defined in the LPA), and (iii) a distribution of $1,000,000 (a portion of which is intended to be reimbursement of pre-formation expenditures to the extent permitted by Treas. Reg. 1.707-4(d)) which shall be allocated among them as set forth in Schedule 1 – Wight Construction Allocation.

6.	The General Partner will assign the Sale-Leaseback Commitment (as defined herein) to the Partnership and for at least $750,000,000 (the “Sale Leaseback Financings”);

7.	The Partnership will use the proceeds from Sale Leaseback Financings for purposes including but not limited to: (i) cash reserves to pay LP Unit Distributions), (ii) operating capital for the Operating Entities, (iii) the payments, distributions and issuances to the members of the Operating Companies contemplated by their respective Schedule A Allocations from their respective Contributions and (iv) cash for acquisitions or other accretive transactions (the “Acquisition Payments”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINED TERMS

“Assets” means all of the assets owned by the Operating Entities and the “Assets” as defined in the Assignment and Bill of Sale effective as of the Effective Time, which is intended to cover all assets owned by the Operating Entities but with respect to which no representation is made herein.

“Assignment” means the form of Membership Interest Assignment attached hereto for each of the Contributions as attached at Exhibit A.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means limited partner interests in the Partnership allocated to the Operating Entity Members denoted as Common Units, provided however that such limited partner interests will be Subordinated Units until the closing of the Sale Leaseback Financings after which time such interests will be Common Units.

“Conversion” means the means the plan, as approved by the BMHM board of directors and presented to its shareholders for their unanimous consent on October 28, 2016, to convert BMHM to a Delaware limited partnership, to be known as Armada Enterprises, LP, pursuant to §266 of the Delaware General Corporation Law and §17-217 of the Delaware Revised Uniform Limited Partnership Act, wherein each outstanding share of BMHM common stock is converted to One (1) Common Unit and BMHM’s majority shareholder, Armada Enterprise GP, LLC, is appointed the general partner.

“Contribution Agreements” means collectively (i) this Agreement, (ii) the Assignment and Assumption of the Sale Leaseback Commitment, and (iii) the Contribution, Conveyance and Assumption Agreements dated as of the Effective Time among the Partnership, the General Partner, and each of the Operating Entities.

“Sale Leaseback Commitment” means the sale-leaseback financing commitment in the amount of $500 million USD.

“Effective Time” means 12:01 a.m. on the day following the filing of the Certificate of Conversion for Bim Homes, Inc. to convert to Armada Enterprises LP with the Secretary of State Division of Corporations for the State of Delaware.

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“GAAP” means generally accepted accounting principles in the United States, consistent applied.

“Governmental Authority” means the United States, any foreign county, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Operating Entities” has the meaning set forth in the recitals.

“Operating Entity Interests” means all of the outstanding equity interests in the Operating Entities.

“Operating Entity Members” means all of the Members of the Operating Entities.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership for the Partnership to become effective upon the Conversion.

Subordinated Units” means Subordinated Units, as defined in the Partnership Agreement, representing limited partner interests in the Partnership.

“Transaction Documents” means those documents and instruments to be delivered hereunder by one or more Parties.

ARTICLE II.

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.01 Contribution of the Operating Entity Interests to the Partnership. The General Partner along with all of the respective Operating Entity Members hereby agree to contribute, assign, transfer, set over and deliver to the Partnership, for its own use forever, all of the right, title and interest to and in the Operating Entities, as a capital contribution, which contribution shall be deemed made pursuant to the terms set forth in the Assignment Documents, in exchange for (a) Operating Entity Members receipt of 210,000,000 (i) 42,000,000 Common Units, (ii) 168,000,000 Subordinated Units and (iv) a cash distribution of $5,000,000 to be paid from the Sale Leaseback Financings and (b) the General Partner’s Receipt of the Incentive Distribution Rights in the Partnership. Notwithstanding the foregoing, the LP Units issued denoted as Common Units will be subordinated and only be treated as Common Units after the Partnership closes the Sale Leaseback Financings.

2.03 Distribution by the Partnership. The Parties acknowledge the distribution of $5,000,000 in the aggregate, comprised of net proceeds from Sale Leaseback Financings by the Partnership to Operating Entity Members in accordance with the Contribution Agreements, which shall be allocated in the same percentages as the Common and Subordinated LP Units.

2.04 Payment of Expenses by the Partnership; Cash Distribution by the Partnership to the Property Contributors. The Partnership shall pay the expenses for the Conversion and the Contribution, including but not limited to the audits of the Operating Entities.

ARTICLE III.

ISSUANCE AND ALLOCATION OF LP UNITS

3.01 Issuance and Allocation of LP Units. As each Operating Entity is contributed to the Partnership, pursuant to the this Contribution Agreement and in consideration, for the Operating Entity Interests, the Partnership shall issue to the Operating Entity Members the specified number of Common Units, Subordinated Units, and Acquisition Units set forth in Schedule A for each Operating Entity and for its respective Operating Entity Members. The Common Units will be subordinate until the Partnership closes the Sale Leaseback Financings. The Subordinated LP Units shall become Common LP Units after the end of the Subordination Period as described in the Partnership Agreement.

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ARTICLE IV.

FURTHER ASSURANCES

4.01 Further Assurances. From and after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement or (b) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by the Agreement or intended so to be and more fully and effectively carry out the purposes of this Agreement.

4.02 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that they have used their good faith efforts to identify all of the assets being contributed to the Partnership in connection with the Contributing Interests. However, it is possible that Assets intended to be owned by the Operating Entities were not properly transferred to their respective Operating Entity and therefore are not included in the assets owned by them. To the extent that such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the Partnership (or its successors or assigns).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

5.01 Representations and Warranties of All Parties. Each of the Parties to this Agreement hereby represents and warrants severally as to itself as follows:

(a) Formation and Good Standing. Such Party is a limited partnership or limited liability company, legally formed, validly existing and, to the extent applicable, in good standing under the laws of the state of its formation. Such Party is duly qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(b) Authority, Execution and Enforceability. Such Party has full limited partnership or limited liability company, as applicable, power and authority to enter into this Agreement and the Transaction Documents to be delivered by such Party hereunder and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents to be delivered by such Party hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by such Party. Such Party has duly executed and delivered this Agreement and the Transaction Documents to be delivered by such Party hereunder, and this Agreement and the Transaction Documents to be delivered by such Party hereunder constitute such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

(c) No Conflicts. Neither the execution, delivery nor performance of this Agreement nor the Transaction Documents to be delivered by such Party hereunder by such Party will:

(i) require the approval or consent of any Governmental Authority;

(ii) conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of its certificate of limited partnership, certificate of formation, agreement of limited partnership, limited liability company agreement or other formation and governing documents;

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(iii) result in the material breach or violation by it of any material term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which it is bound or by which its property or business is affected, except for such defaults (or rights of termination, cancellation or acceleration) as to which waivers or consents have been obtained; or

(iv) violate in any material respect any federal, state, local or other governmental law ordinance, or any order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to such Party.

5.02 Certain Other Representations and Warranties. The General Partner hereby represents and warrants that the following statements are true and correct as of the date hereof with regard to each of the Operating Entities.

(a) All of the Operating Entity Interests have been duly authorized, are validly issued and fully paid and, except to the extent provided under the Delaware LLC Act or their respective constitutive documents, non-assessable.

(b) The Operating Entity Interests are not subject to any purchase option, call option, right of first refusal, preemptive right or any similar right whatsoever, except to the extent set forth in their respective constitutive documents.

(c) Each of the respective Operating Entity Members is the record and beneficial owner of its Operating Entity Interest free and clear of all liens, which each of the respective Operating Entity Members of their Operating Entity the sole equity interest in such Operating Entity.

(d) There are no rights or contracts (including options, warrants, calls and preemptive rights) obligating any Operating Entity (A) to issue, sell, pledge, dispose of or encumber any equity interest or any securities convertible, exercisable or exchangeable into any equity interest, (B) to redeem, purchase or acquire in any manner any equity interest or any securities that are convertible, exercisable or exchangeable into any equity interest or (C) to make any dividend or distribution of any kind with respect to any equity interest (or to allow any participation in profits or appreciation in value).

ARTICLE VI.

PRE-EFFECTIVE TIME

RECEIPTS AND CREDITS

6.01 All monies, proceeds, receipts, credits and income attributable to the Operating Entities (as determined in accordance with GAAP consistent with past practices) for all periods of time at, from and after the Effective Time, shall be the sole property and entitlement of the Partnership. In addition, to the extent any of the Operating Entities receives any monies, proceeds, receipts, credits and income (as determined in accordance with GAAP consistent with past practices) for any period of time before the Effective Time, it shall be the sole property and entitlement of the Partnership.

6.02 All invoices, costs and expenses, disbursements and payables attributable to the Operating Entities, including but not limited to audits and preparation of the financial books and records (as determined in accordance with GAAP consistent with past practices) for all periods of time at, from and after the Effective Time, may be paid by the Partnership.

6.03 For avoidance of doubt, any payments pursuant to this Article VI shall not constitute adjustments of the consideration set forth in Section 2.01.

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ARTICLE VII.

MISCELLANEOUS

7.01 Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	if to the General Partner, or an Operating Entity:

Armada Enterprises GP, LLC

40 Wall Street, 28th Floor

New York, NY 10005

(b)	if to the Partnership:

Armada Enterprise LP

c/o Bim Homes, Inc.

40 Wall Street, 28th Floor

New York, NY 10005

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered, when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

7.02 Order of Completion of Transactions. The transactions provided for in Article II, as more fully described in the recitals, shall be completed only after the Conversion is completed and then as the audit for each Operating Entity is completed.

7.03 Costs. The Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes, arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the delivery of any document pursuant to Article IV.

7.04 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

7.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

7.06 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state, without giving effect to conflict of laws principles thereof.

7.09 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

7.10 Amendment or Modification. The Agreement may be amended or modified from time to time only by the written agreement of all of the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

7.11 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date hereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

The “Partnership”

Bim Homes, Inc.

By:
Name:	Milan Saha
Title:	CEO

The “General Partner”

Armada Enterprises GP, LLC

By:
Name:	George Wight
Title:	Managing General Partner

Operating Entity Members Representative

Armada Enterprises GP

By:
George Wight, Managing General Partner

[Signature Page to Contribution Agreement]

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EXHIBIT A – Elite Media Interest

Form of Membership Interest Assignment

This Membership Interest Assignment (this “Assignment”) is from the members of Diamond Star Aerospace, LLC, a Delaware limited liability company (“Assignor”), to Armada Enterprises LP, a Delaware limited partnership (“Assignee”), and is effective as of the Effective Time as defined in the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as when the Assignee’s conversion from Bim Homes, Inc., a Delaware corporation, to Armada Enterprises LP, a Delaware limited partnership is effective (the “Effective Time”).

RECITALS

WHEREAS, Assignors owns all of the membership interests (the “Interest”) of Diamond Star Aerospace, LLC, a Delaware limited liability company (the “Company”), and desires to assign its ownership of such company to Assignee, and Assignee desires to acquire ownership of the Company from Assignor.

WHEREAS, Assignor and Assignee and certain other parties have entered into that the Contribution Agreement, pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to Assignee all of its right, title and interest in and to (among other things) the Interest.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2.

ASSIGNMENT AND ASSUMPTION

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of the Interest, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time.

Section 2.2 Assumption. Assignee hereby assumes, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Interest, whether arising before or after the Effective Time.

Section 2.3 Other Matters. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment, and Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in the Company, and it ceases to be a member of the Company.

ARTICLE 3.

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Interest pursuant to this Assignment is made expressly subject to all restrictions set forth in the limited liability company agreement of the Company.

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(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE COMPANY’S ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM THE COMPANY’S ASSETS, (C) THE SUITABILITY OF THE COMPANY’S ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE COMPANY’S ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANY’S ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE COMPANY AND ITS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE COMPANY AND ITS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE COMPANY OR ITS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE INTEREST IS CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTEREST AND THE COMPANY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

ARTICLE 4.

MISCELLANEOUS

Section 4.1 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 4.2 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

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EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

“Assignors”

The Members of Elite Media Holdings, LLC

Represented by its General Manager:

Armada Enterprises GP, LLC

By:
George Wight
Managing General Partner

“Assignee”

Armada Enterprise LP

By:	Armada Enterprise GP, LLC

By:
George Wight
Managing General Partner

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EXHIBIT A – Wighthall Interest

Form of Membership Interest Assignment

This Membership Interest Assignment (this “Assignment”) is from the members of Armada Marine Holdings, LLC, a Delaware limited liability company (“Assignor”), to Armada Enterprises LP, a Delaware limited partnership (“Assignee”), and is effective as of the Effective Time as defined in the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as when the Assignee’s conversion from Bim Homes, Inc., a Delaware corporation, to Armada Enterprises LP, a Delaware limited partnership is effective (the “Effective Time”).

RECITALS

WHEREAS, Assignors owns all of the membership interests (the “Interest”) of Armada Marine Holdings, LLC, a Delaware limited liability company (the “Company”), and desires to assign its ownership of such company to Assignee, and Assignee desires to acquire ownership of the Company from Assignor.

WHEREAS, Assignor and Assignee and certain other parties have entered into that the Contribution Agreement, pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to Assignee all of its right, title and interest in and to (among other things) the Interest.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2.

ASSIGNMENT AND ASSUMPTION

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of the Interest, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time.

Section 2.2 Assumption. Assignee hereby assumes, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Interest, whether arising before or after the Effective Time.

Section 2.3 Other Matters. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment, and Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in the Company, and it ceases to be a member of the Company.

ARTICLE 3.

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Interest pursuant to this Assignment is made expressly subject to all restrictions set forth in the limited liability company agreement of the Company.

D-79

(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE COMPANY’S ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM THE COMPANY’S ASSETS, (C) THE SUITABILITY OF THE COMPANY’S ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE COMPANY’S ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANY’S ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE COMPANY AND ITS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE COMPANY AND ITS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE COMPANY OR ITS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE INTEREST IS CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTEREST AND THE COMPANY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

ARTICLE 4.

MISCELLANEOUS

Section 4.1 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 4.2 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

D-80

EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

“Assignors”

The Members of Wighthall Hotels & Resorts, LLC

Represented by its General Manager:

Armada Enterprises GP, LLC

By:
George Wight
Managing General Partner

“Assignee”

Armada Enterprise LP

By:	Armada Enterprise GP, LLC

By:
George Wight
Managing General Partner

D-81

EXHIBIT A – Wight Construction Interest

Form of Membership Interest Assignment

This Membership Interest Assignment (this “Assignment”) is from the members of Wight International Construction, LLC, a Delaware limited liability company (“Assignor”), to Armada Enterprises LP, a Delaware limited partnership (“Assignee”), and is effective as of the Effective Time as defined in the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as when the Assignee’s conversion from Bim Homes, Inc., a Delaware corporation, to Armada Enterprises LP, a Delaware limited partnership is effective (the “Effective Time”).

RECITALS

WHEREAS, Assignors owns all of the membership interests (the “Interest”) of Wight International Construction, LLC, a Delaware limited liability company (the “Company”), and desires to assign its ownership of such company to Assignee, and Assignee desires to acquire ownership of the Company from Assignor.

WHEREAS, Assignor and Assignee and certain other parties have entered into that the Contribution Agreement, pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to Assignee all of its right, title and interest in and to (among other things) the Interest.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2.

ASSIGNMENT AND ASSUMPTION

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of the Interest, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time.

Section 2.2 Assumption. Assignee hereby assumes, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Interest, whether arising before or after the Effective Time.

Section 2.3 Other Matters. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment, and Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in the Company, and it ceases to be a member of the Company.

ARTICLE 3.

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Interest pursuant to this Assignment is made expressly subject to all restrictions set forth in the limited liability company agreement of the Company.

D-82

(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE COMPANY’S ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM THE COMPANY’S ASSETS, (C) THE SUITABILITY OF THE COMPANY’S ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE COMPANY’S ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANY’S ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE COMPANY AND ITS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE COMPANY AND ITS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE COMPANY OR ITS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE INTEREST IS CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTEREST AND THE COMPANY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

ARTICLE 4.

 MISCELLANEOUS

Section 4.1 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 4.2 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

D-83

EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

“Assignors”

The Members of Wight International Construction, LLC

Represented by its General Manager:

Armada Enterprises GP, LLC

By:
George Wight
Managing General Partner

“Assignee”

Armada Enterprise LP

By:	Armada Enterprise GP, LLC

By:
George Wight
Managing General Partner

D-84

EXHIBIT A – Diamond Star Interest

Form of Membership Interest Assignment

This Membership Interest Assignment (this “Assignment”) is from the members of Diamond Star Aerospace, LLC, LLC, a Delaware limited liability company (“Assignor”), to Armada Enterprises LP, a Delaware limited partnership (“Assignee”), and is effective as of the Effective Time as defined in the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as when the Assignee’s conversion from Bim Homes, Inc., a Delaware corporation, to Armada Enterprises LP, a Delaware limited partnership is effective (the “Effective Time”).

RECITALS

WHEREAS, Assignors owns all of the membership interests (the “Interest”) of Diamond Star Aerospace, LLC, LLC, a Delaware limited liability company (the “Company”), and desires to assign its ownership of such company to Assignee, and Assignee desires to acquire ownership of the Company from Assignor.

WHEREAS, Assignor and Assignee and certain other parties have entered into that the Contribution Agreement, pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to Assignee all of its right, title and interest in and to (among other things) the Interest.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2.

ASSIGNMENT AND ASSUMPTION

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of the Interest, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time.

Section 2.2 Assumption. Assignee hereby assumes, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Interest, whether arising before or after the Effective Time.

Section 2.3 Other Matters. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment, and Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in the Company, and it ceases to be a member of the Company.

ARTICLE 3.

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Interest pursuant to this Assignment is made expressly subject to all restrictions set forth in the limited liability company agreement of the Company.

D-85

(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE COMPANY’S ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM THE COMPANY’S ASSETS, (C) THE SUITABILITY OF THE COMPANY’S ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE COMPANY’S ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANY’S ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE COMPANY AND ITS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE COMPANY AND ITS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE COMPANY OR ITS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE INTEREST IS CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTEREST AND THE COMPANY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

ARTICLE 4.

MISCELLANEOUS

Section 4.1 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 4.2 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

D-86

EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

“Assignors”

The Members of Diamond Star Aerospace, LLC

Represented by its General Manager:

Armada Enterprises GP, LLC

By:
George Wight
Managing General Partner

“Assignee”

Armada Enterprise LP

By:	Armada Enterprise GP, LLC

By:
George Wight
Managing General Partner

D-87

EXHIBIT A – Armada Marine Interest

Form of Membership Interest Assignment

This Membership Interest Assignment (this “Assignment”) is from the members of Armada Marine Holdings, LLC, a Delaware limited liability company (“Assignor”), to Armada Enterprises LP, a Delaware limited partnership (“Assignee”), and is effective as of the Effective Time as defined in the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) as when the Assignee’s conversion from Bim Homes, Inc., a Delaware corporation, to Armada Enterprises LP, a Delaware limited partnership is effective (the “Effective Time”).

RECITALS

WHEREAS, Assignors owns all of the membership interests (the “Interest”) of Armada Marine Holdings, LLC, a Delaware limited liability company (the “Company”), and desires to assign its ownership of such company to Assignee, and Assignee desires to acquire ownership of the Company from Assignor.

WHEREAS, Assignor and Assignee and certain other parties have entered into that the Contribution Agreement, pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to Assignee all of its right, title and interest in and to (among other things) the Interest.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2.

ASSIGNMENT AND ASSUMPTION

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of the Interest, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time.

Section 2.2 Assumption. Assignee hereby assumes, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Interest, whether arising before or after the Effective Time.

Section 2.3 Other Matters. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment, and Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in the Company, and it ceases to be a member of the Company.

ARTICLE 3.

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Interest pursuant to this Assignment is made expressly subject to all restrictions set forth in the limited liability company agreement of the Company.

D-88

(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE COMPANY’S ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM THE COMPANY’S ASSETS, (C) THE SUITABILITY OF THE COMPANY’S ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE COMPANY’S ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANY’S ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE COMPANY AND ITS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE COMPANY AND ITS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE COMPANY OR ITS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE INTEREST AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE INTEREST IS CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTEREST AND THE COMPANY THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

ARTICLE 4.

MISCELLANEOUS

Section 4.1 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 4.2 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

D-89

EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

“Assignors”

The Members of Armada Marine Holdings, LLC

Represented by its General Manager:

Armada Enterprises GP, LLC

By:
George Wight
Managing General Partner

“Assignee”

Armada Enterprise LP

By:	Armada Enterprise GP, LLC

By:
George Wight
Managing General Partner

D-90

Schedule A – Elite Media Allocation

Allocation of Common and Subordinated LP Units to the Members

Elite Media Holdings, LLC in exchange for the Elite Media Interest

LP Units for the Elite Media Interest

Total LP Units	62,825,000

Common LP Units	12,565,000

Subordinated LP	50,260,000

D-91

Schedule A – Wighthall Allocation

Allocation of Common and Subordinated LP Units to the Members

Wighthall Hotels & Resorts, LLC in exchange for the Wighthall Interest

LP Units for the Wighthall Interest

Total LP Units	134,550,000

Common LP Units	26,910,000

Subordinated LP	107,640,000

D-92

Schedule A – Wight Construction Allocation

Allocation of Common and Subordinated LP Units to the Members

Wight International Construction, LLC in exchange for the Wight Construction Interest

LP Units for the Wight Construction Interest

Total LP Units	8,500,000

Common LP Units	1,700,000

Subordinated LP Units	6,800,000

D-93

Schedule A – Diamond Star Allocation

Allocation of Common and Subordinated LP Units to the Members

Diamond Star Aerospace, LLC in exchange for the Diamond Star Interest

LP Units for the Diamond Star Interest

Total LP Units	1,275,000

Common LP Units	255,000

Subordinated LP	1,020,000

D-94

Schedule A – Armada Marine Allocation

Allocation of Common and Subordinated LP Units to the Members

Armada Marine Holdings, LLC in exchange for the Armada Marine Holdings, LLC Interest

LP Units for the Armada Marine Holdings, LLC Interest

Total LP Units	2,850,000

Common LP Units	570,000

Subordinated LP	2,280,000

D-95

SERVICES AGREEMENT

BY AND BETWEEN

ARMADA ENTERPRISES GP, LLC

AND

ARMADA ENTERPRISES, LP

D-96

ARTICLE 5 MISCELLANEOUS		7
Section 5.1	Choice of Law; Submission to Jurisdiction	7
Section 5.2	Notice	7
Section 5.3	Entire Agreement	7
Section 5.4	Term	7
Section 5.5	Termination	7
Section 5.6	Effect of Waiver or Consent	7
Section 5.7	Amendment or Modification	8
Section 5.8	Assignment; Third Party Beneficiaries	8
Section 5.9	Counterparts	8
Section 5.10	Severability	8
Section 5.11	Gender, Parts, Articles and Sections	8
Section 5.12	Further Assurances	8
Section 5.13	Withholding or Granting of Consent	8
Section 5.14	Laws and Regulations	8
Section 5.15	Negation of Rights of Limited Partners, Assignees and Third Parties	8
Section 5.16	No Recourse Against Officers or Directors	8
Section 5.17	Construction	8

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SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) is effective as of ____________ (the “Effective Date”) by and between ARMADA ENTERPRISES GP, LLC, a Delaware limited liability company (“GP”), and ARMADA ENTERPRISE PARTNERS LP, a Delaware limited partnership (“AELP”). GP and AELP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AELP desires to engage GP, as an independent contractor, to provide services to AELP, and GP desires to be so engaged; and

WHEREAS, the services of GP are an integral part of and essential to the ability of AELP to manage the assets and operations that are the business of AELP, which shall include but not be limited to all executive management, accounting, legal, cash management, corporate finance and other management and administrative services necessary and appropriate, in GP’s sole discretion, to conduct the business of AELP and by executing this Services Agreement AELP undertakes to execute work that is part of its business and occupations.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, AELP and GP hereby agree as follows:

DEFINITIONS

Unless the context otherwise requires, each defined term shall be equally applicable both to the singular and the plural forms of the term so defined. When used in this Agreement, the following terms have the following meanings (other defined terms may be found elsewhere in this Agreement):

“Action” means any action, suit, arbitration, inquiry, proceeding, investigation, condemnation, or audit by or before any court or other Governmental Entity or any arbitrator or panel of arbitrators.

“Affiliate” means, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the Partnership Group, on the one hand, and GP and its Affiliates, on the other hand, shall not be deemed to be Affiliates of each other for purposes of this Agreement.

“Agreement” means this Services Agreement (including any schedules, exhibits or attachments hereto) as amended, supplemented or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by Law to be closed.

“Cause” has the meaning given such term in the Partnership.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (ii) the dissolution or liquidation of the Applicable Person; (iii) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (iv) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (iii) above.

“Common Unit” has the meaning given such term in the Partnership.

“Conflicts Committee” has the meaning given such term in the Partnership.

“Effective Date” has the meaning given such term in the introduction to this Agreement.

“G&A Fixed Fee” means the amount set forth on Schedule A hereto, which amount may be increased by the GP from time to time. In the event that AELP makes any acquisitions of assets or businesses or the business of AELP otherwise expands following the date of this Agreement, then the G&A Fixed Fee amount shall be appropriately increased by amending Schedule A to this Agreement in order to account for adjustments in the nature and extent of the general and administrative services by GP to AELP, with any such increase in the G&A Fixed Fee subject to the approval of the Conflicts Committee. The G&A fixed fee may also be increased to pay the compensation of appointed GP board members, officers or professional service providers.

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“GAAP” means accounting principles generally accepted in the United States as promulgated by the Financial Accounting Standards Board, or its predecessors or successors, consistently applied.

“Governmental Entity” shall mean any court, governmental department, commission, council, board, agency, bureau or other instrumentality of the United States of America, any foreign jurisdiction, or any state, provincial, county, municipality or local governmental unit thereof, including any taxing authority.

“GP Indemnified Parties” has the meaning given such term in Section 3.2.

“Indemnified Party” has the meaning given such term in Section 3.4.

“Indemnifying Party” has the meaning given such term in Section 3.4.

“Indemnity Demand” has the meaning given such term in Section 3.4.

“Law” means all applicable laws, statutes, rules, regulations, codes, ordinances, permits, variances, judgments, injunctions, orders and licenses of a Governmental Entity having jurisdiction over the assets or the properties of the Parties and the operations thereof.

“Loss” means any and all debts, losses, liabilities, duties, claims, damages, obligations, payments (including those arising out of any demand, assessment, settlement, judgment, or compromise relating to any actual or threatened Action), costs and reasonable expenses including any reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending any Action, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown.

“Partnership Agreement” means the Agreement of Limited Partnership of AELP, dated as of September 30, 2016, as amended from time to time.

“Partnership Group” means AELP and its Subsidiaries.

“Party(ies)” has the meaning given such term in the introduction to this Agreement.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), master limited partnership, joint venture, association, joint stock company, trust, incorporated organization or Governmental Entity or any department or agency thereof.

“Services” has the meaning given such term in Section 2.1(a).

“Subsidiary” has the meaning given such term in the Partnership.

“Third Party” means a Person other than (a) GP, (b) AELP, or (c) any of their respective Affiliates.

“Third Party Claim” has the meaning given such term in Section 3.4.

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person.

“AELP Assets” means all assets owned by or necessary for the operation of the business, properties or assets of any member of the Partnership Group.

“AELP Indemnified Parties” has the meaning given such term in Section 3.3(a).

ARTICLE 1

ENGAGEMENT AND RELATIONSHIP OF PARTIES

Section 1.1 Engagement of GP. AELP hereby engages GP to act as an independent contractor, and appoints GP as its agent with full power and authority, to perform the Services in accordance with the terms and conditions of this Agreement. GP hereby accepts such engagement and agrees to provide or cause to be provided the Services in accordance with the terms and conditions, and subject to the limitations, set forth in this Agreement.

Section 1.2 Relationship of the Parties. GP shall perform and execute the provisions of this Agreement as an independent contractor to AELP. This Agreement is not intended to and does not create a partnership, joint venture or other relationship creating fiduciary, quasi-fiduciary or similar duties and obligations between the Parties or any of their Affiliates and does not effect GP’s status as the general partner of AELP nor does it effect any of GP’s interests in AELP. Subject to the terms of this Agreement, GP shall perform the Services according to GP’s own means and methods of work, which shall be in the exclusive charge and control of GP.

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ARTICLE 2

SERVICES AND REIMBURSEMENT

Section 2.1 Services.

(a) GP hereby agrees to provide AELP with certain executive, general and administrative services, including but not limited to legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes and engineering (the “Services”). As consideration for the performance of the Services, AELP shall pay GP Two Percent (2%) of AELP’s Operating Surplus, as defined in the Partnership Agreement.

(b) AELP hereby agrees to reimburse GP (or at the direction of GP, any Affiliate of GP) for all expenses and expenditures it incurs or payments it makes on behalf of AELP for general and administrative services as follows:

(i) with respect to services provided by executive officers and other employees devoting less than a majority of their time to the Partnership Group, AELP hereby agrees to pay the G&A Fixed Fee amount; and

(ii) with respect to all other general and administrative services, AELP hereby agrees to reimburse GP at cost for all expenses and expenditures it incurs or payments it makes on behalf of AELP, including the cost of employee benefits for such personnel.

(c) Without duplication of Section 2.1(b)(ii), AELP hereby agrees to reimburse GP (or at the direction of GP, any Affiliate of GP) at cost for all other expenses and expenditures it incurs or payments it makes on behalf of AELP, including, but not limited to (i) salaries of operational personnel performing services on AELP’s behalf and the cost of employee benefits for such personnel, (ii) capital expenditures, (iii) maintenance and repair costs and (iv) taxes.

(d) GP shall be entitled to allocate any such expenses and expenditures between AELP, on the one hand, and GP, on the other hand, in accordance with the foregoing provisions on any reasonable basis.

Section 2.2 Personnel. GP shall provide, or cause to be provided, personnel to staff and perform the Services, which may be accomplished to the extent necessary (a) by employees of GP or Affiliates of GP, (b) by a subsidiary of AELP, or (c) by contractors hired by GP.

Section 2.3 Ownership of Property. The Parties agree and acknowledge that GP shall have no direct ownership interest in the AELP Assets (nor in any of the equipment, materials or other property related thereto and purchased by AELP or its Subsidiaries either directly or on behalf of AELP or such Subsidiaries by GP), and that neither GP, nor any Affiliate of GP, shall be deemed to have any direct or indirect ownership interest in the AELP Assets (or in any equipment, materials and other property related thereto and purchased by any member of the Partnership Group either directly or on behalf of such member of the Partnership Group by GP) as a result of the terms of this Agreement. The Parties further agree that notwithstanding any member of the Partnership Group’s ownership of any equipment, materials and other property related to AELP Assets, GP shall have the right to use such equipment, materials and other property in its operation of the AELP Assets and its provision of the Services under this Agreement. Notwithstanding anything in this Agreement to the contrary, any reimbursement of costs incurred with respect to any equipment, materials or other property owned by GP shall not affect GP’s ownership of such equipment, materials or other property, regardless of whether any such equipment, materials or other property has been improved or enhanced thereby.

Section 2.4 Reimbursement for Insurance. AELP hereby agrees to reimburse (or to cause its Affiliates to reimburse) GP or its Affiliates, as applicable, for all expenses it incurs or payments it makes on behalf of AELP and the Partnership Indemnitees for (i) insurance coverage with respect to the AELP Assets, (ii) insurance coverage with respect to claims related to fiduciary obligations of officers, directors and control persons of AELP, and (iii) insurance coverage with respect to claims under federal and state securities laws.

Section 2.5 Limitations on Reimbursement.

(a) The obligation of AELP to reimburse GP and its Subsidiaries pursuant to Section 3.2 shall not be subject to any monetary limitation.

ARTICLE 3

LIABILITY STANDARD AND INDEMNIFICATION

Section 3.1 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT (A) GP SHALL NOT BE LIABLE TO ANY AELP INDEMNIFIED PARTY FOR ANY EXEMPLARY, PUNITIVE, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, SAVE AND EXCEPT SUCH DAMAGES PAYABLE WITH RESPECT TO THIRD PARTY CLAIMS FOR WHICH GP IS OBLIGATED TO PROVIDE INDEMNIFICATION UNDER SECTION 3.3 AND (B) AELP SHALL NOT BE LIABLE TO ANY GP INDEMNIFIED PARTY FOR ANY EXEMPLARY, PUNITIVE, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, SAVE AND EXCEPT SUCH DAMAGES PAYABLE WITH RESPECT TO THIRD PARTY CLAIMS FOR WHICH AELP IS OBLIGATED TO PROVIDE INDEMNIFICATION UNDER SECTION 3.2.

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Section 3.2 Indemnification of GP.

(a) Subject to Section 3.1 and Section 3.3, AELP shall indemnify, protect, defend, release and hold harmless GP and its Affiliates and their respective directors, officers, managers, members, and legal representatives (together with GP, the “GP Indemnified Parties”) from and against any and all Losses suffered by GP Indemnified Parties as a result of, caused by, or arising out of (i) any breach of a representation and warranty of AELP in this Agreement, (ii) any breach of any covenant of AELP under this Agreement, (iii) the sole, joint or concurrent negligence, gross negligence or willful misconduct of AELP, or (iv) GP’s performance of the Services, including GP’s sole, joint or concurrent negligence (but excluding, to the extent provided in Section 3.3, the gross negligence or willful misconduct of GP) in connection therewith; provided, however, that AELP shall have no indemnity or defense obligations to GP Indemnified Parties with respect to matters for which GP is required to indemnify or defend AELP Indemnified Parties pursuant to Section 3.3.

(b) No statute, rule, or regulation that precludes an injured party from bringing an action against a fellow employee or employer shall preclude a GP Indemnified Party from seeking and obtaining a judicial determination of the fault or negligence of such natural Persons for purposes of this Section.

Section 3.3 Indemnification of AELP.

(a) Subject to Section 3.1, GP shall indemnify, protect, defend, release and hold harmless AELP and its Affiliates and their respective directors, officers, managers, members and legal representatives (together with AELP, the “AELP Indemnified Parties”) from and against any and all Losses suffered by AELP Indemnified Parties as a result of, caused by, or arising out of (i) any breach of a representation or warranty of GP in this Agreement, or (ii) the gross negligence or willful misconduct of GP in its performance or failure to perform any Services under this Agreement.

(b) No statute, rule, or regulation that precludes an injured party from bringing an action against a fellow employee or employer shall preclude an AELP Indemnified Party from seeking and obtaining a judicial determination of the fault or negligence of such natural Persons for purposes of this Section.

Section 3.4 Indemnification Demands. Each Party hereunder agrees that promptly upon its discovery of facts giving rise to a demand for indemnity under the provisions of this Agreement, including receipt by it of a demand or Action by any Third Party (a “Third Party Claim”), with respect to any matter as to which an GP Indemnified Party or an AELP Indemnified Party as applicable (each, an “Indemnified Party”) asserts a right to indemnity under the provisions of this Agreement, it will give notice promptly thereof in writing to the Party against which such a right is being asserted (the “Indemnifying Party”), together with a statement of such information respecting any of the foregoing as it shall have reasonable access to and including a formal demand for indemnification under this Agreement (an “Indemnity Demand”). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any Indemnity Demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement and such failure materially and adversely affects the ability of the Indemnifying Party or its counsel to defend against such matter and to make a timely response thereto including any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Indemnity Demand.

Section 3.5 Right to Contest and Defend Third Party Claims.

(a) The Indemnifying Party shall be entitled, at its cost and expense, to contest and defend, by all appropriate legal proceedings, any Third Party Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, that notice of its admission that such Third Party Claim is subject to indemnity hereunder and its intention to so contest shall be delivered by the Indemnifying Party to the Indemnified Party within twenty (20) days from the date of receipt by the Indemnifying Party of the Indemnity Demand. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Indemnifying Party and not reasonably objected to by the Indemnified Party, but the Indemnified Party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The Indemnifying Party shall have full authority to determine all actions to be taken with respect to such Third Party Claim; provided, however, that the Indemnifying Party will not have the authority to subject the Indemnified Party to any obligation, other than the performance of purely ministerial tasks or obligations not involving material expense. If the Indemnifying Party does not elect to contest and defend any such Third Party Claim as provided herein, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party. If the Indemnifying Party shall have assumed the defense of such Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely and unconditionally in connection with such Third Party Claim, which involves no finding or admission of liability, violation of Law, or other adverse matter by the Indemnified Party and which would not otherwise adversely affect the Indemnified Party.

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(b) Notwithstanding the foregoing in Section 3.5(a), the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related Third Party Claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

Section 3.6 Cooperation. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person, and the Indemnifying Party will reimburse the Indemnified Party for any expenses incurred by it in so cooperating. At no cost or expense to the Indemnified Party, the Indemnifying Party shall cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim.

Section 3.7 Right to Participate. If the Indemnifying Party does not properly elect to contest and defend a Third Party Claim as provided herein, the Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including any Governmental Entity, asserting any Third Party Claim against the Indemnified Party or conferences with representatives of or counsel for such Persons.

Section 3.8 Payment of Damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days as and when reasonably specific bills are received or Loss is incurred and reasonable evidence thereof is delivered. In calculating any amount to be paid by an Indemnifying Party by reason of the provisions of this Agreement, the amount shall be reduced by all cash tax benefits and other cash reimbursements (including insurance proceeds) actually received by the Indemnified Party related to the Losses.

Section 3.9 Sole Remedy. No Party shall have any liability under this Agreement except as is provided in this Agreement (other than claims or causes of action arising from fraud).

ARTICLE 4

INSURANCE

Section 4.1 Insurance Obtained and Provided by GP.

(a) On behalf of AELP, GP shall obtain and maintain (or cause to be obtained and maintained) at all times during the term of this Agreement reasonable insurance coverage for the Partnership Group and the AELP Assets that GP determines is necessary or appropriate. Such insurance shall be procured from reputable insurance companies.

(b) The Parties agree that the costs reasonably allocated to any insurance described in Section 4.1(a) (including applicable deductibles and self-insured retentions) that is obtained and maintained on behalf of the Partnership Group by GP’s making available for the benefit of AELP or any of its Subsidiaries the insurance of any of its Affiliates, shall be reimbursed to GP by AELP, or if appropriate otherwise directly charged to AELP.

Section 4.2 Other Requirements. For insurance coverages obtained pursuant to Section 4.1, GP will provide that the applicable insurer shall waive any right of recovery, under subrogation or otherwise, which the insurer may have or acquire against GP and its Affiliates, the Partnership Group and their respective directors, partners, officers, agents or employees for claims under such policies. All such coverage shall, where applicable, name the Partnership Group and its and their respective Affiliates or GP and its Affiliates, as applicable, as additional insureds, or as named insureds. Such insurance shall, to the extent of GP’s or AELP’s indemnity obligations, be primary and non-contributing to any other insurance that is available to AELP or GP. All insurance coverage obtained by GP in relation to this Agreement shall be endorsed to provide that cancellation, termination or other material change shall not be effective without thirty (30) days prior written notice to AELP excepting only cancellation for non-payment of premium where such notice period shall be ten (10) days.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Delaware.

Section 5.2 Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.2.

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For notices to AELP:

40 Wall Street, 28th Floor

New York, NY 10005

For notices to GP:

40 Wall Street, 28th Floor

New York, NY 10005

Attention: General Counsel

Section 5.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 5.4 Term. This Agreement shall remain in full force and effect until December 31, 2015, at which time this Agreement shall automatically evergreen and renew for successive one year terms unless either party gives written notice no less than 120 days prior to the end of the calendar year in which such termination shall occur.

Section 5.5 Termination. Notwithstanding any other provision of this Agreement, if GP is removed as general partner of AELP under circumstances where Cause does not exist and Units held by GP and its Affiliates are not voted in favor of such removal, this Agreement, may immediately thereupon be terminated by either Party. This Agreement shall also terminate upon a Change of Control of GP or AELP.

Section 5.6 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 5.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of the Parties; provided, however, that AELP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of GP, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

Section 5.8 Assignment; Third Party Beneficiaries. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties. Each of the Parties hereto specifically intends that GP and its Affiliates and AELP and each entity comprising the Partnership Group, as applicable, whether or not a Party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 5.11 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 5.12 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

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Section 5.13 Withholding or Granting of Consent. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 5.14 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 5.15 Negation of Rights of Limited Partners, Assignees and Third Parties. The provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, or Third Party assignee of GP, any member of the Partnership Group or other Person shall have the right, separate and apart from GP or AELP, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

Section 5.16 No Recourse Against Officers or Directors. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of GP or any member of the Partnership Group.

Section 5.17 Construction.

(a) All article, section and exhibit references used in this Agreement are to articles, sections and exhibits of and to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neuter genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The phrase “ordinary course of business” shall mean, with respect to a particular Person, the ordinary course of business of such Person consistent with past practice in all material respects. All references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law.

(c) The Parties acknowledge that each Member and its attorneys have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) All references to currency and “$” herein shall be to, and all payments required hereunder shall be paid in, United States dollars.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, as of the date of the statement to which such term refers.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

GP:	ARMADA ENTERPRISES GP, LLC
a Delaware limited liability company

By:
	Name:	George Wight
	Title:	Managing General Partner

AELP:	ARMADA ENTERPRISES LP
a Delaware limited partnership
By: ARMADA ENTERPRISES GP, LLC
a Delaware limited liability company

By:
	Name:	George Wight
	Title:	Managing General Partner

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SCHEDULE A

G&A FIXED FEE

For the period commencing on the effective date through December 31, 2017, the G&A Fixed Fee shall be $2,000,000.

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